UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee  37201
(615) 744-3700

March [ ● ], 2018

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, which will be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, on Tuesday, April 17, 2018, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend this meeting, and I look forward to seeing you.

This notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2017 and the first quarter of 2018, as well as our plans for the future.  Your attention is directed to the proxy statement and notice of meeting accompanying this letter for more information regarding the matters proposed to be acted upon at the meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. We are constantly focused on improving the ways shareholders connect with information about Pinnacle, and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.

Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please vote and submit your proxy as soon as possible via the Internet, by phone, or if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. This will not prevent you from voting in person at the meeting, but will help to secure a quorum and avoid added solicitation costs.  If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,

M. Terry Turner
President and Chief Executive Officer

(Intentionally left blank)

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee  37201
(615) 744-3700

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 17, 2018

The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the "Company") will be held on Tuesday, April 17, 2018, at 11:00 a.m., CDT in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201 for the following purposes:

(1)	To elect seventeen persons to serve as directors for a term of one year until the due election and qualification of their successors;

(2)	To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018;

(3)	To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement that accompanies this notice;

(4)
To approve an amendment to the Amended and Restated Charter of the Company to increase the number of authorized shares of the Company’s capital stock from 100,000,000 to 190,000,000, 180,000,000 of which shall be common stock and 10,000,000 shall be preferred stock;

(5)	To approve the Company’s 2018 Omnibus Equity Incentive Plan; and

(6)	To transact any other business as may properly come before the meeting.

The Board of Directors has set the close of business on February 23, 2018, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our shareholders instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2017 Annual Report and proxy card.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders are present whether in person or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.  Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,

Hugh M. Queener, Corporate Secretary
Nashville, Tennessee
March [ ● ], 2018

Pinnacle Financial Partners, Inc.                                    Page 1

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee  37201
(615) 744-3700

* * * * * * * * *

PROXY STATEMENT FOR 2018 ANNUAL MEETING

* * * * * * * * *

The Board of Directors (the "Board") of Pinnacle Financial Partners, Inc. (the "Company") has made this proxy statement and accompanying proxy card available to you on the Internet, or upon your request, has delivered such materials to you in printed form in connection with its solicitation of proxies for use at the 2018 Annual Meeting of Shareholders (the "Meeting") to be held at 11:00 a.m. CDT on Tuesday, April 17, 2018 in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, and at any adjournments of the Meeting.  The Board is soliciting proxies for the purposes set forth in the notice the Company mailed to you on or about March [ ● ], 2018 (the "Notice of Internet Availability of Proxy Materials").

The purposes of the Meeting are:

(i)
To elect seventeen directors for a term of one year and until their successors are elected and qualified as our Corporate Governance Guidelines and Charter require all directors to be elected annually;

(ii)	To ratify the appointment of the Company's independent registered public accounting firm;

(iii)	To approve, on an annual, non-binding, advisory basis, the compensation of the Company's named executive officers as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(iv)
To approve an amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of the Company’s capital stock in order provide additional capacity for the issuance of the Company’s Common Stock , including in connection with any potential transaction that may become available to the Company in the future;

(v)	To approve the Company’s 2018 Omnibus Equity Incentive Plan so that the Company can continue a long-standing practice of awarding equity compensation to all of its employees and directors; and

(vi)	To transact such other business as may properly be brought before the Meeting.

The close of business on February 23, 2018 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.  We first mailed the Notice of Internet Availability of Proxy Materials to our shareholders on or about March [ ● ], 2018.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 17, 2018:

 As outlined in the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and the Company's 2017 Annual Report are available on the Internet at http://materials.proxyvote.com/72346Q.

As of the close of business on the record date, the Company had 90,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), authorized, of which [ ● ] shares were issued and outstanding, and 10,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), authorized, of which no shares were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters presented at the Meeting.

Pinnacle Financial Partners, Inc.                                    Page 2

IMPORTANT MEETING AND VOTING INFORMATION

Proxy Voting Procedures

If you properly vote and submit your proxy card, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you submit your executed proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:

·	FOR the election of the director nominees;

·	FOR the ratification of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018;

·	FOR the non-binding, advisory approval of the compensation of the Company's named executive officers as disclosed in this proxy statement

·
FOR an amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of the Company’s capital stock from 100,000,000 to 190,000,000, of which 180,000,000 shall be Common Stock and 10,000,0000 shall be Preferred Stock;

·	FOR approval of the Company’s 2018 Omnibus Equity Incentive Plan; and

·	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.

If any nominee for election to the Board named in this proxy statement becomes unavailable or unwilling to serve for any reason, the proxy will be voted FOR a substitute nominee selected by the Board.

You may also vote in person by attending the Meeting to be held at 11:00 a.m. CDT on Tuesday, April 17, 2018 in our offices on the eighth floor of the Pinnacle at Symphony Place located at 150 Third Avenue South, Nashville, Tennessee 37201.  Please be aware that cameras and other recording equipment will not be allowed in the Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by casting a new vote by telephone or Internet (only your last proxy submitted prior to the Meeting will be counted).  You may also revoke your proxy by attending the Meeting and voting in person.  If you hold shares in "street name" and you wish to cast your vote or change your vote at the Meeting, please bring a copy of your brokerage statement reflecting your share ownership as of the record date for the Meeting.

Shareholder Approval Requirements

A quorum will be present at the Meeting if at least [ ● ] shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company's outstanding shares of Common Stock as of the record date.  According to Tennessee law and the Company's Amended and Restated Charter and Amended and Restated Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote "for" or "against" or "abstain" from voting, together with all broker nonvotes will be counted for purposes of determining whether a quorum is present.

Broker Proxies.  Proxies that are returned to us by brokers that have not received instructions to vote on one or more proposals and do not vote on such proposal(s) are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.  Under the rules of the New York Stock Exchange (the "NYSE"), if your broker does not receive instructions from you, your broker will not be able to vote your shares with respect to non-routine matters. The proposals regarding the election of directors, the approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers and the approval of the Company’s 2018 Omnibus Equity Incentive Plan, in each case, as disclosed in this proxy statement, are considered non-routine under the rules of the NYSE and failure to instruct your broker on how to vote on these matters will result in a broker non-vote. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters. The proposals regarding ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 and the approval of an amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of the Company’s capital stock are considered routine and therefore your broker may vote your shares on these matters even if your broker does not receive instructions from you.

Pinnacle Financial Partners, Inc.                                    Page 3

Vote Required to Elect Directors.  As a result of our adopting a majority voting standard for directors at the 2015 annual meeting of shareholders, should a board nominee in an uncontested election fail to receive an affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy, then that nominee, if that individual is an incumbent director, shall tender his or her resignation to the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee following the shareholder vote pursuant to the Company's Corporate Governance Guidelines.  Subsequently, the Company's Nominating and Corporate Governance Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Board within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s).  The Board shall also consider the relevant facts and circumstances when considering whether to accept or reject the Nominating and Corporate Governance Committee's recommendation. Subsequently, the Company shall describe a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission (the "SEC").  Any director who tenders his or her resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process.

Vote Required to Ratify the Appointment of Crowe Horwath LLP as Described in this Proxy Statement, Vote Required to Approve, on a Non-Binding, Advisory Basis, the Compensation of the Company's Named Executive Officers, Vote Required to Approve an Amendment to the Amended and Restated Charter of the Company to Increase the Number of Authorized Shares of the Company’s Capital Stock and Vote Required to Approve the Company’s 2018 Omnibus Equity Incentive Plan.  These matters will be approved if the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against it. A properly executed proxy marked "ABSTAIN" with respect to either of these proposals will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstentions will have no effect on whether these proposals are approved so long as a quorum is present.

A summary of the voting provisions, provided a valid quorum is present or represented at the Meeting, for the above matters is as follows:

Vote	Director recommendation	Routine or Non-routine	Vote Requirement
Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Majority of votes cast either FOR or AGAINST each candidate will determine the result. Director nominees in uncontested elections that fail to receive a majority of votes cast in favor of their election must submit their resignation which may be accepted or rejected by the Board after receiving the recommendation of the Nominating and Corporate Governance Committee.

Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Higher number of shares cast either FOR or AGAINST the proposal will determine the result. ABSTAIN will not impact vote result.
Advisory, non-binding approval of compensation of named executive officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Amendment to increase the number of authorized shares of the Company’s capital stock	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.
Approval of the Company’s 2018 Omnibus Equity Incentive Plan	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.

Proxy Solicitation

Although the Company does not currently plan to engage a proxy solicitation firm for the Meeting, the Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Pinnacle Financial Partners, Inc.                                    Page 4

Shareholder Proposals for Next Year's Meeting

In order for shareholder proposals for the 2019 annual meeting of shareholders to be eligible for inclusion in the Company's 2019 proxy statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, must be received no later than the close of business on November [ ● ], 2018 and must comply with the applicable rules and regulations of the Securities and Exchange Commission and the relevant provisions of the Company’s Bylaws.

A shareholder who intends to raise a proposal to be acted upon at the 2019 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company's 2019 proxy statement, must comply with the advance notice provisions of the Company’s Bylaws. Under the advance notice provisions, a shareholder must give written notice of such proposal to the Secretary of the Company. The Secretary must receive such notice not less than 90 days nor more than 120 days prior to the first anniversary of the Meeting (December 18, 2018 and January 17, 2019, respectively). The shareholder’s submission must include certain specified information concerning the proposal and the shareholder, including such shareholder’s ownership of Common Stock, as described in more detail in the Company’s Bylaws. Shareholders are strongly encouraged to seek advice from legal counsel before submitting a proposal as the Company will not entertain any proposals that do not meet these requirements.

CORPORATE GOVERNANCE

The Company has developed sound corporate governance principles which it believes are essential to running the Company's business efficiently and to maintaining the Company's integrity in the marketplace.

Corporate Governance Guidelines

The Company's Board has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters.  The Board believes such guidelines to be appropriate for the Company in its effort to maintain "best practices" as to corporate governance.  You may access a copy of the Company's Corporate Governance Guidelines by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.  Also, the Company has included other corporate governance documents such as the Audit Committee Charter, Human Resources and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Risk Committee Charter and Code of Conduct on the Company's website as well.

Director Age Limit

The Company's Corporate Governance Guidelines require that any director that is over the age of 75 at the time of the annual meeting of shareholders shall not be nominated to the Board of Directors at that meeting by the Nominating and Corporate Governance Committee. Consequently, Mr. Loughry could not be nominated for another term on the Company's Board of Directors and his current term as a director will expire immediately following the Meeting.

Director Independence

The Board, upon recommendation of the Nominating and Corporate Governance Committee, has determined that each of the following directors is an "independent director" within the meaning of Nasdaq Listing Rule 5605(a)(2):

Abney S. Boxley, III	Charles E. Brock
Renda J. Burkhart	Gregory L. Burns
Marty G. Dickens	Thomas C. Farnsworth
Joseph C. Galante	Glenda Baskin Glover
David B. Ingram	Ed C. Loughry, Jr.
Gary L. Scott	Thomas R. Sloan
Reese L. Smith, III	G. Kennedy Thompson

Conversely, M. Terry Turner, Richard D. Callicutt, II, Robert A. McCabe, Jr. and Ronald L. Samuels are not considered independent.  As a result, the Company considers 78% of its directorate independent at this time. Following the meeting and with Mr. Loughry's departure from the Board, approximately 76% of the board will be considered independent. In determining director independence the Board and the Nominating and Corporate Governance Committee considered the following relationships and transactions:

Pinnacle Financial Partners, Inc.                                    Page 5

·
Under Nasdaq Listing Rule 5605(a)(2), directors may not be determined to be independent if they are an executive officer or have been employed by a company within the three years preceding the determination of independence.  In addition, a director may not be considered independent if the director received more than $120,000 in compensation (other than director fees, certain deferred compensation and retirement payments) from the Company for any twelve-month period during the preceding three years.  Messrs. Turner, Callicutt, McCabe and Samuels are executive officers of the Company, and accordingly, are not considered independent.

·
Mr. Loughry served as Vice Chairman from March 15, 2006, upon the Company's acquisition of Cavalry Bancorp, Inc. ("Cavalry"), until his retirement on December 31, 2007. Mr. Scott was employed by the Company upon the Company's acquisition of Mid-America Bancshares, Inc. on November 30, 2007 until his retirement on October 31, 2008. In its determination that Mr. Loughry and Mr. Scott were independent, the Board and the Nominating and Corporate Governance Committee considered the period of time that had elapsed since Mr. Loughry's and Mr. Scott's retirement, the nature and amount of payments they have received from the Company since their retirement, (including in the case of Mr. Loughry, payments currently received pursuant to a nonqualified, noncontributory supplemental retirement plan established by Cavalry prior to its acquisition by the Company), the nature of their prior positions, and the relatively brief length of their employment with the Company. Mr. Loughry chairs the Community Affairs Committee and also serves on the Executive Committee. Mr. Scott serves as the chairman of the Risk Committee, all members of which are required to be independent.  Mr. Scott also serves on the Nominating and Corporate Governance Committee, all members of which are required to be independent.

In its independence determination, the Board considered that directors, family members of directors and companies in which they serve as executives or controlling shareholders have various banking relationships, including loans, deposits and trust, insurance or investment services relationships with our subsidiary, Pinnacle Bank (the "Bank"), and that such services are provided on non-preferential terms generally available to other customers. Loans that are made to such persons do not involve, at the time made, more than the normal risk of collectability or present other unfavorable features to the Bank. For more information regarding these loans, see "Certain Relationships and Related Party Transactions" of this proxy statement.

In 2017, the independent directors held two meetings at which only independent directors were present (i.e., "executive sessions").  The independent directors determined that the chairman of the Company's Nominating and Corporate Governance Committee will serve as lead independent director and chairman of such executive sessions and at all other meetings of non-management directors. As such, the lead director is responsible for communicating any matters resulting from these executive sessions to management, in most cases to the CEO, pursuant to the instructions of the independent directors. In connection with his appointment as Chairman of the Nominating and Corporate Governance Committee,  Mr. Dickens was appointed and designated as the lead independent director beginning March 1, 2017 and will continue as such until his successor is elected and qualified.

Director Qualifications

The Company's Corporate Governance Guidelines contain certain criteria that apply to nominees for a position on the Company's Board. The Company's Board and its Nominating and Corporate Governance Committee have also adopted procedures for the evaluation of director candidates (the "Nominee Procedures") that contain certain minimum qualifications for candidates, including those candidates identified by the Company's shareholders.  The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board.  Beyond the Nominee Procedures, the Board has not adopted a formal, written diversity policy.  The Board, however, does seek to include directors who, when taken with the other nominees and continuing directors, will create a Board that offers a diversity of professional experience, background, age, gender, race, perspective, viewpoints and skills that match the diversity of the communities served by the Company.

The Nominee Procedures provide that the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the Nominating and Corporate Governance Committee's judgment:

·
be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

·
meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of diversity of age, gender, race, experience and expertise; and

·
possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

Pinnacle Financial Partners, Inc.                                    Page 6

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee may also consider whether the candidate:

·	is of the highest ethical character and shares the core values of the Company as reflected in the Company's Corporate Governance Guidelines and the Company's Code of Conduct;

·	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

·	is highly accomplished in the candidate's field;

·	has expertise and experience that would complement the expertise and experience of other members of the Board;

·	has the ability to exercise sound business judgment; and

·	is "independent" as such term is defined by the Nasdaq Listing Rules and the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Nominating and Corporate Governance Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Moreover, the Nominating and Corporate Governance Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our current directors, see "Proposal #1: Election of Directors - Nominees for Election to the Board".

Service Limitations for other Public Company Boards of Directors

The Company's Corporate Governance Guidelines limit the number of public company boards of directors on which the Company's directors may serve.  Generally, non-employee directors may serve on the Company's Board and no more than three other public company boards, unless the non-employee director is the chief executive officer of a public company, in which case the limitation is reduced to two other public company boards.  Employee directors are limited to the Company's Board plus two other public company boards.

Process for Identifying Candidates

The Nominating and Corporate Governance Committee seeks to identify potential candidates for membership on the Company's Board through conversations with members of the Board, senior management and other members of the communities served by the Company.

The Nominating and Corporate Governance Committee also considers nominees proposed by the Company's shareholders in accordance with the provisions contained in the Company's Bylaws.  The Nominating and Corporate Governance Committee considers candidates recommended by the Company's shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the "Director Qualifications" and "Evaluation of Candidates" sections of this proxy statement. Under the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board at the Meeting by providing timely notice of such nomination to the Secretary of the Company. Generally, to be timely, the written notice must be received by the Secretary within the following time periods:

•
in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is not within 30 days before or after such anniversary date, or (B) no annual meeting was held during the preceding year, to be timely the shareholder notice must be received no later than the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first; and

•
in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the shareholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than 90 days before such special meeting or, if later, the tenth day after the day on which public disclosure of the date of such meeting is first made.

In addition to timely notifying the Company of a proposed nominee, a shareholder must also provide the Company with certain information including information regarding the nominee and the shareholder proposing the nominee within the time periods outlined in the Company’s Bylaws. The foregoing is a summary of the requirements for shareholders to nominate persons for election to the Board of Directors, which requirements are set out fully in the Company’s Bylaws and the foregoing description is qualified by reference to the full text of the Bylaws. You should consult the Bylaws for more detailed information regarding the processes by which shareholders may nominate directors, including the specific requirements regarding the content of the written notices and other related requirements. The Board will not entertain any nominations that do not comply with these requirements.

Pinnacle Financial Partners, Inc.                                    Page 7

Evaluation of Candidates

The Nominating and Corporate Governance Committee will consider all candidates nominated through the processes described above in accordance with the procedures described under the "Evaluation of Candidates" section.  The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate's qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Nominating and Corporate Governance Committee members.  When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for Board membership as part of the preliminary assessment process.  The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.

If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the committee's preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company's corporate secretary's office, will arrange interviews of the candidate with one or more members of the Nominating and Corporate Governance Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate.  The Nominating and Corporate Governance Committee of the Company will consider the candidate's qualifications, including the individual's background, skills and abilities, whether such characteristics are consistent with the Company's Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate's qualifications and characteristics fulfill the needs of the Board at that time.  The Nominating and Corporate Governance Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company's Board.  On the basis of its assessment, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate's nomination for election to the Board.

Board Leadership Structure

Neither the Corporate Governance Guidelines nor any policy of the Board requires that the role of the Chairman and Chief Executive Officer be separate.  Robert A. McCabe, Jr., who is also an employee of the Company, is the Chairman of the Board and has been the Chairman of the Board since the Company's formation.  M. Terry Turner currently serves as a director and as the Company's President and Chief Executive Officer and has also held these positions since the Company's formation.  Additionally, pursuant to the Company's Corporate Governance Guidelines, the Board elects a Lead Director who shall preside over periodic meetings of all independent directors and is customarily the Chair of the Nominating and Corporate Governance Committee. The Lead Director's responsibilities include, among other things, supporting the President and Chief Executive Officer in developing the agenda for Board meetings and in serving as a conduit for information flow between management and the non-employee members of the Board. The Lead Director chairs executive sessions of the independent directors at which neither the Chairman nor the President and Chief Executive Officer are present.

The Board has six committees, which are the Executive Committee, the Audit Committee, the Community Affairs Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee, all of which are discussed in more detail below.  Certain directors also serve on a Pinnacle Bank board committee, the Trust Committee, which assists the Board in monitoring certain Pinnacle Bank trust operations. There is also a Directors’ Loan Committee, which, should certain asset quality thresholds be exceeded, will assist the Board in monitoring management’s efforts to improve the soundness of Pinnacle Bank. Because the asset quality thresholds of the Company are below the amounts required for the Directors’ Loan Committee to convene, this committee did not meet in 2017 and has not met since 2011.

The Audit Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee are composed entirely of independent directors within the meaning of that term in the Nasdaq Listing Rules and the rules and regulations of the Securities and Exchange Commission.

The Company believes that its current leadership structure is appropriate for the Company in that it provides an efficient decision making process with proper independent oversight.  The Company's Chairman, Robert A. McCabe, Jr. is highly involved in the day to day operations of the Company.  His responsibilities include but are not limited to:

·	Serving as the lead business development officer for commercial clients and affluent consumers within the Company’s Tennessee markets.

·	Direct responsibility for the strategic direction of the various fee businesses of the Company, including wealth management, investment services, trust and insurance services.

·	Serving as chairman of the Company's asset liability management committee.

Pinnacle Financial Partners, Inc.                                    Page 8

Likewise, the Company's President and Chief Executive Officer, M. Terry Turner, is chairman of the Board’s Executive Committee and is also charged with overseeing day to day operations of the Company.  His responsibilities include but are not limited to:

·	Direct responsibility for the overall strategic direction of the Company.

·	Providing leadership to the Company's various communication channels both internal and external, including media and investor relations.

·	Serving as chairman of the Company's Leadership Team and Senior Management Committee.

Messrs. McCabe and Turner also own a significant amount of Company Common Stock with Mr. McCabe beneficially owning 597,654 shares and Mr. Turner beneficially owning 507,942 shares, in each case as of February 20, 2018. Collectively, the Board of Directors and senior management beneficially owned 3,151,167 shares of Common Stock as of February 20, 2018.

Although people actively employed by the Company provide the primary source of day to day leadership, their actions are still subject to the oversight of the independent Board members and its committees.  Pursuant to our Corporate Governance Guidelines, our independent directors are required to meet at least twice a year under the leadership of the Lead Director.  Additionally, the Executive Committee, two-thirds of the members of which currently consist of independent directors, meets twice per quarter while the Risk Committee, which is composed entirely of independent directors, meets on a quarterly basis.  Finally, over three-fourths of the Board is independent and given the independence of the members of the Audit Committee, Human Resources and Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee, the Company believes that its leadership structure encourages a strong leadership platform with an appropriate amount of independent oversight.

Due to Mr. Loughry's age exceeding the maximum age at which a director can stand for election, Mr. Loughry was not nominated for re-election to the Board. The Nominating and Corporate Governance Committee recommended and the Board approved that the Company's Board shall be limited to seventeen total directors immediately after the expiration of Mr. Loughry’s term as a director of the Company at the Meeting. As a result, effective as of immediately following the Meeting, the Company's Board will be reduced to 17 directors, 13 of whom are considered independent under the Nasdaq Listing Rules and the rules of the Securities and Exchange Commission.

Risk Oversight

The Board is responsible for providing oversight of the Company's risk management processes. On March 1, 2017, in connection with the Company's total assets exceeding $10.0 billion, the Board established a Risk Committee of the Board, comprised entirely of independent directors. The Risk Committee is principally responsible for monitoring the Company's risk exposure. In carrying out its responsibilities, the Risk Committee works closely with the Company's Chief Risk Officer and other members of the Company's senior risk management team. The Risk Committee meets at least quarterly with the Chief Risk Officer and other members of management and receives a comprehensive report on risk management, including management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Risk Committee provides a report on risk management to the full Board on at least a quarterly basis. In addition, at least annually, the Chief Risk Officer and members of the risk staff make a presentation on enterprise-wide risk management to the full Board.

In addition to the Risk Committee, the other committees of the Board consider the risks within their areas of responsibility. The Human Resources and Compensation Committee considers the risks that may be implicated by our executive compensation programs, and the Audit Committee takes into account risk assessment in its review of the Company's internal and external audit programs.  For a discussion of the Human Resources and Compensation Committee's review of the Company's senior executive officer compensation plans and employee compensation plans and the risks associated with these plans, see "Executive Compensation -Compensation Risk Management" of this proxy statement.

Code of Conduct

The Company has a Code of Conduct that applies to the Company's associates and directors.  The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Conduct; and accountability for adherence to the Code of Conduct.  Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct.

Pinnacle Financial Partners, Inc.                                    Page 9

Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission's related rules, the Company is required to disclose whether it has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Company's Chief Executive Officer and senior financial officers are bound by the Company's Code of Conduct which contains provisions consistent with the Securities and Exchange Commission's description of a Code of Ethics.

A copy of the Company's Code of Conduct can be obtained by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.  The Company intends to disclose any amendments to, or waivers from, the Code of Conduct with respect to its directors and officers that are required to be disclosed in accordance with the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market.  If such disclosure is made on the Company's website it will be located in the "Investor Relations" section of the Company's website at www.pnfp.com.

Communications with Members of the Board

The Company's Board has established procedures for the Company's shareholders to communicate with members of the Board.  Shareholders may communicate with any of the Company's directors, including the chairperson of any of the committees of the Board, by writing to a director c/o Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee  37201.

Board Member Attendance at Annual Meeting

The Company encourages each member of the Board to attend the Meeting.  All of the Company's current directors who served on the Board at that time attended the 2017 annual meeting of shareholders.

PROPOSAL #1:  ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors. The terms for all of the Company's incumbent directors expire at the Meeting.  As noted previously, because of his age, Mr. Loughry is no longer eligible to stand for election to the Board and was not nominated for re-election. Each of the Nominating and Corporate Governance Committee and the Board has determined that all eligible candidates, with the exception of M. Terry Turner, Robert A. McCabe, Jr., Richard D. Callicutt, II and Ronald L. Samuels, qualify as independent under the Nasdaq Listing Rules requiring that a majority of the Board meet required independence criteria.  Directors are elected until their respective successors are duly elected and qualified. Directors elected by the Board to fill board vacancies are required to stand for election by the shareholders at the next annual meeting following their election. The nomination of each of the nominees has been approved by the Nominating and Corporate Governance Committee.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby “FOR” the nominees as listed.  Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable or unwilling to serve, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board or, alternatively, the Board may vote to reduce the size of the Board.

All of the Company's directors also currently serve as directors of the Bank.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.

Nominees for Election to the Board

The biographies of each of the nominees appearing below contain information regarding the person's service as a director, business experience, service currently or at any time during the last five years on the boards of other companies that are SEC registered public companies, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Abney S. Boxley, III (60)	Director since June 16, 2017

Mr. Boxley has been president and chief executive officer of Boxley Materials Company, a construction materials producer, since 1988. As chief executive officer of Boxley Materials Company, Mr. Boxley has extensive financial management, governance, and strategic analysis experience and has been involved in numerous merger and acquisition activities. His recent experience includes service on two audit

Pinnacle Financial Partners, Inc.                                    Page 10

committees as well as board oversight in a broad range of business and cultural organizations. Mr. Boxley was a founding director of Valley Financial Corporation (“Valley”), a SEC registered public bank holding company, and Valley Bank, which BNC Bancorp (“BNC”) acquired in July 2015, and served as chairman of the Valley board and chairman of that board’s executive committee.

Mr. Boxley served as a director of BNC, a SEC registered public bank holding company from July 2015 until June 16, 2017, when the Company acquired BNC. Mr. Boxley has also served as a director of the following entities during the past five years: Boxley Materials Company, Graham-White Manufacturing, Carilion Clinic, Episcopal High School, Alexandria, VA, Virginia Foundation for the Arts and Sciences/Center in the Square, the Business Council, Roanoke Regional Partnership, and the Roanoke Valley Development Foundation, none of which are SEC registered public companies. Since 1994, Mr. Boxley has served on the board of directors of RGC Resources, Inc., a SEC registered public natural gas company, where he serves on the audit committee and the compensation committee. He received his B.A. in Economics from Washington and Lee University and his M.B.A. from the University of Virginia.

Mr. Boxley’s deep understanding of mergers and acquisitions, business development, and institutional knowledge of the financial services sector make him a valuable member of the Board. As a Virginia native and resident, he also provides the Board with important knowledge of a new geographic market for the Company.

Charles E. Brock (53)	Director since September 1, 2015

Since January 2013, Mr. Brock has served as president and chief executive officer of Launch Tennessee, a state wide initiative to harness innovation, capital and the entrepreneurial spirit to make Tennessee the best place in the Southeast to start a business. From 2009 to 2012 he was the managing partner of and currently is the board chairman and director of FourBridges Capital Advisors, a middle-market investment bank based in Chattanooga, Tennessee that serves clients throughout the Southeast. Mr. Brock has also served as the executive entrepreneur of CoLab, whose mission is to support entrepreneurs in the southeast Tennessee region. Additionally, he is a founding partner of Chattanooga Renaissance Fund, Chattanooga's first angel capital group committed to helping fund and mentor startup companies in the region. In 1998, Mr. Brock helped start Foxmark Media, growing it into one of the nation's leading mall advertising companies, operating in more than 35 markets. As the company's CEO and largest shareholder, he structured three rounds of private financing before selling the company in 2006 to Australian based EYE Corp, one of the world's leading out-of-home media companies. Prior to starting Foxmark, Mr. Brock held marketing and sales positions with Brock Candy Company and its successor, Brach and Brock Confections. Mr. Brock was an organizer and director of CapitalMark Bank & Trust in Chattanooga, which we acquired in July 2015. He serves on the board of the Boys & Girls Club, Outreach Haiti and as endowment chair at Good Shepherd Church. Mr. Brock earned his bachelor's degree from the University of the South, where he is a former member of the Board of Trustees. He holds a Series 7 and Series 63 license, and is also a Series 24 Registered Securities Principal. He is a director of Dixie Group, Inc., an SEC-registered company that manufactures and sells carpets and rugs.

Mr. Brock's extensive and ongoing experience with emerging growth companies, entrepreneurs, and small and medium-sized private businesses in Tennessee and the Southeast provides the Board with exceptional insight and perspective for the Company's primary market of small to medium-sized business and financially successful individuals. As a Chattanooga native and resident, he also provides the Board with important knowledge of a principal geographic market for the Company.

Renda J. Burkhart (63)	Director since June 17, 2015

Ms. Burkhart is the founder and since 1982 has served as president of Burkhart & Company, P.C., a Knoxville-based certified public accounting firm that offers financial, accounting and tax consulting services to entrepreneurs and high net worth families. Ms. Burkhart also co-founded Concorde Technologies, Inc., which provided integration of information system technologies and software solutions in specialized commercial environments. She was that company's president through 1996. Before becoming an entrepreneur, Ms. Burkhart worked in the tax division of a large accounting firm. Ms. Burkhart has served on numerous boards of public and private foundations, non-profit organizations and closely held businesses. She currently serves on the boards of University Health Systems and the Cornerstone Foundation. Ms. Burkhart is a Certified Public Accountant and member of the American Institute of CPAs. She earned her bachelor's degree from the University of Tennessee.

Ms. Burkhart provides the Board with valuable insight into the Knoxville business and individual markets, and her accounting experience and expertise provide strong support to the Executive, Risk and Trust Committees of the Board. She remains an active member of the community and networks nationally among businesses serving high net worth families. Through her numerous community and professional activities, she has insight into financial markets including banking, investment management, trust and risk management.

Pinnacle Financial Partners, Inc.                                    Page 11

Gregory L. Burns (63)	Director since June 17, 2001

Mr. Burns is President of Gregory Burns Consulting Group, LLC. Previously he was founder, president and chief executive officer of NeighborMD Management, LLC, a developer and operator of NeighborMD Urgent Care centers, which was started in 2010 and was acquired by Urgent Care Enterprises, a joint venture between Tri-Star Health and Care Spot Express Healthcare on April 12, 2013. Prior to his retirement on February 12, 2009, Mr. Burns served as chairman of the board and chief executive officer for O'Charley's Inc., then a SEC registered public restaurant company, headquartered in Nashville, Tennessee.  Mr. Burns joined O'Charley's in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president before becoming chief executive officer in February, 1994. Prior to joining O'Charley's, he served as chief financial officer for the Nashville Banner Publishing Company, a newspaper publisher, and a senior accountant for Price Waterhouse.

Mr. Burns currently serves on the Advisory Board of the University of Kentucky Gatton School of Business, the board of the Nashville Public Education Foundation where he was past chairman, and the board of The Dan and Margaret Maddox charitable fund. His other civic activities have included serving as chair and board member of the Nashville Chapter of the American Cancer Society and the Nashville Sports Council, and as a board member of the Nashville Ballet, the Music City Bowl, the Nashville Symphony and the Vanderbilt Ingram Cancer Center.  Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.

Mr. Burns has extensive business experience having served as first the chief financial officer, and then the chief executive officer of O'Charleys Inc., which at that time was a SEC registered public restaurant company.  He has a broad understanding of the financial, operational and strategic issues facing public companies and his accounting and financial expertise add to his qualifications. Mr. Burns has been designated as an "audit committee financial expert" by the Board.

Richard D. Callicutt (59)	Director since June 16, 2017

Mr. Callicutt serves as Chairman of the Carolinas and Virginia of the Company and the Bank. Prior to the Company’s acquisition of BNC, Mr. Callicutt served as the president and chief executive officer of BNC. He was employed by Bank of North Carolina, BNC’s banking subsidiary, from 1991 until June 16, 2017 and BNC from its organization in 2002 until June 16, 2017. He also served as a director of BNC and Bank of North Carolina from 2003 until June 16, 2017.

Mr. Callicutt earned a B.S. degree from High Point University. Mr. Callicutt has over 30 years of banking experience. The Board believes that Mr. Callicutt’s extensive executive experience and deep institutional knowledge of all operational aspects of BNC’s business prior to its merger with the Company make him a valuable addition to the Board.

Marty G. Dickens (71)	Director since July 5, 2016

Mr. Dickens was President of BellSouth/AT&T TN until his retirement in October 2007, having served at the company since June 1969. Mr. Dickens is chairman of the board of trustees of Belmont University, serves on the corporate board of Genesco, a specialty retailer that is a SEC registered public company, Lee Company, and Blue Cross/Blue Shield of Tennessee, and serves as chairman of the board of Harpeth Capital, an investment banking firm. Mr. Dickens serves on the Executive Committee and is the immediate past chairman of the YMCA of Middle Tennessee and has served on the board of Vanderbilt's Blair School of Music. Mr. Dickens served as a director of Avenue Financial Holdings, Inc. ("Avenue"), a SEC registered public bank holding company, from 2006 to July 1, 2016, when the Company acquired Avenue.

Mr. Dickens currently serves as chairman of the Music City Center Authority, which was responsible for the financing, construction and now the operation of the Nashville convention center.  Mr. Dickens has also served as the past chairman of the Nashville Area Chamber of Commerce and the Nashville Convention and Visitors Bureau. In 2016, Mr. Dickens was inducted into the Junior Achievement Nashville Business Hall of Fame.

Mr. Dickens' leadership experience and extensive community contacts in the Nashville community, together with his experience as chief executive officer of a regulated utility company, make him a valuable member of the Board.

Pinnacle Financial Partners, Inc.                                    Page 12

Thomas C. Farnsworth, III (51)	Director since September 1, 2015

Mr. Farnsworth has spent his entire career at Farnsworth Investment Company and is president and owner of the firm. He was an integral part of the creation, financing and development of all Farnsworth-owned industrial parks and warehouse facilities in Memphis, Tennessee. In 2005, he oversaw the successful disposition of the entire Farnsworth real estate portfolio. Currently, Mr. Farnsworth is involved in the development of Harmony Reserve, an active retirement community in Vero Beach, FL. He earned a bachelor's degree in economics from Southern Methodist University. In addition to serving on the Board, Mr. Farnsworth serves on the board of Memphis Zoo, Inc. and became its chairman in 2017, and serves on the board of directors of Ledic Realty Company, Inc.

Mr. Farnsworth served as a director of Magna Bank from 2004 until its merger with Pinnacle Bank on September 1, 2015.

Mr. Farnsworth’s business experience provides valuable knowledge regarding commercial real estate activities and insight into the Memphis business market.

Joseph C. Galante (68)	Director since July 5, 2016

Mr. Galante was chairman of Sony Music from January 1995, until his retirement in July 2010. He helped launch the careers of Alabama, Clint Black, Kenny Chesney, Sara Evans, Dave Matthews, Wu Tang Clan, SWV, The Judds, Lonestar, Martina McBride, K.T. Oslin, Kellie Pickler, Carrie Underwood, Keith Whitley, Chris Young and many more. His leadership bolstered the careers of such superstars as Brooks & Dunn, Alan Jackson, Miranda Lambert and Brad Paisley. Mr. Galante served as a director of Avenue from 2006 to July 1, 2016, when the Company acquired Avenue.

Mr. Galante serves on the boards of the Country Music Association, Artist Growth and Fishbowl Spirits. He is currently a mentor in residence at the Entrepreneur Center in Nashville.

Mr. Galante's extensive experience and contacts in the music industry, and his interest in entrepreneurial development in the Nashville community, make him a valuable member of the Board.

Glenda Baskin Glover (65)	Director since December 1, 2013

Dr. Glover is a certified public accountant and an attorney. She has served as president of Tennessee State University since January 2013. From 1994 to 2012, Dr. Glover was the Dean of the College of Business at Jackson State University in Jackson, Miss., where she led the College of Business throughout the accreditation process and spearheaded the implementation of the nation's first Ph.D. in Business at a historically black college and university.

Her other previous roles include serving as chairperson of the Department of Accounting at Howard University, chief financial officer of an engineering firm, tax manager at a major public utility company and accountant with a Big-Four CPA firm.

Dr. Glover has previously served as a corporate board member of three other SEC registered public corporations: Citigroup-Student Loan Corporation, American Learning Corporation and First Guaranty Bancshares. She served as either chair of the audit committee or as a financial expert on each board.

She earned her bachelor's degree from Tennessee State University, an MBA from Clark Atlanta University and completed her doctorate in business at George Washington University. She later completed her law degree from Georgetown University.

Dr. Glover's experience as a director of other publicly held companies, including other financial institutions, her deep expertise on accounting and corporate governance matters, and her relationships with other leaders in the higher education and African American communities make her a valuable addition to the Board.

David B. Ingram (55)	Director since July 5, 2016

Mr. Ingram has served as chairman of Ingram Entertainment Inc., the nation's largest distributor of DVDs and video games, since April 1996. From April 1996 through August 2012, Mr. Ingram served as chairman and president of Ingram Entertainment Inc. Mr. Ingram also has served as chairman of DBI Beverage Inc., an operator of beverage distributorships in nine major markets in California, since he

Pinnacle Financial Partners, Inc.                                    Page 13

founded that company in February 2002. Mr. Ingram served as a director of Avenue from 2006 to July 1, 2016, when the Company acquired Avenue.

Prior to these roles, he served as assistant to the treasurer of Ingram Industries Inc. and as a development officer at Duke University. Mr. Ingram is currently chairman of the Montgomery Bell Academy Board of Trustees and chairman of the Vanderbilt Owen Graduate School of Management Board of Visitors.

Mr. Ingram's leadership experience and business contacts in the Nashville community make him a valuable member of the Board.

Robert A. McCabe, Jr. (67)	Director since February 28, 2000

Mr. McCabe was one of the founders of the Company and an organizer of the Bank. Mr. McCabe serves as Chairman of the Board of the Company and the Bank, positions he has held since the formation of the Company and the Bank. He began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976.  From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American's east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American's Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation.  In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American's merger with AmSouth Bancorporation in October 1999.

Mr. McCabe also serves as a director and chairman of Nashville Electric Service, a municipal electric distribution company. He also serves as a director of National Health Investors of Murfreesboro, Tennessee, a SEC registered public healthcare real estate investment company, and Diversicare of Nashville, a SEC registered public healthcare company. Mr. McCabe also serves as a director of Sirrom Capital Corp, a non-SEC registered private specialty finance company that makes loans to small private businesses located in the United States and Canada. Mr. McCabe was also a director of Goldleaf Financial Solutions, Inc., a SEC registered public company that was a provider of financial products to community banks, from 2002 until its sale in 2009. He was also a director of SSC Services of Knoxville, Tennessee which was sold in 2010.

Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World President's Organization, Chief Executives Organization, served as the Chairman of the Board of Trustees of The Ensworth School and Cheekwood Botanical Gardens and Museum of Art. He is also a past chairman of the Middle Tennessee Boy Scout Council, The Nashville Symphony and the Nashville Downtown Partnership.

Mr. McCabe's extensive banking and business development experience and his experience managing the day to day operations of the fee-based portion of the Company's business provide the Board with knowledge and insight into the Company's operations.  Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company's mission.

Ronald L. Samuels (71)	Director since July 5, 2016

Mr. Samuels was one of the co-founders of Avenue in 2006 and served as its chief executive officer and as a director from 2006 until the Company acquired Avenue in July 2016.  He formerly served as Group President of Middle Tennessee at Regions Bank. He has served as Vice Chairman of the Company and the Bank since July 2016.

Mr. Samuels is well known as a community leader, with a long history of board service and leadership roles, including The Tennessee Bankers Association, Country Music Association Foundation, Leadership Nashville, Partnership 2010, Music City Center Coalition, Nashville Sports Council, Music City Bowl, and Nashville Predators Foundation. He also served as chairman of the Nashville Area Chamber of Commerce from 2008 to 2010.

Mr. Samuels' extensive experience in banking and his connections within the Nashville community, make him a valuable member of the Board.

Pinnacle Financial Partners, Inc.                                    Page 14

Gary L. Scott (72)	Director since November 30, 2007

Prior to our acquisition of Mid-America Bancshares, Inc. ("Mid-America") on November 30, 2007, Mr. Scott served as chief executive officer and chairman of the board of Mid-America's subsidiary, PrimeTrust Bank, from 2001 and as chief executive officer and chairman of the board of Mid-America from 2006 until November 30, 2007. Mid-America was a SEC registered public company from September 2006 until the Company acquired Mid-America. From November 30, 2007 until his retirement on October 31, 2008, Mr. Scott served as Area Chairman for the Company's operations in Dickson and Cheatham counties. After graduating from Austin Peay State University, Mr. Scott began his banking career in 1971 eventually serving as chief executive officer and chairman of Cheatham State Bank and CSB Corporation until 1998. He served several terms on the board of the Tennessee Bankers Association and on the ABA's Community Bankers Council. He is a past president of the Cheatham County Chamber of Commerce and served as a director and treasurer of Leadership Middle Tennessee from 2001 to 2012. Presently, he is in his second term on the advisory board of the School of Business at Austin Peay State University. He has attended the Tennessee School of Banking at Vanderbilt University and the Graduate School of Banking of the South at Louisiana State University and has also received the Leader of Business Excellence award from the Tennessee Bankers Association.

Mr. Scott's extensive banking experience, including having served as the chief executive officer and chairman of Mid-America, brings to the Board valuable insight into the day to day operations of a financial institution and a deep understanding of the banking industry generally and of the Company's market area specifically.  His familiarity with financial institution risk management and regulatory environments is also valuable to the Board.

Reese L. Smith, III (70)	Director from February 28, 2000 to February 12, 2010
Director since September 28, 2013

Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Additionally, Mr. Smith serves as a senior life director of the National Association of Home Builders, is a member of the Home Builders Association of Tennessee Hall of Fame and serves on the executive committee of the Southern League of Professional Baseball. Mr. Smith also serves on the board of Battle Ground Academy. He is an international member of Grace Chapel in Leiper's Fork, Tenn.

Mr. Smith's connection and long standing business relationship with many of the businesses and individuals in the Nashville market and past experience as a bank director, including his previous service as a director of the Company, enable him to provide valuable insights into key aspects of the Company’s commercial construction and real estate portfolios.

Thomas R. Sloan (70)	Director since June 16, 2017

Mr. Sloan is retired. Prior to the Company’s acquisition of BNC, Mr. Sloan served as chairman of the board of directors of BNC and Bank of North Carolina. Prior to his retirement, Mr. Sloan was previously employed as an internal consultant with Essilor Laboratories of America, an optical equipment and supply company, until 2003. Prior to 2003, he was the chairman of Essilor Laboratories of America. Mr. Sloan served as a director of BNC and Bank of North Carolina from 2006 until June 16, 2017.

Mr. Sloan earned a B.S. and M.S. in Optics from the University of Rochester and an M.B.A. from Northeastern University. He has over 15 years of banking experience. Mr. Sloan serves on the board of trustees of the University of Rochester. In addition Mr. Sloan serves on the board of Precision Fabrics Group, Inc. and Blue Sentry, Inc., neither of which are SEC registered public companies. Mr. Sloan has served on the board of the following companies: Southern Optical Co.; Inc.; Piedmont Pharmaceuticals, Inc.; AgData, Inc.; MercuryMD, Inc.; and Bioptigen, Inc., none of which are SEC registered public companies.

Mr. Sloan’s extensive experience in working with financial institutions, together with his understanding and oversight of the Company’s financial reporting and corporate finance matters and his involvement in community activities in his home state of North Carolina make him a valuable member of the Board.

Pinnacle Financial Partners, Inc.                                    Page 15

G. Kennedy Thompson (67)	Director since June 16, 2017

Mr. Thompson has served as a principal of Aquiline Capital Partners LLC, a New York based financial services private equity firm, since 2009. Mr. Thompson was president and chief executive officer of Wachovia Corporation from 2000 to 2008. He worked at Wachovia and First Union for 32 years. Mr. Thompson served in numerous industry leadership positions, including chairman of The Clearing House, chairman of The Financial Services Roundtable, chairman of the Financial Services Forum, and president of the International Monetary Conference. He served on the Federal Advisory Council of the Federal Reserve Board for three years and was president in 2007. In the past five years, he has served on the board of Hewlett-Packard, a SEC registered public technology company, and Carolinas Healthcare System. He is a trustee of The Morehead-Cain Foundation. Mr. Thompson currently serves on the boards of two SEC registered public companies, Lending Tree, Inc. and Insteel Industries, Inc.

Mr. Thompson received a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Wake Forest University. The Board believes that Mr. Thompson’s expertise in analyzing companies in the financial services industry and extensive knowledge of the Company’s industry and its competition and his involvement in community activities in his home state of North Carolina make him a valuable member of the Board.

M. Terry Turner (63)	Director since February 28, 2000

Mr. Turner was one of the founders of the Company and an organizer of the Bank. Mr. Turner is President and Chief Executive Officer of the Company and the Bank, positions he has held since the Company's and Bank's organization. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor's degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the General Bank of First American National Bank.  From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner's banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking, trust, and investment operations.

During Mr. Turner's tenure in Nashville, he has served as chairman of the board of the Nashville Sports Council, chairman of the board of trustees for Brentwood Academy, advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University, member of the Federal Reserve Bank of Atlanta (Nashville branch), and a member of the board of governors of the Nashville Chamber of Commerce.  Mr. Turner is an active member of the Chief Executive’s Organization and the World President's Organization. He is also a member of numerous local clubs and organizations including Leadership Nashville.

Mr. Turner's extensive banking experience and his experience managing the day to day operations of the Company's business provide the Board with knowledge and insight into the Company's operations.  Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company's mission.

Meetings and Committees of the Board

During the fiscal year ended December 31, 2017, the Company's Board held ten meetings. The Company's governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he or she serves in the year prior to their election in order for the Nominating and Corporate Governance Committee to re-nominate them to their Board seat.  All incumbent directors attended at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he or she served during the time period when the director was a member of the Board in 2017.

Pinnacle Financial Partners, Inc.                                    Page 16

In accordance with the Company's Corporate Governance Guidelines or the Bylaws, the Company's or the Bank’s Board has established the committees described below. The members of each committee are the same for the Company and the Bank and beginning March 1, 2018 will be as identified below:

	Audit Committee	Community Affairs Committee	Human Resources & Compensation Committee	Nominating & Corporate Governance Committee	Trust Committee	Executive Committee	Risk Committee
Abney S. Boxley, III		✓		✓
Charles E. Brock		(C)	✓			✓	✓
Renda J. Burkhart					(C)	✓	✓
Gregory L. Burns	(C)					✓	✓
Richard D. Callicutt II		✓				✓
Marty G. Dickens				(C)		✓	✓
Thomas C. Farnsworth, III			✓	✓
Joseph Galante	✓		✓
Glenda Baskin Glover	✓			✓
David B. Ingram	✓				✓
Robert A. McCabe, Jr. (C)		✓			✓	✓
Ronald L. Samuels		✓			✓
Gary L. Scott				✓		✓	✓
Thomas R. Sloan	✓				✓
Reese L. Smith, III			(C)			✓	✓
G. Kennedy Thompson	✓		✓
Michael T. Turner						(C)
(C) Chairman

EXECUTIVE COMMITTEE.  Under the Company's Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters.  The Executive Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the “Governance Documents” link under the “Investor Relations” tab on the Company’s website at www.pnfp.com. The independent directors of the Executive Committee are responsible for recommending to the full Board the nominees for membership on the Company's Nominating and Corporate Governance Committee. The Executive Committee recommends to the Board all major policies and procedures pertaining to loan policy.  Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank.  The Executive Committee held nine meetings in 2017.

RISK COMMITTEE.  The Risk Committee was established as of March 1, 2017 and was formed for the purpose of assisting the Board in its general oversight of the Company's risk management processes and is responsible for an integrated effort to identify, assess and manage or mitigate material risks facing the Company, including strategic, credit, liquidity, market, operational, compliance, reputational, legal and certain other risks. The Risk Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the “Governance Documents” link under the “Investor Relations” tab on the Company’s website at www.pnfp.com. The Risk Committee's primary functions include monitoring and reviewing the Company's enterprise-wide risk management processes, strategies, policies and practices to identify emerging risks, evaluate the adequacy of the Company's risk management functions and make recommendations to the Board as the Board seeks to effectively manage risks. The Risk Committee's charter provides that the committee shall consist of no fewer than three non-management members of the Board that meet any requirements established under the Dodd-Frank Act and the rules of the Federal Reserve Board promulgated thereunder. All members of the Risk Committee satisfy this requirement and are also independent within the Nasdaq Listing Rules and the rules and regulations of the Securities and Exchange Commission. The Risk Committee held three meetings in 2017.

AUDIT COMMITTEE.  The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee's responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the "Governance Documents" link under the “Investor Relations” tab on the Company's website at www.pnfp.com. The Audit Committee's charter provides that the Audit Committee shall consist of at least three members, all of whom shall be "independent."  Members of the Audit Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the Nasdaq Listing Rules and as required by the rules and regulations of the Securities and Exchange Commission, including Rule 10A-3 promulgated under the Exchange Act.  All members of the Audit Committee are

Pinnacle Financial Partners, Inc.                                    Page 17

independent within the Nasdaq Listing Rules as well as Rule 10A-3 promulgated under the Exchange Act.  The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and statement of cash flows.  The Company believes that the members of the Audit Committee meet these requirements.  Additionally, the rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.  The Company's Board has determined that Gregory L. Burns is an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is "independent" as defined by the rules and regulations of the Securities and Exchange Commission.  The primary functions of the Audit Committee consist of:

·	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;

·	Approving the selection of internal and external independent auditors annually;

·
Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the Securities and Exchange Commission, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports; and

·
Preparing an audit committee report for inclusion in the Company's proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the Company's independent registered public accountants and, based on these discussions, recommended whether such financial statements should be included in the Company's annual report filed with the Securities and Exchange Commission.

Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company's outside counsel may attend each meeting or portions thereof as required by the Audit Committee. The Audit Committee held eight meetings in 2017.

COMMUNITY AFFAIRS COMMITTEE.  The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee’s responsibilities are set forth in a written charter that has been approved by the Board. The Community Affairs Committee establishes the Bank's community development program and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act.  Additionally, this committee oversees the Bank's corporate contribution program.  The Community Affairs Committee held four meetings in 2017.

HUMAN RESOURCES AND COMPENSATION COMMITTEE.  The Human Resources and Compensation Committee's responsibilities are set forth in a written charter which has been approved by the Board.  A copy of this charter is available by clicking on the "Governance Documents" link under the “Investor Relations” tab on the Company's website at www.pnfp.com.

The Human Resources and Compensation Committee's Charter provides that the Human Resources and Compensation Committee shall consist of at least three members, all of whom shall be "independent" under the Nasdaq Listing Rules and the rules and regulations of the Securities and Exchange Commission.  Members of the Human Resources and Compensation Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the Nasdaq Listing Rules and as required by the rules and regulations of the Securities and Exchange Commission.  All members of the Human Resources and Compensation Committee are independent in accordance with the Human Resources and Compensation Committee Charter.

The Human Resources and Compensation Committee establishes or approves certain policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company's 401(k) plan and employee stock incentive plans.  Additionally, this committee evaluates and establishes the compensation of the Company's executive officers, including the Chief Executive Officer and Chief Financial Officer, the compensation for which is described in the compensation discussion and analysis included in this proxy statement.  The Human Resources and Compensation Committee also reviews the compensation of the other members of the Company's Leadership Team and recommends the compensation for the directors.  The Human Resources and Compensation Committee receives recommendations from the Chief Executive Officer and the Chief Human Resources Officer in connection with the determination concerning executive compensation.  The Human Resources and Compensation Committee has engaged compensation consultants for assistance in carrying out its responsibilities.  The Human Resources and Compensation Committee also approves the Company's annual compensation discussion and analysis included in this proxy statement.  The Human Resources and Compensation Committee held seven meetings in 2017.

In carrying out its duties, the Human Resources and Compensation Committee considers many factors, including the ongoing performance of the Company, advice received from third party consultants and results of shareholder votes on "Say on Pay" and other similar votes.

Pinnacle Financial Partners, Inc.                                    Page 18

In October 2016, the Human Resources and Compensation Committee selected McLagan Partners Inc. ("McLagan") as the Company's consultant for executive and director compensation matters for the fiscal year ended December 31, 2017. The McLagan consultant who performed these services reported directly to the Human Resources and Compensation Committee chair. The Human Resources and Compensation Committee has established procedures that it considers adequate to ensure that McLagan's advice to the Human Resources and Compensation Committee remains objective and is not influenced by the Company's management. These procedures include:

·	a direct reporting relationship of the McLagan consultant to the Human Resources and Compensation Committee;

·	provisions in the Human Resources and Compensation Committee's engagement letter with McLagan specifying the information, data, and recommendations that can and cannot be shared with management;

·
an annual update to the Human Resources and Compensation Committee on McLagan's financial relationship with the Company, including a summary of the work performed for the Human Resources and Compensation Committee during the preceding 12 months; and

·
written assurances from McLagan that, within the McLagan organization, the McLagan consultant who performs services for the Human Resources and Compensation Committee has a reporting relationship and compensation determined separately from any other McLagan line of business.

McLagan also assists the Human Resources and Compensation Committee in recommending compensation for the non-employee directors of the Board.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its chairman with the assistance of the Company's Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer.  Human Resources and Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Officer. At certain meetings in 2017, the Human Resources and Compensation Committee met in executive sessions and the Company's Chief Executive Officer was not present when it deliberated and voted on the compensation of the Company's Chief Executive Officer. The Human Resources and Compensation Committee's Chairman reports the committee's recommendations on executive compensation to the Board. Independent advisors and the Company's human resources department support the Human Resources and Compensation Committee in its duties and, along with the Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Human Resources and Compensation Committee has authority under the Human Resources and Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Human Resources and Compensation Committee reviews, among other things, the total fees paid to advisors and outside compensation consultants by the Company, the nature of any other services provided by the advisors and compensation consultant, any business or personal relationships between the Company and the advisors and compensation consultant, and any stock of the Company owned by the advisors and consultant to ensure that the advisors and consultant maintain their objectivity and independence when rendering advice to the committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE:  The Nominating and Corporate Governance Committee's responsibilities are set forth in a written charter which has been approved by the Board.  A copy of this charter is available by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.

The Nominating and Corporate Governance Committee's Charter provides that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom shall be "independent" within the meaning of the Nasdaq Listing Rules and the rules and regulations of the Securities and Exchange Commission. Members of the Nominating and Corporate Governance Committee shall be considered independent so long as they are not associates or employees of the Company, do not have any other relationship to the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment and otherwise meet the applicable requirements for independence set forth under the Nasdaq Listing Rules.  All members of the Nominating and Corporate Governance Committee are independent in accordance with the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee is also responsible for recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board.  As discussed above, the Nominating and Corporate Governance Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company's shareholders.  The Nominating and Corporate Governance Committee recommends nominees to the Board for approval and election for inclusion in the proxy statement.  The Nominating and Corporate Governance Committee held five meetings in 2017.

TRUST COMMITTEE.  The Trust Committee oversees all fiduciary functions of Pinnacle Bank's trust department. The Trust Committee’s responsibilities are set forth in a written charter that has been approved by the Bank’s board of directors. The Trust Committee reviews the Bank's Trust policies and procedures annually and approves changes to the business model for the Trust Department.  The Trust Committee also approves the establishment of significant relationships with third-party providers.  The Trust Committee held four committee meetings in 2017.

Pinnacle Financial Partners, Inc.                                    Page 19

Director Compensation

The following table outlines the director compensation schedules in effect during the twelve months ended February 28, 2018, and expected director compensation for the twelve months ending February 28, 2019:

	March 1, 2017 to February 28, 2018	March 1, 2018 to February 28, 2019
Retainer fees:
Restricted shares(1)	$55,000	$75,000
Cash(2)	30,000	30,000
Annual committee chair retainers(2):
Audit	10,000	15,000
Human Resources and Compensation	10,000	10,000
Nominating and Corporate Governance	10,000	10,000
Risk	10,000	10,000
Trust	6,250	6,250
Community Affairs	6,250	6,250
Per meeting attendance fees:
Board meeting	1,750	1,750
Committee meeting	1,500	1,500

(1)	Restricted shares awarded on March 1 of each respective year with restrictions lapsing upon the issuance of the Annual Report on Form 10-K for the respective fiscal year.

(2)	Cash fees and retainers are paid in quarterly installments.

Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board.  Additionally, directors do not receive separate compensation for serving on the Bank's Board.

The following table sets forth the compensation of the Company's current and former directors for services rendered during 2017:

Name	Fees Earned or Paid in Cash	Stock Awards - Grant Date Fair Value(2)	All Other Compensation (4)	Total
Abney S. Boxley, III	$28,000	$38,958	$—	$66,958
Charles E. Brock (3)	$64,700	$55,000	$—	$119,700
Renda J. Burkhart	$76,948	$55,000	$—	$131,948
Gregory L. Burns	$92,867	$55,000	$—	$147,867
Richard D. Callicutt II(1)	$—	$—	$—	$—
Marty G. Dickens	$80,075	$55,000	$—	$135,075
Thomas C. Farnsworth, III	$66,145	$55,000	$—	$121,145
Joseph Galante	$65,575	$55,000	$—	$120,575
Glenda Baskin Glover	$66,367	$55,000	$—	$121,367
David B. Ingram	$64,075	$55,000	$—	$119,075
Ed C. Loughry, Jr.	$84,617	$55,000	$98,456	$238,073
Robert A. McCabe, Jr.(1)	$—	$—	$—	$—
Ronald L. Samuels(1)	$—	$—	$—	$—
Gary L. Scott	$89,867	$55,000	$—	$144,867
Thomas R. Sloan	$31,600	$38,958	$—	$70,568
Reese L. Smith, III	$92,867	$55,000	$—	$147,867
G. Kennedy Thompson	$32,500	$38,958	$—	$71,458
M. Terry Turner(1)	$—	$—	$—	$—

(1)	Messrs. Callicutt, McCabe, Samuels and Turner were employees of the Company and, thus did not receive any compensation for serving as a director in 2017.

Pinnacle Financial Partners, Inc.                                    Page 20

(2)
All non-employee directors were awarded restricted share awards.  The amounts in the column captioned "Stock Awards" reflects the grant date fair value.  For a description of the assumptions used by the Company in valuing these awards please see "Note 11.  Stock Options, Stock Appreciation Rights, and Restricted Shares" of the notes to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 expected to be filed with the Securities and Exchange Commission on February 28, 2018.  The restrictions on these shares are expected to lapse on February 28, 2018 as the recipient satisfied the vesting conditions that required the director to attend at least 75% of their assigned Board and committee meetings between the respective grant date and vesting date of February 28, 2018.

(3)
At December 31, 2017, Mr. Brock held options to acquire 12,333 shares of Common Stock (which options were originally granted by CapitalMark and converted to stock options to acquire Common Stock in connection with the Company’s acquisition of CapitalMark).

(4)
Mr. Loughry was a former board member of Cavalry.  In addition to his compensation for attending Board and committee meetings, his cash retainer and equity awards, Mr. Loughry also received payments totaling $98,456 in 2017 pursuant to the terms of the Cavalry supplemental retirement agreement he entered into when he was an employee and director of Calvary ("Cavalry SRA").  Pursuant to the Cavalry SRA, Mr. Loughry was entitled to receive installment payments over a period of 15 years following retirement or having achieved retirement age equal to the value of the accumulated gains on single premium life insurance policies on his life that are owned by the Company and for which the Company is the beneficiary.  Mr. Loughry is also entitled to receive any annual gains that accrue to the Company on these policies after his retirement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES

* * * * *

PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's Board, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Crowe Horwath LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The firm of Crowe Horwath LLP has served as the Company's auditors since February 29, 2016. A representative of the firm is expected to be present at the Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. For a discussion of the fees paid Crowe Horwath LLP for the 2016 and 2017 fiscal years, see "Independent Registered Public Accounting Firm" below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
* * * * *

PROPOSAL #3: ADVISORY VOTE ON COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Company believes that the compensation for the Named Executive Officers, as described in the compensation discussion and analysis below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company's shareholders.  The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.

The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue and that the extensive disclosure of compensation information provided in this proxy statement provides the Company's shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company's performance.  In the proxy statement for the 2017 annual meeting of shareholders, a similar advisory vote was requested by the Company.  The results for last year's vote were as follows:

	2017 Vote Count	Percent
For	36,822,807	95.9%
Against	784,259	2.0%
Abstain	790,494	2.1%
	38,397,560	100.0%

The 2018 "Say-on-Pay" proposal gives you as a shareholder another opportunity to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:

Pinnacle Financial Partners, Inc.                                    Page 21

"RESOLVED, that the shareholders of Pinnacle Financial Partners, Inc. approve the compensation of the named executive officers of Pinnacle Financial Partners, Inc. set forth in the Summary Compensation Table of this proxy statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this proxy statement."

Because your vote is advisory, it will not be binding upon the Board. However, the Human Resources and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements for the Company's Named Executive Officers. The Board has adopted a policy of providing for annual advisory votes from shareholders on executive compensation. The next such vote will occur at the 2019 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

* * * * *

PROPOSAL #4: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 100,000,000 TO 190,000,000, 180,000,000 OF WHICH SHALL BE COMMON STOCK AND 10,000,000 SHALL BE PREFERRED STOCK

The Company’s Amended and Restated Charter currently authorizes the issuance of 100,000,000 shares of capital stock, with 90,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. The following table summarizes the shares of Common Stock issued and outstanding and reserved for general issuance upon the vesting of outstanding restricted share units (including performance share units) and upon the exercise of all outstanding options. As of February 20, 2018, no shares of Preferred Stock are issued and outstanding, and the Company currently has no present plan, agreement or understanding involving the issuance of any such shares. Over the last three fiscal years, the Company has issued an aggregate of 39,345,327 shares of Common Stock in connection with acquisitions, including 3,220,000 shares issued in January 2017 in a common stock offering completed shortly following the Company’s announcement that it had entered into an agreement to acquire BNC.

The following table outlines the classification of shares currently authorized as of February 20, 2018:

	As of February 20, 2018	Impact of Proposed Amendment	Upon Effectiveness of Proposed Amendment
Shares Issued and outstanding	77,886,029	—	77,886,029
Non-qualified stock options outstanding	213,216	—	213,216
Restricted share units outstanding (1)	574,435	—	574,435
Shares available for future issuance (2)	11,326,320	90,000,000	101,326,320
Shares Authorized	90,000,000	90,000,000	180,000,000

Shares available for future issuance as a percentage of shares potentially outstanding	12.6%		56.3%

(1)	This amount includes the Company's outstanding performance share units and assumes such units are paid at 100% of maximum performance.

(2)
This amount includes approximately 464,163 shares of Common Stock reserved for general issuance under (i) the Company's 2014 Equity Incentive Plan as of February 20, 2018 and (ii) equity incentive plans assumed in connection with acquisitions previously completed by the Company and 1,200,000 additional shares of Common Stock that will be reserved for issuance under the Company's 2018 Omnibus Equity Incentive Plan if such plan is approved by the Company's shareholders at the Meeting.

On January 17, 2018, the Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Amended and Restated Charter, providing for an increase in the authorized number of shares of capital stock from 100,000,000 to 190,000,000 with 180,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. In order for the amendment to the Company’s Amended and Restated Charter to be approved, the number of shares voted in favor of the amendment must exceed the number of shares voted against the amendment.

If this proposal is approved by the Company’s shareholders at the Meeting, the amendment to the Amended and Restated Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Amended and Restated Charter as described in this Proposal #4.

Pinnacle Financial Partners, Inc.                                    Page 22

Except as set forth below, the relative rights of the holders of Common Stock under the Amended and Restated Charter would remain unchanged. Paragraph (a) of Article 2 of the Amended and Restated Charter, as amended by the proposed amendment, is set forth below:

“(a) The total number of shares of capital stock which the Corporation is authorized to issue is one hundred ninety million (190,000,000) shares, divided into one hundred eighty million (180,000,000) shares of common stock, $1.00 par value (the “Common Stock”), and ten million (10,000,000) shares of preferred stock no par value (the “Preferred Stock”).”

A copy of the proposed amendment is attached as Appendix A to this proxy statement.

The Board believes that, with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategies intended to support its previously announced growth strategy and to enhance shareholder value. The Board considers the proposed amendment desirable because it will help to avoid the possible delays and significant expense of calling and holding a special meeting of shareholders to increase the authorized number of shares of the Company’s capital stock at a later date and will enhance the Company’s ability to respond promptly to opportunities for acquisitions, mergers, stock splits and additional financings. Such a delay may result in the Company’s inability to consummate a desired transaction under a required deadline. By having additional shares of Common Stock authorized, the Company can be prepared to act quickly as opportunities arise.

Although the Company has filed a shelf registration statement on Form S-3, which includes the registration of various securities, including Common Stock, that the Company may offer and sell in the future, the Company has no present plan, agreement or understanding involving the issuance of Common Stock, except for shares required or permitted to be issued under the Company’s 2014 Equity Incentive Plan, earlier equity incentive plans approved by the Company’s shareholders, equity incentive plans assumed in connection with acquisitions previously completed by the Company and, if approved by the shareholders at the Meeting, the Company’s 2018 Omnibus Equity Incentive Plan or upon the exercise of outstanding stock options. It is possible, however, pursuant to the previously announced growth strategy the Company intends to pursue, that merger and acquisition opportunities involving the issuance of shares of Common Stock will develop. It is also possible that an increase in the market price of Common Stock, and conditions in capital markets in general, may make a stock dividend, a stock split or a public or private offering of Common Stock desirable.

As is the case with the shares of Common Stock which are currently authorized but unissued, if the proposed amendment to the Company’s Amended and Restated Charter is adopted by the shareholders, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because shares of Common Stock are listed on the Nasdaq Global Select Market, shareholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the then outstanding shares of Common Stock or voting power in connection with a private financing or an acquisition or merger. In addition, under the Tennessee Business Corporation Act, the Company’s shareholders must approve a share issuance in connection with an individual merger or acquisition which is greater than 20% of the voting power of the Company on a pre-transaction basis.

Any future issuance of additional Common Stock could have a dilutive impact on the book value and earnings per share of the outstanding shares and would decrease the relative voting power of the then current shareholders. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

The ability to issue additional shares of Common Stock could enable the Board to discourage an attempt to gain control of the Company by unaffiliated parties. It is not presently contemplated that any of the remaining shares of Common Stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in the Company more difficult. However, if the Board were to oppose such a suitor in the future, it could (if consistent with its fiduciary duties and within the limits imposed by applicable law) cause the Company to issue additional shares of Common Stock (or shares of Preferred Stock) in a public or private sale, merger or similar transaction which would increase the number of outstanding shares of such stock, thereby possibly diluting the interest of a party attempting to gain control of the Company. The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

* * * * *

Pinnacle Financial Partners, Inc.                                    Page 23

PROPOSAL #5: APPROVAL OF THE COMPANY’S 2018 OMNIBUS EQUITY INCENTIVE PLAN

On February 20, 2018, the Human Resources and Compensation Committee recommended to the Board, and the Board subsequently approved, the adoption of the Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Equity Incentive Plan”), subject to shareholder approval.

Executive Summary

The Board believes that the 2018 Equity Incentive Plan is necessary to provide the Board with the flexibility to continue the Company's historical practice of awarding equity incentives to a broad-based group of the Company's associates. The Company is proposing a new plan rather than simply amending its existing Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) because recent changes in tax laws make certain of the provisions in its 2014 Plan (including those related to Section 162(m)) unnecessary with respective to prospective awards. The last time the Company received shareholder approval for any equity incentive plan was at the Company’s annual meeting of shareholders held in April 2014. At which time, the Company disclosed that the increased share allocation would likely satisfy the Company's equity compensation requirements for the next 3-5 years.

The Company’s Board believes that equity-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interest in the Company by all of the Company’s associates annually, as well as part of an initial compensation package, thereby providing substantial motivation for superior performance and aligning the associates’ interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to continue its practice of attracting and retaining experienced client-contact associates (including those associates added as a result of acquisitions), the Board proposes the adoption, subject to shareholder approval, of the 2018 Equity Incentive Plan to consolidate the existing equity incentive plans and to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 1,200,000 shares. The Board believes that shareholder approval of this proposal is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified associates at all levels of the Company through the use of stock incentives.

The Company historically used a varying combination of time-based and performance-based awards in granting equity incentive awards to executive leadership, including the named executive officers.  The Human Resources and Compensation Committee believes, and has adopted the practice in recent years, that equity incentive awards for the Company’s Named Executive Officers should be entirely performance-based.  Vesting requirements typically include a combination of return on average tangible assets over successive one-year performance periods over three years (with additional one-year service periods) and a soundness threshold at the conclusion of the five year vesting period.  The Human Resources and Compensation Committee believes that such structures provide an appropriate incentive for the executive leadership to maximize the performance of the Company and, thus, align their interests with shareholders while maintaining the focus on Company soundness.  The Human Resources and Compensation Committee anticipates continuing such practice of relying entirely on performance-based equity awards for the Company’s Named Executive Officers for the foreseeable future.

For the remaining non-executive leadership associates, including the key revenue producers, the Company has traditionally used a time-based vesting approach to equity incentives thus encouraging these associates to remain at their positions at the Company for an extended period of time. Typically, the awards vest over a 5-year period, or 20% annually.  The Human Resources and Compensation Committee believes this methodology, utilized over several years and when coupled with an associate’s annual goals and objectives, motivates our associate base to perform consistently at a high level-over an extended time frame, while at the same time aligning their interest with those of our shareholder base.  The Human Resources and Compensation Committee anticipates continuing to use a time-based vesting approach for non-executive leadership incentives in the future.

The Human Resources and Compensation Committee does not currently anticipate the issuance of any future stock option grants or partial share awards at this time as all future equity awards will likely be in the form of restricted share awards, restricted stock unit awards or performance shares and units.

In determining to adopt the 2018 Equity Incentive Plan and recommend the 2018 Equity Incentive Plan for shareholder approval, the Board considered various factors, including the following:

•
As of February 20, 2018, assuming all outstanding performance share units vest at 100% of maximum performance and no shares subject to existing awards are used to cover withholding taxes, approximately 464,163 shares remain available for grant under the 2014 Plan. Based on historical usage, the current share price of the Company’s Common Stock and expected practices, and noting that future circumstances may require the Company to make changes to its expected practices, the Company estimates that the aforementioned 464,163 shares available for grant under the 2014 Plan would be sufficient to make equity grants (and settle previously issued performance-based equity awards) for 1-2 additional fiscal years.

Pinnacle Financial Partners, Inc.                                    Page 24

•
If the 2018 Equity Incentive Plan is approved, the Company would have 1,200,000 new shares authorized for issuance for future awards under the plan, with all of these available for issuance as full value awards.

•
The additional shares once granted and either earned pursuant to a time-vested award agreement or, with respect to the executives of the Company, pursuant to a performance-vested award agreement, under the 2018 Equity Incentive Plan would be dilutive to stockholders by approximately 1.5% based on the Company’s outstanding shares as of February 20, 2018.

•
Based on historical usage and the current share price of the Company’s Common Stock, the Company anticipates that the additional 1,200,000 shares to be authorized for grant under the 2018 Equity Incentive Plan together with the unused shares under the 2014 Plan that will be added to the 2018 Equity Incentive Plan, if approved by the Company’s shareholders, should be sufficient for the Company to make equity grants for approximately the next 4-5 years. This anticipated duration is based on numerous significant assumptions including the anticipated market value of the Company’s common stock, anticipated associate forfeitures based on projected termination trends and performance as well as future issuances of equity awards in a manner consistent with prior periods.  As a result, actual issuances could be materially different from these estimates.  It is the Company’s practice for executive officers that equity compensation is based on a dollar value of compensation and not on a target number of shares to be awarded. Thus if the share price is higher on the grant date, executive officers would receive fewer shares than they would otherwise receive if the market price of the shares were lower on the grant date.

Two measurements that are considered meaningful by some shareholders in relation to the use of equity-based compensation are the “overhang ratios” and “equity award burn rates.” The overhang ratio is the ratio of all common stock of a company that is reserved for issuance pursuant to an equity-based plan to total outstanding common stock.

The following table displays the number of full value awards and stock options outstanding as of the last day of each of the Company’s most recently completed three fiscal years and as of February 20, 2018, as well as additional information with respect to the average exercise price and remaining term for stock options, along with the shares available for issuance under the 2014 Plan (and each of the equity incentive plans assumed by the Company in connection with its acquisition of CapitalMark and BNC) as of such dates and the total number of the Company’s shares of Common Stock then outstanding:

Fiscal Year	Options(1)	Dilutive Options(2)	Awards Outstanding		Shares Available for Issuance	Common Shares Outstanding	Overhang
			Restricted Share Awards	Performance Unit Awards(3)
2015	1,251,601	786,496	866,314	217,812	1,145,843	40,906,604	5.11%
2016	550,490	537,524	820,539	310,828	875,807	46,359,377	3.65%
2017	274,586	249,906	936,135	401,389	700,596	77,739,636	1.72%
February 20, 2018	213,216	139,800	778,446	574,435	464,133	77,886,029	1.51%
					With Proposal #5		3.00%

(1)	As reported in the Company’s Annual Report on Form 10-K or proxy statement for the applicable fiscal year.

(2)	Calculated pursuant to the Treasury Stock Method.

(3)
Performance unit awards represent common stock that could be issued if currently outstanding performance units are earned and settled in shares of the Company’s common stock at maximum level of performance. For more information regarding these performance units, see “Executive Compensation – Compensation Discussion and Analysis – 2017 Long Term Incentive (LTI) Equity Grant”.

A company’s burn rate is computed by dividing the number of stock option grants plus an additional component for the impact of time-based restricted share awards issued and performance-based restricted share awards and restricted stock units earned during any particular period by the number of outstanding shares of common stock at the end of the period.  Thus a higher burn rate would be indicative of an increased number of equity awards being transferred to employees and/or directors.  The result is usually compared to industry data, particularly data furnished by various shareholder services groups.  For restricted share awards and restricted stock units, companies typically multiply the number of restricted shares, restricted share units and performance shares and units awarded by a factor greater than one so that these full value awards and restricted stock units can be aggregated with any stock option grants so that the end result is increased for the implied increased value of the full value awards.  Accordingly, the Company has multiplied the number of full value awards by a factor of 2.5.  As a result, the Company’s burn rate for the year ended December 31, 2017, was 2.10%.  An analysis of the Company’s burn rate follows:

Pinnacle Financial Partners, Inc.                                    Page 25

	As of and for the year ended December 31,
	2015	2016	2017
Awards to Company employees and directors:
Time-based restricted shares	180,303	126,962	125,252
Performance-based restricted units at maximum performance	130,228	136,906	134,255
Totals	310,531	263,868	259,507
Full value award factor (1)	2.5	2.5	2.5
Totals at full value award factor	776,328	659,670	648,768
Basic weighted average shares outstanding	37,015,468	43,037,083	63,760,578
Calculated burn rate for awards for Company employees and directors	2.10%	1.53%	1.02%

Acquisition-related awards to associates of acquired firms:
Time-based restricted shares	51,201	50,702	273,580
Totals with awards to Company employees and directors	361,732	314,570	533,087
Full value award factor (1)	2.5	2.5	2.5
Totals at full value award factor	904,330	786,425	1,332,718
Basic weighted average shares outstanding	37,015,468	43,037,083	63,760,578
Calculated burn rate	2.44%	1.83%	2.10%

(1)	As the Company no longer grants stock option awards, the Company has applied a full value award factor of 2.5 to the above awards which the Company believes is consistent with industry standards.

The Company’s equity incentive plans include provisions that require that dividends paid to participants for unvested shares or units be forfeited if the underlying shares or units are also forfeited.  The Company escrows dividends on unvested performance-based shares or units for the Company’s named executive officers with ultimate payment of the dividends conditioned upon the underlying performance metrics being met and the shares or units vesting.  For time-vested awards, which are primarily used for non-executive leadership, dividends paid on these shares or units would be subject to clawback should the associate be terminated (voluntary or involuntary) from the Company’s employment prior to the underlying vesting date.

In summary, equity compensation is a vital component of our Company’s compensation systems for all associates.  The Company prides itself that associates are keenly interested in the performance of our share price in a very tangible way and that the associates appreciate that the share price is directly linked to the operating performance of our Company.  The Board and the Human Resources and Compensation Committee believe that our broad-based equity incentive plan makes our firm meaningfully different from other firms as it puts all associates, not just executive leadership, in the position of participating in the risks and enjoying the rewards of being a shareholder in the Company.  It is also a critical recruiting tool to attract new talent, as we use more of our initial hire awards to attract new revenue producers to the Company.  The 2018 Equity Incentive Plan will help the Company maintain an appropriate and powerful tool to motivate its employee base for superior results in future periods.

Purpose of the 2018 Equity Incentive Plan

The purpose of the 2018 Equity Incentive Plan (a copy of which is attached as Appendix B) is to promote the interests of the Company and its shareholders by, among other things:

•	Attracting and retaining associates and directors through the utilization of equity-based compensation;

•	Motivating such individuals by means of performance-related incentives to achieve long-range performance goals;

•	Enabling such individuals to participate in the long-term growth and financial success of the Company;

•	Encouraging ownership of stock in the Company by such individuals; and

•	Linking their compensation to the long-term interests of the Company and its shareholders.

Since its founding, the Company has awarded equity-based awards to its associates under a broad-based framework whereby all associates have received awards. The Company wishes to continue these broad-based awards and the Human Resources and Compensation Committee believes the structure of the 2018 Equity Incentive Plan is appropriate for that purpose. The proposed 2018 Equity Incentive Plan provides a flexible solution to the Human Resources and Compensation Committee for long-term incentives to employees including stock options, stock appreciation rights, restricted shares and units, and performance shares and units.

Shares Available for Awards under the 2018 Equity Incentive Plan

Pinnacle Financial Partners, Inc.                                    Page 26

Shares of Common Stock subject to an award under the 2018 Equity Incentive Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or withholding taxes relating to an award, will again be available for awards under the 2018 Equity Incentive Plan. Shares of Common Stock issued under the 2018 Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the 2018 Equity Incentive Plan.

With certain limitations, awards made under the 2018 Equity Incentive Plan may be adjusted by the Human Resources and Compensation Committee in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2018 Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration

    Associates and directors of the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2018 Equity Incentive Plan. Subject to the terms of the 2018 Equity Incentive Plan, the Human Resources and Compensation Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2018 Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the 2018 Equity Incentive Plan.

Stock Options and Stock Appreciation Rights

The Human Resources and Compensation Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Human Resources and Compensation Committee may specify the terms of such grants subject to the terms of the 2018 Equity Incentive Plan. The Human Resources and Compensation Committee is also authorized to grant stock appreciation rights, or SARs, either with or without a related option, which SARs may be settled in cash or Common Stock, as the Human Resources and Compensation Committee may determine. The exercise or grant price per share subject to an option or SAR may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. In addition, the 2018 Equity Incentive Plan prohibits amending the terms of a previously granted option or SAR to reduce the exercise or grant price, as applicable, or canceling an option or SAR and issuing cash, another award or a substitute option or SAR with a lower exercise or grant price, as applicable. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Human Resources and Compensation Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

In addition, the 2018 Equity Incentive Plan imposes individual limitations on the amount of certain awards. Under these limitations, no single participant may receive options or SARs in any calendar year that relate to more than 300,000 shares of Common Stock, subject to adjustment in certain circumstances.

Restricted Shares and Restricted Share Units

The Human Resources and Compensation Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Human Resources and Compensation Committee in the award agreement, if any. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, provided, however, that the Human Resources and Compensation Committee has discretion with respect to whether the holder of such shares shall have the right to receive dividends or the right to vote such shares. Except as provided in the 2018 Equity Incentive Plan, none of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Human Resources and Compensation Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. At the discretion of the Human Resources and Compensation Committee, a participant may be credited with dividend equivalents on any vested

Pinnacle Financial Partners, Inc.                                    Page 27

or unvested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. In the event a participant receives dividends on unvested restricted share awards, the 2018 Equity Incentive Plan provides for recoupment of such dividends upon a termination of service from the Company or the escrow of such dividends pending the vesting of the underlying shares of restricted stock. Except as determined otherwise by the Human Resources and Compensation Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Share and Performance Unit Awards

A performance share award consists of a right to receive shares of Common Stock upon the achievement of certain performance goals during certain performance periods as established by the Human Resources and Compensation Committee, and payable at such time as the Human Resources and Compensation Committee shall determine. Performance share awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Human Resources and Compensation Committee. Absent a determination by the Human Resources and Compensation Committee to the contrary, a participant’s rights to any performance share award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

A performance unit award consists of a right that is (1) denominated in cash or shares, (2) valued, as determined by the Human Resources and Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Human Resources and Compensation Committee shall establish, and (3) payable at such time and in such form as the Human Resources and Compensation Committee shall determine. Performance unit awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Human Resources and Compensation Committee. Absent a determination by the Human Resources and Compensation Committee to the contrary, a participant’s rights to any performance unit award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

Performance share and performance unit awards may be subject to certain specific terms and conditions under the 2018 Equity Incentive Plan. Performance goals are expected to consist of one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions:

•	earnings or book value per share;

•	net income;

•	return on equity, assets, capital, capital employed or investment, including after excluding the effects of intangible assets;

•	earnings before interest, taxes, depreciation and/or amortization;

•	operating income or profit;

•	operating efficiencies;

•
asset quality ratios such as the ratio of criticized/classified assets to capital, the ratio of classified assets to capital and the allowance for loan losses, the ratio of nonperforming loans and/or past due loans greater than 90 days and non-accrual loans to total loans, the ratio of non-accrual loans to total loans, the ratio of net charge-offs to average loans, the ratio of non-performing assets to total loans plus other real estate owned or the ratio of nonperforming assets and potential problem loans to Tier 1 risk-based capital plus the allowance for loan losses, or other similar asset quality measures;

•	allowance for loan losses;

•	net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends;

•	cash flow(s);

•	total revenues or revenues per employee or per share of capital stock;

•	stock price or total shareholder return;

•	growth in deposits;

•	dividends;

•
strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof.

The Human Resources and Compensation Committee may provide for the exclusion of charges or revenue related to events or occurrences which the Human Resources and Compensation Committee determines should appropriately be excluded, including (a) restructurings, mergers and acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (d) such other similar matters as may be determined by the Human Resources and Compensation Committee. Such performance goals (and any modifications to be applied thereto) shall be set by the Human Resources and Compensation Committee. The Human Resources and

Pinnacle Financial Partners, Inc.                                    Page 28

Compensation Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding performance awards under the 2018 Equity Incentive Plan, including performance share awards and performance unit awards.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

Other Stock-Based Awards

The Human Resources and Compensation Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company Common Stock. The Human Resources and Compensation Committee will determine the terms and conditions of these awards, consistent with the terms of the 2018 Equity Incentive Plan.

Termination of Employment

The Human Resources and Compensation Committee will determine the terms and conditions that apply to any award upon a Termination of Service (as defined in the 2018 Equity Incentive Plan) with the Company, its subsidiaries and affiliates, and provide these terms in the applicable award agreement or in its rules or regulations.

Change in Control

All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the 2018 Equity Incentive Plan) but only if, and to the extent, determined by the Human Resources and Compensation Committee at or after grant.

Amendment and Termination

The Company’s Board may amend, alter, suspend, discontinue or terminate the 2018 Equity Incentive Plan or any portion of the 2018 Equity Incentive Plan at any time, except that shareholder approval must be obtained for any of these actions if the approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Human Resources and Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Human Resources and Compensation Committee does not have the power, however, to amend the terms of previously granted options or SARs to reduce the exercise price per share subject to an option or the grant price per unit subject to a SAR or to cancel any options or SARs and grant substitute options, SARs or other awards with a lower exercise or grant price per share than the cancelled options or SARs. The Human Resources and Compensation Committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards

The Company may take action, including the withholding of amounts from any award made under the 2018 Equity Incentive Plan, to satisfy withholding and other tax obligations. The Human Resources and Compensation Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the 2018 Equity Incentive Plan generally may not be pledged or otherwise encumbered or transferred except (1) by will or by the laws of descent and distribution; (2) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (3) to a partnership of which the only partners are members of the participant’s immediate family; or (4) as permitted by the Human Resources and Compensation Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.

Certain Federal Income Tax Consequences

The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the 2018 Equity Incentive Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, a SAR, a restricted share or unit award, a performance share award or a performance unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising

Pinnacle Financial Partners, Inc.                                    Page 29

an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of a SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a SAR. Upon a grant of restricted stock or performance shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time such shares of become vested as a result of the restrictions lapsing with respect to restricted shares or the achievement of the performance goals with respect to performance shares unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of a SAR or restricted share award. For this purpose, the participant's basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made).

Payments made under performance awards settled in cash are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

With the passage of the Tax Act, Section 162(m) of the Code was amended to eliminate the exclusion to the $1,000,000 deductibility cap for “performance-based” compensation paid to certain of a company’s officers. Previously, “performance-based” awards granted under the 2014 Plan were designed with the goal of being exempt from the limitations on deductible compensation. Because of the elimination of the “performance-based” compensation exemption as a result of the Tax Act, no awards under the 2018 Equity Incentive Plan, whether performance-based or otherwise, will be eligible to be excluded from the $1,000,000 cap on deductible compensation for those of our officers that are covered by Section 162(m).

The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2018 Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2018 Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2018 Equity Incentive Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

The following table summarizes information concerning Pinnacle Financial's equity compensation plans at December 31, 2017:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders:
2004 Equity Incentive Plan	46,515	$21.51	0
2014 Equity Incentive Plan	401,389	—	671,177
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	447,904	$21.51	671,177

Pinnacle Financial Partners, Inc.                                    Page 30

(1)
Includes 401,389 performance-based restricted stock units under the 2014 Plan. Performance-based restricted stock units do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of certain performance goals, and are to be settled for shares of common stock. Accordingly, they have been disregarded for purposes of computing the weighted-average exercise price.

(2)
All of CapitalMark's outstanding stock options vested upon consummation of the CapitalMark merger and were converted into options to purchase shares of Pinnacle Financial's Common Stock. 228,071 shares of Pinnacle Financial's common stock remain subject to outstanding options issued to the CapitalMark option holders and the weighted average exercise price of those options is $21.38.

(3)
In connection with the BNC Merger, the Company assumed and subsequently amended and restated the BNC Bancorp 2013 Stock Incentive Plan. No options, warrants, rights or restricted stock units are outstanding under this plan, and 29,419 shares remained available for issuance thereunder as of December 31, 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY’S 2018 OMNIBUS EQUITY INCENTIVE PLAN.
* * * * *

EXECUTIVE COMPENSATION

The Human Resources and Compensation Committee is directly responsible for the compensation plan for the Company's "Named Executive Officers" or "executive officers."  These individuals' compensation for 2017 is included in the Summary Compensation Table.  The following table shows the name, age, term of service and position of each Named Executive Officer of the Company as of the date hereof:

Name	Age	Officer Since	Position with Company
M. Terry Turner	63	2000	President and Chief Executive
Robert A. McCabe, Jr.	67	2000	Chairman of the Board
Hugh M. Queener	62	2000	Chief Administrative Officer
Harold R. Carpenter, Jr.	59	2000	Chief Financial Officer
J. Harvey White	68	2009	Chief Credit Officer

M. Terry Turner has served as President and Chief Executive Officer of the Company since its organization.  Mr. Turner was employed by First American Corporation serving in various capacities from 1979 to 1999 including serving as President of the Retail Bank of First American National Bank and President of the Investment Services Group of First American Corporation.

Robert A. McCabe, Jr. has served as the Chairman of the Company since its organization and as Chairman of Tennessee since June 16, 2017.  Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.

Hugh M. Queener has served as the Executive Vice President and Chief Administrative Officer of the Company since its organization.  Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 and First American Corporation from 1987 to 1999.  Prior to his employment at First American, Mr. Queener was employed with the Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.

Harold R. Carpenter has served as Executive Vice President and Chief Financial Officer of the Company since its organization.  Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 and First American Corporation from 1994 to 1999.  Mr. Carpenter is a member of the American Institute of Certified Public Accountants, and was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.

J. Harvey White joined the Company on June 15, 2009, and became the Company's Chief Credit Officer on September 1, 2009.  Mr. White was employed by Regions Financial Corporation and its predecessor companies beginning in 1981.  Mr. White was employed by Regions in a variety of roles and served as senior credit officer for Region's East Tennessee operations from 1999 to 2006. Mr. White was ultimately promoted to regional senior credit officer with additional oversight responsibilities for Regions' North Carolina and Virginia operations, a position he held from 2006 to April 2009.

Pinnacle Financial Partners, Inc.                                    Page 31

Compensation Discussion and Analysis

Compensation Program

General. The Human Resources and Compensation Committee (the "Human Resources and Compensation Committee") of the Company's Board of Directors seeks to ensure market competitive compensation for directors, executives and associates.  The Human Resources and Compensation Committee believes that executive compensation, in particular, should be primarily performance-based in order to optimize shareholder value over the long-term.  Since its inception, the Company has adhered to the belief that shareholder value is enhanced based on consistent and sound growth in operating results.  The Company aligns this belief with a compensation structure adhering to the following principles:

•	A simplified, market-based approach to setting compensation for not only the absolute level of NEO compensation but also for the setting of targets for performance-based incentives

•	Asset quality thresholds must be met prior to any cash or equity award being paid or vested

•
"Win together, lose together" incentive structure such that cash incentive compensation of all participants (including our NEOs) is based on achievement of corporate-wide results, rather than individual or business unit results, and is awarded based on outperforming select corporate financial metrics typically tied to asset quality, earnings growth and revenue growth goals which the firm would believe would place the firm’s performance at or above the 75th percentile of our peer group upon attainment

•
Equity compensation for our NEOs is 100% performance-based and earned over a multi-year performance and service period with performance metrics tied to achievement of a core ROATA that, similar to cash incentives, would place the firm’s performance in the 75th percentile of our peer group upon attainment

Compensation Philosophy. The Human Resources and Compensation Committee’s compensation philosophy, and the compensation program that the Human Resources and Compensation Committee has designed to implement its philosophy, is best characterized as one that pays our employees, including our Named Executive Officers, based on performance. In designing the compensation program, the Human Resources and Compensation Committee has historically sought to weight the executives’ compensation more heavily toward performance-based compensation, including both short-term cash incentives and longer-term performance-based equity awards with multi-year performance targets. The Human Resources and Compensation Committee’s objectives with our compensation program have been to design a program that:

•	attracts and retains high-performing executives;

•
makes a significant portion of our executives’ compensation at-risk rather than guaranteed, with a significant percentage of our executive’s compensation awarded in the form of equity-based awards to better align their pay with the interests of our shareholders;

•	motivates and rewards executives by paying for both short-term and long-term performance that compares well against our peers; and

•	discourages excessive risk taking by focusing on both short-term results and longer-term performance but with payouts subject to soundness thresholds; and

•	encourages revenue and earnings growth but not at the expense of maintaining excellent asset quality.

Emphasis on Performance-Based Compensation. Because we believe in aligning executive compensation with the Company's performance, over 50% of an NEO’s pay is provided in the form of at-risk, performance-based compensation. In addition, both the annual cash and long-term equity-based incentive plans have minimum threshold performance levels, which if not achieved, result in no performance-based incentive compensation to the NEOs.  If this occurs, the Company's total compensation for NEOs is designed to be positioned at the lowest percentile of the compensation peer group. The following charts show the mix of our CEO's 2017 target total compensation package compared to the average mix of total compensation package for CEOs in the peer group.

Pinnacle Financial Partners, Inc.                                    Page 32

Approximately 75% of our CEO's total compensation at target was performance-based and fully at-risk, while about 44% was performance-based for peer CEOs, on average.

Market Alignment of Goals. Each year, in order to provide a sound foundation for establishing executive compensation, the Human Resources and Compensation Committee conducts an annual study to determine the most appropriate peer group for our firm. With the assistance of McLagan, the Human Resources and Compensation Committee determined that a group of 23 publicly-held financial institutions from throughout the United States would form the Company’s peer group for fiscal 2017. The Company's annual financial plan for fiscal 2017 considered the anticipated performance of this peer group based on analysts' estimates and required performance at levels the Human Resources and Compensation Committee believed would equal or exceed the 75th percentile of the peer group before equity-based and cash incentives would be paid. In January 2017, we conducted an analysis of the Company's diluted EPS goal compared to published analyst's EPS expectations for each of our peers. Based on targeted 2017 diluted EPS growth excluding merger-related charges and gains or losses on sales of securities, our targeted level of 2017 diluted EPS growth for the AIP excluding merger-related charges and gains or losses on sales of securities of 15.7% placed us at the 5th highest of the 23 member peer group (78st percentile) based on the anticipated results of the peer group constituents. The Company's revenue target under the AIP was set at the level needed in order to approximate this target level of diluted EPS. Based on this comparison to the peer group, the Human Resources and Compensation Committee approved the diluted EPS and revenue performance targets under the AIP and determined it was appropriate to set target cash compensation at the 75th percentile for achieving this level of target performance.

Importance of Earnings Growth while Maintaining Profitability. For several years, asset quality thresholds have been used to determine whether participants are eligible for any award pursuant to our annual cash incentive plan (AIP). If the asset quality threshold is met, then diluted EPS has been used to determine 80% of AIP awards while revenues have been used to determine 20% of the AIP awards. The allocation of 80% to earnings metrics and 20% to total revenues has not changed materially since the Company’s founding. Since 2015, the Company began using ROATA targets as the basis for equity awards under the Company’s long-term equity-based incentive (LTI) plan. As a result, similar to the AIP plan, the equity program is 100% performance based but ROATA is used as the performance metric as the Human Resources and Compensation Committee believes it is a more direct measure of the profitability of the Company rather than using absolute performance goals. Prior to 2015, we historically used diluted EPS as the primary compensation performance goal for both our AIP and LTI plans because of its correlation with shareholder value creation. The continued use of both diluted EPS and ROATA in 2017 provides balance in the plans and maintains a strong link between performance and profitability which, collectively, the Company believes will drive increased shareholder value over time.

Win together, lose together. The Company believes it is unusual in that the NEOs and all other associates, other than those compensated via a commissioned-based sales plan, participate in the same annual cash incentive plan with the same Company-wide goals. The Company believes this creates a "win together, lose together" culture. Furthermore, all associates, including commission-based sales associates, at the Company receive an equity award. Equity awards for non-Leadership Team associates are time-vested. For the NEOs, as well as other members of the Leadership Team, equity awards are 100% performance-vested. In order to keep a strong linkage with

Pinnacle Financial Partners, Inc.                                    Page 33

associates and because the Company believes that a unified commitment to increasing earnings drives shareholder value, the Human Resources and Compensation Committee utilized ROATA goals for the performance units granted in 2017 to NEOs and other Leadership Team members while using diluted EPS as the more heavily-weighted performance measure in the 2017 AIP for all associates.

Executive Compensation - 2017 Base Salary and Incentive Determination

Consistent with previous years, the Human Resources and Compensation Committee began the 2017 executive compensation setting process in the 4th quarter of 2016 and then finalized the 2017 executive compensation in January and February 2017. As a result, 2016 results influenced the Human Resources and Compensation Committee in their executive compensation decisions for 2017. The Company experienced outstanding earnings growth in 2016, growing GAAP EPS by 15.5% over 2015's results and grew EPS by 32.1% when adjusted for non-routine transactions such as our mergers and merger related charges, which contributed to the Human Resources and Compensation Committee's belief that the compensation system did not require significant changes in 2017.

Base Salaries. Our NEOs’ base salaries increased approximately 7% on average over 2016 base salaries which generally placed each NEO's base salary within a range between the 50th and 75th percentiles of the peer group, with the exception of Mr. White, whose base salary was below the 50th percentile of the peer group, as follows:

	2016 Base Salary	2017 Base Salary	% Increase
Turner	$857,000	$908,000	6%
McCabe	$813,000	$862,000	6%
Queener	$411,000	$450,000	9%
Carpenter	$411,000	$450,000	9%
White	$310,000	$329,000	6%

Annual Cash Incentive Plan (AIP). In 2017, the NEOs participated in the same AIP as all of our other associates that are not compensated on a commission-based system. Pursuant to the terms of the 2017 AIP adopted by the Human Resources and Compensation Committee, for performance in excess of  target and maximum goals, potential bonus payouts were the same as a percentage of an NEO’s base salary in 2017 and were as follows:

	Potential Cash Bonus Award as a % of Base Salary(1)
	Threshold (minimum)	Target	Maximum
Turner	0%	100%	125%
McCabe	0%	100%	125%
Queener	0%	75%	93.75%
Carpenter	0%	75%	93.75%
White	0%	60%	75%

(1)
For 2016, the potential cash bonus threshold and target awards were the same as 2017 for the NEOs. Maximum awards available to NEOs in 2016 were 140% of target for Messrs. Turner and McCabe, 105% of target for Messrs. Queener and Carpenter and 84% for Mr. White. Actual results for 2016 resulted in less than target awards for the NEOs at 90% of their targets which resulted in Messrs. Turner and McCabe receiving 90% of base salary from the AIP, Messrs. Queener and Carpenter receiving 67.5% and Mr. White receiving 54%.

Target awards for 2017 were contingent on the Company achieving a classified assets ratio (the sum of Pinnacle Bank’s nonperforming assets and potential problem loans divided by the sum of its Tier 1 Capital Ratio and allowance for loan losses) of less than 35% as of December 31, 2017 as a threshold performance measure. Should the classified asset ratio threshold be met, a participant’s (including the NEOs) total potential cash bonus was based 80% on corporate diluted EPS growth and 20% on corporate revenue growth. In order for the target award payout to be achieved year-over-year diluted EPS growth of approximately 12.1% would be required while maximum payout for EPS performance required a year-over-year increase in 2017 diluted EPS of approximately 15.7%, in each case excluding merger-related charges, gains or losses on sales of investment securities, the impact of the revaluation of the Company’s deferred tax assets as a result of President Trump signing the Tax Cuts and Jobs Act (the Tax Act) into law and the contributions of BNC to our results. Additionally, and after applying the same adjustments as those applied to EPS, year-over-year revenue growth of 17.0% for target payout was required while 18.6% revenue growth was necessary for payouts at the maximum level.

For the year ended December 31, 2017, the Company achieved the classified asset ratio hurdle required by the 2017 AIP, and after application of adjustments for the matters described above deemed necessary by the Human Resources and Compensation Committee for the results of both periods to be comparable and indicative of the core earnings and revenue growth for the Company, the Human

Pinnacle Financial Partners, Inc.                                    Page 34

Resources and Compensation Committee concluded that the Company diluted EPS which warranted a payout at the 80% tier (target award) and at the 15% tier for revenues (less than target award) for 2017 which resulted in the Named Executive Officers earning a payout of 95% of their AIP target level opportunity. In light of the exceptional efforts of all participants in the AIP (including the NEOs) to consummate the BNC merger within six months of announcement, to integrate BNC into the operating culture of the Company and substantially complete a systems conversion in the Company’s legacy Tennessee market, the Human Resources and Compensation Committee determined that each participant, including the NEOs, should be paid an additional 10% of the target incentive payment as permitted under the 2017 AIP if the participant’s individual performance in 2017 was rated “meets expectations” or better, as was the case for each of the NEOs. After application of this additional 10% payment, the total payment for each NEO equaled 105% of the executive’s target payout. For more information regarding the 2017 AIP see "2017 Performance Plan Goals and Results" below.

2017 Long Term Incentive (LTI) Equity Grant. The equity incentive component of our NEOs total compensation was 100% performance-based in the form of performance vested restricted stock units ("performance units"). Consistent with 2016 LTI awards, the Company utilized an award design based on Return on Average Tangible Assets ("ROATA") and a performance period comprised of three consecutive annual performance periods. The grants in 2017 consisted of three equal tranches with settlement in shares of Common Stock, if earned, based on 2017, 2018 and 2019 ROATA performance metrics established at the time of grant, and a one-year service vesting period following each annual performance period, as well as the achievement of a soundness threshold tied to Pinnacle Bank’s NPA ratio as of December 31, 2021. Absent the NEO's death, disability, or change of control, no shares of Common Stock are issued in settlement of the performance units until 5 years from grant.

Each of the NEOs was a participant in the Company’s LTI program for 2017 and could earn the following amounts per year of the three-year performance period at threshold, target and maximum level payout:

	Value of Award at Grant That Could be Earned Per Year for Threshold Level Performance (ROATA of < 1.235%)	Value of Award at Grant That Could be Earned Per Year for Target Level Performance (ROATA of between 1.235% and 1.365% (1))	Additional Value of Award at Grant That Could be Earned Per Year for Maximum Level Performance (ROATA of between 1.365% and 1.405% (1))	Total Value of Award at Grant That Could be Earned Per Year for > Maximum Level Performance (ROATA >1.405%)
	(a)	(b)	(c)	(a)+(b)+(c)
Turner	$0	$608,334	$316,666	$925,000
McCabe, Jr.	$0	$576,667	$301,000	$877,667
Queener	$0	$165,000	$90,000	$255,000
Carpenter	$0	$172,500	$90,000	$262,500
White	$0	$100,000	$50,000	$150,000

(1)
Amount reflected represents the amount payable should performance equal the highest level of ROATA for the applicable tier. Actual ROATA results within the defined range resulted in interpolation of the payout within each tier.

At the time of grant of the performance units in January 2017, the Human Resources and Compensation Committee established ROATA performance targets for each of the years in the three-year future performance period. The ROATA performance targets required for 2017, 2018 and 2019 were established to correlate with our diluted EPS growth goals, which were incrementally higher each year, consistent with our goal to achieve sustained increases in operating earnings. The Human Resources and Compensation Committee established the performance targets for future years based on the following:

- the Company's 2017 financial plan (budget) which was approved by the Board of Directors in January 2017,
- the Company's multi-year strategic plan for 2016-2019 which was completed in September 2016, and
- the relative positioning of the ROATA targets for each year in the peer group.

For the tranche of performance units tied to 2017 ROATA (which represents 33% of the total award granted in January 2017), the Company achieved maximum performance in 2017 (after adjustments made to the Company’s GAAP results to exclude the merger-related costs incurred in connection with the BNC merger, the loss on the sale of investment securities, the impact of the revaluation of the Company’s deferred tax assets as a result of the Tax Act and the contributions of BNC to the Company’s results), resulting in the maximum number of performance units tied to 2017 performance being eligible to be earned if the NEO satisfies the one-year service component of the award (i.e., employed as of December 31, 2018) and Pinnacle Bank's NPA ratio at December 31, 2021 is not greater than the maximum permissible level. Additional details can be found under "2017 Performance Plan Goals and Results" below. Also, absent a change of control, should the NEO leave the Company prior to the date the performance units are earned for any reason other than death or disability or retirement after age 65, any unearned awards will be forfeited.

Pinnacle Financial Partners, Inc.                                    Page 35

2017 Performance Plan Goals and Results

2017 Annual Cash Incentive Plan. The table below shows the goals used for the 2017 AIP along with the Company’s 2017 results, as adjusted, when measured against these targets. The payment of any awards under the 2017 AIP was conditioned on Pinnacle Bank's classified asset ratio being less than 35% as of December 31, 2017. For the 2017 AIP, meaningful growth in diluted EPS and revenue was required for payment of cash incentives. Awards are not interpolated for performance within the threshold, target, and the maximum levels.

	Classified Asset Ratio	FD EPS	FD EPS award payout as percent of target	Total Revenues (millions)	Total Revenues award payout as percent of target
Threshold	< 35%	<$3.05	0%	< $480.0	0%
- Tier 2		>$3.05 to $3.24	25%	>$480.0 to $500.0	10%
- Tier 3		>$3.24 to $3.44	60%	>$500.0 to $521.7	15%
Target		>$3.44 to $3.54	80%	>$521.7 to $529.0	20%
Max level target		>$3.54	100%	>$529.0	25%
2017 Results (1)	12.9%	$3.53	80%	$515.7	15%
2016 Results (1)	16.4%	$3.07	60%	$445.6	30%

(1)
The Human Resources and Compensation Committee determined that the Company's GAAP results for the years ended December 31, 2017 and 2016 were impacted by many significant events that were not considered indicative of the core operating performance of the Company or were not directly linked to the performance of the participant group as a whole and thus should be excluded from the determination of the achievement of the performance targets for the AIP.  These adjustments which were approved by the Human Resources and Compensation Committee impacted the calculations for both the NEOs as well as all other participants in the AIP in an identical manner.  No adjustments were made to the classified assets ratio. A summary of the adjustments to diluted EPS, total revenues and ROATA for 2017 and 2016 are detailed below:

	Diluted Earnings Per Share	Total Revenues (millions)	Return on Average Tangible Assets
Company 2017 GAAP results, as reported	$2.70	$688.20	1.11%
Adjustments to reported amounts (after-tax) (a):
Loss on sale of investment securities	$0.08	$8.30	0.03%
Merger-related expenses	$0.30	$—	0.12%
Revaluation of deferred tax assets	$0.49	$—	0.20%
BNC impact, inclusive of January 2017 common stock issuance(b)	$(0.04)	$(180.70)	(0.05%)
Company 2017 results, after adjustments	$3.53	$515.70	1.41%
Incremental incentive adjustment required for AIP at adjusted EPS levels(c)	$—	$—	—%
Company 2017 results for purposes of determining AIP payments	$3.53	$515.70	1.41%

Company 2016 GAAP results, as reported	$2.91	$446.0	1.36%
Adjustments to reported amounts (after-tax) (a):
Gain on sale of investment securities	$—	$(0.4)	—%
Merger-related expenses	$0.16	$—	0.08%
Company 2016 results, after adjustments	$3.07	$445.6	1.44%
Incremental incentive adjustment required for AIP at adjusted EPS levels(c)	$(0.04)	$—	—%
Company 2016 results for purposes of determining AIP payments	$3.03	$445.6	1.44%

(a)	Adjustments are reflective of the statutory Federal and state tax rates of 39.23%.

(b)
In January 2017, the Company announced the proposed merger with BNC in North Carolina. The Company, in order to minimize associate disruption related to the merger, determined that all participants in the various BNC incentive plans would continue to participate in those plans for calendar year 2017 and would not be eligible for participation in the Company’s AIP and equity plans until 2018. This has been a consistent treatment by the Company in prior mergers. As a result, no former BNC associate or those associates assigned to the former BNC units after the June 16, 2017 closing date of the merger participated in the AIP in 2017. All retained BNC associates did participate in the Company’s equity award program after June 16, 2017. All of the equity awards granted to the former BNC associates were time-based and granted in a consistent manner as awards the Company traditionally grants to non-leadership

Pinnacle Financial Partners, Inc.                                    Page 36

associates. Additionally, in January 2017, the Company issued 3.22 million shares of Common Stock in contemplation of the BNC transaction. The above adjustment reflects the incremental impact of the additional shares issued in the January 2017 public offering, as well as an amount of estimated earnings realized from the cash proceeds from the offering. As a result, the Company estimates that the BNC merger was approximately $0.04 accretive to the Company’s 2017 diluted EPS and that BNC’s operations contributed approximately $180.7 million in revenues following the closing of the merger. These amounts have been deducted from the table above in order to evaluate the core earnings and revenues of the residual franchise (i.e., the Tennessee franchise).

(c)
Pursuant to the AIP, in order for a higher tier to be awarded that tier must be realized after giving effect to the incremental incentive costs. As a result, and has been the case in prior years, a negative incentive adjustment may be required (ie. less incentive awarded pursuant to the AIP) in order to fully fund the incentive plan payments. In 2017, there was no negative adjustment required.

The Company's actual reported results in 2017 were significantly impacted by the Tax Act and its merger with BNC. Because of the revaluation of the Company’s deferred tax assets triggered by the Tax Act and management’s decision to sell investment securities at a loss of $8.3 million to reposition its securities portfolio to protect against a potentially flatter yield curve in the future, which also allowed us to capture an increased tax deduction before the rate cut resulting from the Tax Act went into effect, the Company’s GAAP diluted EPS of $2.70 was down 13.9% when compared to $2.91 of GAAP diluted EPS reported by the Company in 2016. For 2017, the Company reported revenue on a GAAP basis of $688.2 million, up 54.3% over the prior year’s GAAP revenue. After adjustments to our 2017 GAAP results for merger-related charges, losses on the sale of investment securities, the impact of the revaluation of our deferred tax assets as a result of the Tax Act and the impact of the BNC acquisition on our results and adjustments to our 2016 GAAP results to exclude the merger-related charges and gains on sales of investment securities we recognized in 2016, revenue growth was 15.7% at $515.7 million (less than the $521.7 million required for target level payout), annual diluted EPS growth was approximately 15.0% or $3.53 per diluted share (less than the $3.54 required for the maximum level payout), and the classified asset ratio was 12.9% (well better than the soundness threshold of 35% required by the 2017 AIP).

Notwithstanding the exceptional financial performance for 2017, the performance metrics established for executive compensation for the NEOs at the target award level under the 2017 AIP were not totally achieved. As a result, and after considering the net adjustments to the Company's reported results, total compensation for the NEOs based on the Company’s adjusted results would have been less than the target pay amount as contemplated by the 2017 AIP targets. Pursuant to the terms of the AIP, the Human Resources and Compensation Committee is permitted to increase or decrease the amount paid to a participant in the AIP, including an NEO, based on the performance of that participant. Acknowledging the exceptional efforts of the Company’s associates in 2017, including those of the NEOs, particularly in relation to the acquisition and integration of BNC and the related conversion of the Company’s core processing system in its legacy Tennessee markets, the Human Resources and Compensation Committee determined to increase the amounts paid to those of the Company’s associates whose performance met or exceeded expectations by an additional 10% in relation to target (aggregate of 105% of target). Accordingly, after considering the various factors, including the information noted above, the Human Resources and Compensation Committee determined that a payout at 105% of the targeted payout for all participants, including the NEOs, in the 2017 AIP whose performance met or exceeded expectations was appropriate.

2017 Long Term Incentive Plan (LTI) Awards. On January 17, 2017, the Human Resources and Compensation Committee determined the dollar amount of equity awards to be granted to the Company's NEOs which was based on the amount needed to achieve 75th percentile targeted total compensation for each NEO for 2017 after considering base salary and targeted cash incentive awards. In order to calculate the number of performance units to be granted, the dollar amount of targeted equity compensation was divided by the closing price of the Common Stock on January 25, 2017, the grant date for the awards, which was two days after the public announcement of the Company’s proposed acquisition of BNC and also after the public release of the Company's 2016 financial results. Historically, the Human Resources and Compensation Committee has elected to defer the grant date for NEO equity compensation until after the Company had released its previous year results. As a result of delaying the grant date until after the announcement of the 2016 results and the proposed merger with BNC, the Human Resources and Compensation Committee believed that the market price of the Common Stock better reflected all current material information.

The target number of performance units was granted at the beginning of the performance period with the number of performance award units that could be earned and settled in shares of Common Stock based upon ROATA performance for fiscal December 31, 2017, 2018, and 2019, respectively, the NEOs remaining employed for one year following the end of the applicable performance period and Pinnacle Bank achieving a specified NPA ratio as of December 31, 2021. The tables below show the goals used for the performance units awarded to the NEOs under the 2017 LTI award along with the Company’s GAAP and adjusted 2017 results. The first tranche of performance units for the 2017 LTI award required achievement of a high level of ROATA and a one-year post-performance service period. Awards are interpolated for performance within and between the threshold, and target levels.

Pinnacle Financial Partners, Inc.                                    Page 37

	Return on Average Tangible Assets 100% of LTI Equity Plan(1)
Performance	2017 Goal ($)	Award as % of Target
Threshold	1.235%	0%
Target	1.365%	100%
Max level	1.405%	150%
2017 Actual Results (2)	1.41%	150%

(1) Information shown for the 2017 performance goal only.  The first tranche of the 2017 LTI award (33% of the total) was earned at the maximum level and will be settled in shares of Common Stock as soon as practicable after the Company files its Annual Report and Form 10-K for the fiscal year ended December 31, 2021 so long as the NEO remains employed through December 31, 2018 and the Bank's NPA ratio as of December 31, 2021 is not greater than the threshold set by the Human Resources and Compensation Committee at the time the performance unit was granted. Performance against ROATA goals established for the fiscal years ending December 31, 2018 and December 31, 2019 will determine the remaining performance units that may be earned under the 2017 LTI award.

(2)
In reviewing the Company’s performance for 2017 against the performance metrics established at the time the 2017 LTI award was granted the Human Resources and Compensation Committee determined to adjust the Company’s actual results for the items established at the time of grant. Accordingly the Human Resources and Compensation Committee adjusted the Company’s GAAP ROATA to exclude the merger-related charges, the loss on the sale of investment securities, the impact of the revaluation of the Company’s deferred tax assets caused by the Tax Act, the impact of the BNC acquisition, including the capital raising transaction consummated by the Company in January 2017 in connection with the BNC merger.  These adjustments impacted the calculations for both the NEOs and Leadership Team in an identical manner.  A summary of the adjustments is noted in footnote 1 to the table on page 36.

Except in the event of the NEO's death, disability or retirement after achieving age 65, for all restrictions to fully lapse on these awards, the NEO must remain employed by the Company during the one-year performance period, additional one-year service vesting period, and Pinnacle Bank's NPA ratio at December 31, 2021 must be lower than the level set by the Human Resources and Compensation Committee at the time of grant.

The Company accrues cash dividends that otherwise would be paid on the shares of Common Stock underlying these performance units, but the accrued, unpaid dividends are not paid to the NEO unless the underlying performance units are earned and shares of Common Stock are issued to the NEO in settlement of such units.

Set forth below is a summary of the performance units that each of our Named Executive Officers could earn based on 2017 ROATA pursuant to the performance unit awards granted in 2017 at target and maximum levels of performance and the number of units actually earned based on the Company’s 2017 ROATA, as adjusted for the matters described elsewhere in this Compensation Discussion and Analysis:

	Target Level Performance Units	Maximum Level Performance Units	Actual Performance Units Earned(1)
Turner	9,044	13,627	13,627
McCabe	8,586	12,942	12,942
Queener	2,532	3,835	3,835
Carpenter	2,586	3,871	3,871
White	1,447	2,170	2,170

(1)
For the Named Executive Officer to receive shares of the Company’s Common Stock in settlement of these units, the individual must remain employed with the Company through December 31, 2018 and the Company’s NPA ratio as of December 31, 2021 must not exceed the level established by the Human Resources and Compensation Committee at the time of grant of these awards.

2017 Results Associated with previous LTI Awards. The Company's results for 2017 impacted performance unit awards granted to the NEOs in previous periods with performance metrics tied to the Company’s performance in 2017, as follows:

-
January 2016 and 2015 Grants - In January 2016 and 2015, the NEOs were granted performance units to be settled in shares of Common Stock based on the Company's ROATA in three consecutive years beginning with the year the award was granted. After reviewing the Company's reported 2017 results as well as the 2017 performance targets established at the time of grant in January 2016 and 2015, the Human Resources and Compensation Committee determined that the Company's ROATA of 1.41% (adjusted for merger-related charges, losses on sales of investment securities, the impact of the revaluation of the Company’s deferred tax assets and the impact of the BNC acquisition on the Company’s results in 2017, including the capital raising transaction consummated by the Company in January 2017 in connection with the BNC merger) achieved the maximum level

Pinnacle Financial Partners, Inc.                                    Page 38

of performance, and the maximum number of units were earned for the 33% of the total 2016 and 2015 LTI awards tied to 2017 ROATA results. These performance units will be settled with the issuance of a like number of shares of Common Stock if the recipient remains employed by the Company through December 31, 2018 and Pinnacle Bank's NPA ratio is less than an amount determined by the Human Resources and Compensation Committee at the time grant as of December 31, 2020 (for the 2016 award) and December 31, 2019 (for the 2015 award).

-
January 2014 Grants - In January 2014, the NEOs were granted performance units to be settled in restricted shares of Common Stock based on fully diluted EPS performance in 2014, 2015, and 2016. These performance units earned with respect to this award were settled with restricted shares, 50% of which will be released to the NEOs as of February 28, 2018 as Pinnacle Bank’s NPA ratio at December 31, 2017 was less than the 1.5% target established when these awards were granted. The remaining 50% of these restricted shares will be released to the NEOs if Pinnacle Bank's NPA ratio as of December 31, 2018 is less than an amount determined by the Human Resources and Compensation Committee at the time of grant.

-
January 2013 Grants - In January 2013, the NEOs were issued restricted shares in settlement of earlier awarded performance vested restricted stock units with performance metrics tied to the Company's diluted EPS for the year ended December 31, 2013, which restricted shares will be settled into shares of Common Stock in 20% increments for the following five fiscal years based on Pinnacle Bank's classified asset ratio as of the end of each year in the five-year period being less than an amount determined at the time of grant. After reviewing the Company's reported 2017 results as well as the 2017 performance targets established at the time of grant in January 2013, the Human Resources and Compensation Committee determined that the Company achieved the required target of a classified asset ratio of less than 35%. Thus, the restrictions on the shares earned for the 20% of the total 2013 LTI award tied to 2017 performance have lapsed and have been awarded to the NEOs.

-
Prior to 2013 Grants - In years prior to 2013, there were other grants of restricted shares to the NEOs that had time-based vesting or time-based vesting with a performance criteria that the Company earn more than $1 in net income in each applicable accounting period. After reviewing the Company's reported 2017 results as well as the 2017 performance targets established at the time of these grants, the Human Resources and Compensation Committee determined that the Company achieved the required target. Thus, the restrictions on these shares have lapsed and have been awarded to the NEOs.

Peer Group. The Human Resources and Compensation Committee believes the peer group established by the Human Resources and Compensation Committee generally performs at a higher level in comparison to the universe of bank holding companies of similar asset size. The Company also believes that when excluding merger-related charges from its results it is currently performing at or near the 75th percentile of the peer group on several critical measures such as return on average assets, return on tangible equity and efficiency ratio as well as other profitability and soundness measurements, all of which when considered in the aggregate, should result in outperformance of the Company's market price of its common stock.

The Human Resources and Compensation Committee utilizes McLagan, a part of Aon plc, for executive compensation consulting services. McLagan is an independent compensation consultant without any previous relationship with management or the Company. For fiscal 2015 and 2016. McLagan, with input from management and approval from the Human Resources and Compensation Committee, constructed a peer group of banking companies with total assets between $5 billion and $15 billion, which McLagan identified as having a commercial lending focus and where possible were located in or near the 75 largest metropolitan areas in the United States. For fiscal 2017, the Human Resources and Compensation Committee with input from McLagan determined that modifications to the peer group were necessary given the Company’s increase in asset size following consummation of the Avenue merger. The peer group constructed by McLagan, with input from management and approval by the Human Resources and Compensation Committee, included banks with total assets of between $6.0 billion and $20.0 billion as of December 31, 2015 and with a loan portfolio having a commercial lending focus and where possible located in or near the 75 largest metropolitan areas in the United States. The peer group for 2017 was as follows:

F.N.B. Corp	Pittsburg, PA	Private Bancorp, Inc.	Chicago, IL
MB Financial Inc.	Chicago, IL	South State Corporation	Columbia, SC
Western Alliance Bancorp	Phoenix, AZ	CVB Financial Corp.	Ontario, CA
Hilltop Holdings Inc.	Dallas, TX	Union Bankshares Corp.	Richmond, VA
United Bankshares Inc.	Charleston, WV	First Financial Corp.	Cincinnati, OH
Trustmark Corp.	Jackson, MS	Independent Bank Corp.	Rockland, MA
Sterling Bancorp	Montebello, NY	Legacy Texas Financial Group Inc.	Plano, TX
First Midwest Bancorp Inc.	Itasca, IL	FCB Financial Holdings Inc.	Weston, FL
Bank of the Ozarks Inc.	Little Rock, AR	Renasant Corp.	Tupelo, MS
Columbia Banking System Inc.	Tacoma, WA	Eagle Bancorp Inc.	Bethesda, MD
United Community Banks Inc.	Blairsville, GA	BancorpSouth, Inc.	Tupelo, MS

Pinnacle Financial Partners, Inc.                                    Page 39

The Human Resources and Compensation Committee does, as a matter of practice, compare the Company's actual results on a GAAP basis and as adjusted for certain items to the as reported GAAP results of the companies in the peer group in order to validate its compensation philosophy in setting compensation for future periods and the continued emphasis on period-to-period earnings growth, return on average tangible assets and other profitability metrics.

The Human Resources and Compensation Committee considered various peers’ EPS growth rates noting that several peers had underperformed in 2016 resulting in unusual EPS growth rates in 2017. Given the Company's year-over-year EPS growth (excluding merger-related charges, revaluation of deferred tax assets in connection with the Tax Act and gains and losses on sale of investment securities) was greater than 15.5% in 2017, the Human Resources and Compensation Committee considered the Company to be a top quartile performer for earnings growth in 2017 after excluding several peers which had unusual earnings growth rates because of underperformance in 2016.

The Human Resources and Compensation Committee also considered that the Company's profitability metrics for ROATA, Return on Average Tangible Equity, Noninterest expense to Average Assets, and Efficiency Ratio (in each case excluding merger-related charges) were either in or near the top quartile of the compensation peer group's reported results.

Lastly, the Human Resources and Compensation Committee also reviewed various total shareholder return (TSR) metrics over multiple periods in comparison to the TSR metrics of the peer group. The Company's three-year total shareholder return in comparison to the compensation peer group is shown below as of December 31, 2017:

Although, TSR is not a specific component of the Company's incentive plans, TSR does impact the Human Resources and Compensation Committee's decision-making process when considering whether modification of the Company's compensation philosophy is required. All in all, the Human Resources and Compensation Committee determined that the Company operated at an exceptional level in 2017, whether on a legacy basis or after giving effect to its mergers and that there was strong linkage between targeting top quartile performance in the goal setting process, achieving top quartile performance results and producing top quartile total shareholder returns. Consequently, the Human Resources and Compensation Committee did not believe that any modification to the Company's compensation philosophy was warranted at this time.

2017 Say-on-Pay Result

The Company held its advisory say-on-pay vote at the 2017 annual shareholder meeting. Shareholders approved the compensation of executives, with 95.9% of shareholder votes cast in favor of the say-on-pay proposal compared to 96.6% which were cast in favor at the 2016 annual meeting. The Human Resources and Compensation Committee viewed these results as evidence that shareholders continue to support the Company's executive compensation policies and practices.

Pinnacle Financial Partners, Inc.                                    Page 40

2018 Executive Compensation

The Human Resources and Compensation Committee began the 2018 executive compensation setting process in 2017 and then finalized 2018 executive compensation for the NEOs in January and February 2018. As a result, 2017 results, as well as the anticipated 2018 earnings growth, revenue growth and profitability targets for 2018 influenced the Human Resources and Compensation Committee in their executive compensation decisions for 2018. The 2018 executive compensation structure is largely unchanged - the NEOs received a base salary increase and will participate in the 2018 AIP and LTI. The AIP and LTI designs are very similar to 2017. Two significant matters impacting the comparability and design between 2018 and 2017 executive compensation were considered by the Committee.

The first matter was the establishment of an updated peer group given the growth of the Company. McLagan assisted the Human Resources and Compensation Committee in establishing the 2018 peer group which consists of banks or their holding companies with total assets of between $13.0 billion and $30.0 billion with a commercial lending focus as follows:

F.N.B. Corp(*)	Pittsburg, PA	First Horizon National Corp.	Memphis, TN
MB Financial Inc. (*)	Chicago, IL	Wintrust Financial Corp	Rosemont, IL
Western Alliance Bancorp(*)	Phoenix, AZ	Hancock Holding Co.	Gulfport, MS
BancorpSouth, Inc. (*)	Tupelo, MS	Umpqua Holdings Corp.	Portland, OR
United Bankshares Inc. (*)	Charleston, WV	Valley National Bancorp	Wayne, NJ
Trustmark Corp. (*)	Jackson, MS	Prosperity Bancshares Inc.	Houston, TX
Sterling Bancorp(*)	Montebello, NY	PacWest Bancorp	Beverly Hills, CA
Bank of the Ozarks Inc. (*)	Little Rock, AR	TCF Financial Corp.	Wayzata, MN
Synovus Financial Corp.	Columbus, GA	IberiaBank Corp.	Lafayette, LA
Cullen/Frost Bankers Inc.	San Antonio, TX	UMB Financial Corp.	Kansas City, MO
Associated Banc-Corp	Green Bay, WI	Fulton Financial Corp.	Lancaster, PA
Chemical Financial Corp.	Midland, MI	Old National Bancorp	Evansville, IN
(*) Member of both the 2018 and 2017 peer groups

The second matter is the meaningful impact of the Tax Act is expected to have on anticipated results for 2018. This resulted in target setting for the AIP and the LTI needing to take into account the anticipated earnings growth from a reduced effective tax rate for the Company.

Compensation Philosophy

As noted above, the Company has adhered to the belief that shareholder value is primarily built by consistent and sound growth in operating results that exceed those of peer firms. As a result, the Human Resources and Compensation Committee's compensation philosophy incorporates several factors in adherence to this belief, as follows:

Market-based approach to compensation:

-
NEOs rewarded based on Company performance compared to expected performance of peers where performance targets are set such that, if achieved, performance will be at or above the 75th percentile of the peer group.

-
Target a total compensation range from the 50th to the 75th percentile based on performance. Expect to pay closer to 50th when performance is at 50th and expect to pay closer to the 75th when performance is at the 75th.

For 2017, goals were established that were expected to position the Company near the 75th percentile in terms of revenue and earnings growth should performance targets be achieved. However, if the Company failed to achieve the performance target, total compensation would have been below the projected 75th percentile of the peer group. The pay-for-performance philosophy results in reduced compensation for performance below the Human Resources and Compensation Committee's expectations and enhanced compensation for performance that exceeds expectations.

Win together, lose together:

-
All associates of the Company participate in the LTI and, with the exception of commission-based associates, all associates participate in the AIP. The performance targets for cash incentives are identical for all associates to those for NEOs and other leadership.

Since the Company’s founding, the Human Resources and Compensation Committee has typically established a cash incentive plan such that all eligible associates are eligible to receive up to 125% of their targeted award annually. Over the years, the actual payments have ranged from 0% to 125% of the targeted award. For 2017, the Human Resources and Compensation Committee awarded 105% of the targeted award for associates, including NEOs, whose performance met or exceeded expectations.

Pinnacle Financial Partners, Inc.                                    Page 41

Additionally, all associates of the firm are granted equity awards at the commencement of their employment and on an annual basis thereafter. Restricted shares are time-vested for associates other than NEOs and other members of the Company's Leadership Team who are granted and are ultimately eligible to receive performance-based equity compensation.

-
The Company also administers a 401(k) plan for all associates with market-based matching provisions. The Company does not offer any other retirement vehicle (i.e., defined benefit or deferred compensation plans) for its NEOs, leadership or associates in addition to the 401(k) plan.

Simplified NEO compensation structure, with incentives linked to corporate results:

-	NEO compensation is primarily composed of base pay, an annual cash incentive and long-term performance-based equity incentives.

-
Wealth creation by the NEO should be directly linked to the performance of the Common Stock. As a result, other than in the case of arrangements inherited in connection with acquisitions, NEO compensation does not include a deferred compensation plan or other plan linked to the performance of other types of securities.

-	Perquisites should comprise a modest component of the executive's compensation.

-
The Human Resources and Compensation Committee also utilizes multiple performance metrics, a mix of short-term and long-term incentives and limits the maximum amount of incentive an NEO may receive in order to reduce the risk that an NEO would execute strategies, tactics or transactions that may be outside the overall risk tolerance of the firm.

Cash incentives focus on annual earnings and revenue targets:

-	Annual cash incentive is the preferred form of incentive when considering shorter-term financial objectives of a year or less.

-	Shareholders are rewarded as operating earnings increase with organic growth being the preferred method for achievement of increased annual earnings.

-	Thus, the Company's annual financial plan (budget) is the foundation for the Company's annual cash incentive plan.

In 2017, and in essentially every year prior to 2017, the Company's annual financial plan is based primarily on the establishment of earnings growth targets which the Human Resources and Compensation Committee believes will ultimately result in the Company maintaining its top quartile position as a high-performing equity investment. The Human Resources and Compensation Committee considers published analyst expectations for the Company and the members of the peer group in determining these performance targets. The expectations for performance of the peers are a critical component in setting the Company's annual financial goals. Additionally, the Human Resources and Compensation Committee has the flexibility to exclude peers from consideration if it is apparent that the peer's anticipated results, although reasonable in any given period, may produce an unusual growth rate due to underperformance or operating losses in a previous period or a merger or acquisition in the current period.

    Equity compensation incorporates a multi-year approach:

-
The Human Resources and Compensation Committee believes that equity-based awards are the preferred form of incentive when considering the achievement of longer term objectives over a multi-year period.

-
Beginning in 2015, the Human Resources and Compensation Committee elected to bring more balance to the performance plans by utilizing ROATA as the primary metric for measuring long-term performance for increasing shareholder value.

The incorporation of the above factors into our compensation practices is most evident when reviewing the concentration of performance-based compensation over the past several years. The Human Resources and Compensation Committee has maintained the balance between compensation and performance by incorporating a significant amount of variable based compensation into the executive compensation structure. As a result, in periods where performance was below the Human Resources and Compensation Committee's expectations, overall compensation levels have been reduced, in some cases to well less than median compensation for peers.

 Retirement and other benefits - The NEOs are eligible to participate in the Company's 401(k) plan along with all other associates of the Company. The NEOs are subject to the same salary deferral and Company match provisions as the other associates. The Company does not sponsor a deferred benefit plan or any other deferred compensation retirement plan for the NEOs.

Pinnacle Financial Partners, Inc.                                    Page 42

  Other typical forms of executive compensation and perquisites available to the Human Resources and Compensation Committee to supplement executive compensation are listed below along with the applicability to the NEOs:

	Turner	McCabe	Queener	Carpenter	White
Company-provided vehicle	No	No	No	No	No
Automobile allowance	Yes	Yes	Yes	No	No
Parking allowances	No	No	No	No	No
Personal tax return fees	Yes	Yes	Yes	Yes	Yes
Health club membership	No	No	No	No	No
Country club membership	No	No	No	No	No
Corporate aircraft	Yes	Yes	Yes	Yes	No

Additional Compensation Considerations

Role of the Human Resources and Compensation Committee - The duties and responsibilities of the Human Resources and Compensation Committee include, among other things:

◦	overseeing the Company's overall executive compensation philosophy;

◦	measuring performance with respect to established goals and objectives;

◦	designing the components for all executive compensation;

◦	reviewing the Company's executive compensation plans and the risks these plans pose to the Company; and

◦	establishing compensation for the Company's executive officers.

Messrs. Brock, Farnsworth, Galante, and Smith, all independent directors, served on the Human Resources and Compensation Committee for 2017. Mr. Thompson, who is also an independent director, joined the Human Resources and Compensation Committee on June 16, 2017.   The Human Resources and Compensation Committee makes all compensation decisions for the Company's NEOs, including establishing the framework for how these executives are compensated, and approves recommendations regarding equity awards to all associates, including the executive officers, of the Company.

Role of the Compensation Consultant - Beginning in 2010, the Human Resources and Compensation Committee utilized the consulting services of McLagan, a part of Aon plc, to facilitate the executive officer compensation process, including the determination of an appropriate peer group for purposes of comparing the NEOs' compensation and any adjustments that should be made to keep the peer group consistent with the Company's strategies and objectives. McLagan representatives routinely attend the Human Resources and Compensation Committee meetings during the year and continue to provide consulting services to the Human Resources and Compensation Committee. A McLagan representative is in attendance when the Human Resources and Compensation Committee votes on executive officer compensation. McLagan reports directly to the Human Resources and Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan.

In 2017, the Human Resources and Compensation Committee reviewed its relationship with McLagan and considered McLagan's independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Human Resources and Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) other services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Human Resources and Compensation Committee; (5) any Common Stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Human Resources and Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Role of Management-The Chief Executive Officer and the Chief Financial Officer also provide some input into compensation as it relates to all senior executives and internal forecasts. Neither the Chief Executive Officer nor the Chief Financial Officer are involved in the Human Resources and Compensation Committee deliberations regarding the CEO or other NEO compensation and are not present when the Human Resources and Compensation Committee votes on NEO compensation.

Risk Assessment of Executive Compensation Program - In 2017, the Human Resources and Compensation Committee reviewed the Company's 2017 AIP, 2017 LTI awards, and the various employment and change in control agreements to which the Company's senior executive officers are a party with the Company's Chief Risk Officer, for the following purposes:

Pinnacle Financial Partners, Inc.                                    Page 43

(i)
to identify any features in any senior executive compensation plan or employee compensation plan that pose imprudent risks to the Company and limit those features to ensure the Company is not unnecessarily exposed to risks; and

(ii)	to identify and limit any features that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any associate.

Employment Agreements with our Named Executive Officers - The employment agreements, as amended, that the Company has entered into with each of Messrs. Turner, McCabe, Queener and Carpenter and the change in control agreement that the Company has entered into with Mr. White are described in more detail elsewhere in this proxy statement. These agreements, automatically renew each year on January 1 unless the Human Resources and Compensation Committee or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.

In considering whether to give notice of non-renewal, the Human Resources and Compensation Committee considered the need to be able to retain its executive officers, the impact of such executives on the Company's performance over the period of its existence and the performance of the executives prior to the date of any notice. When considering the multiples of base salary and bonus that a terminated executive officer would be entitled to receive following his or her termination, either before or after a change of control, the Human Resources and Compensation Committee also sought to provide benefits at a level that it believed would provide appropriate compensation for the executive officer in the event of consummation of a transaction that, although possibly detrimental to the individual's employment prospects with the resulting company, would be beneficial to the Company's shareholders.

The Human Resources and Compensation Committee believes that the protections afforded in the employment and change in control agreements are reasonable and, together with long term incentive award terms, are an important element in retention of the executive officers who are a party to such agreements.

Clawback of Incentive Awards - Pursuant to the 2017 AIP, upon the approval of the Board or the Human Resources and Compensation Committee, payments under the 2017 AIP paid to an associate, including an NEO, will be subject to recovery and "clawback" by the Company, and repaid by such employee, if the payments are based on materially inaccurate financial statements or other materially inaccurate performance metric criteria. In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards from our Chief Executive Officer and Chief Financial Officer if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct. Moreover, the SEC is required under Section 954 of the Dodd-Frank Act to adopt rules that will require every exchange-listed company to adopt a "clawback" policy for the recovery of certain incentive-based compensation from its executive officers in the event it is required to restate its financials as a result of material noncompliance with reporting.

Federal Income Tax Deductibility Limitations - Section 162(m) of the Code limits the Company's ability to deduct certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and to certain of the Company's other associates. For 2017 and prior years, this limitation did not apply to compensation that qualified under applicable regulations as "performance-based." Accordingly, the Company aimed to design and approve the performance-based compensation paid to its NEOs so that it would satisfy the requirements for deductibility under Section 162(m). For 2017 and prior years, the Human Resources and Compensation Committee considered Section 162(m) when making compensation decisions, but other considerations, such as providing the Company's NEOs with competitive and adequate incentives to remain with the Company and increase the Company's business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factored into the Human Resources and Compensation Committee's decisions. In December 2017, the Tax Act was enacted. Under the Tax Act, the qualified performance-based compensation exception to Section 162(m) that generally provided for the continued deductibility of performance-based compensation was repealed, effective for tax years commencing on or after January 1, 2018. Accordingly, commencing with our fiscal year ending December 31, 2018, compensation to our Named Executive Officers in excess of $1,000,000 (excluding performance-based compensation that meets the requirements of Section 162(m) that was awarded pursuant to a binding agreement in effect as of November 2, 2017) will generally not be deductible. Performance-based compensation meeting the requirements of Section 162(m) awarded to our Named Executive Officers pursuant to a binding agreement in effect as of November 2, 2017, like our performance units granted in 2017 and prior years that have not yet been settled into shares of Common Stock, are expected to continue to qualify for the performance-based compensation exemption under Section 162(m), but the United States Treasury has not yet issued any guidance on any limitations on the continued deductibility of these awards. Accordingly, the future deductibility of these grandfathered awards cannot be guaranteed.

Pinnacle Financial Partners, Inc.                                    Page 44

Human Resources and Compensation Committee Report

  The Human Resources and Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Human Resources and Compensation Committee recommended this Compensation Discussion and Analysis be included in this proxy statement.

Reese L. Smith, III.  Chairman
Charles E. Brock, Member
Thomas C. Farnsworth, III, Member
Joseph Galante, Member
G. Kennedy Thompson, Member

Pinnacle Financial Partners, Inc.                                    Page 45

2017 Summary Compensation Table

The table below sets forth a summary of the compensation earned by each of (i) the Company's Chief Executive Officer; (ii) the Company's Chief Financial Officer; and (iii) the other three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2017 and who were employed as executive officers at December 31, 2017 (collectively, the "Named Executive Officers") in 2017. Each of the Named Executive Officers has entered into an employment agreement or change in control agreement with the Company, the terms of which are described below.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
M. Terry Turner	2017	$908,000	$—	$1,545,592	$—	$952,263	$—	$69,644	$3,475,498
President and Chief	2016	$856,480	$—	$1,071,633	$—	$770,832	$—	$44,601	$2,743,546
Executive Officer	2015	$808,000	$—	$648,137	$—	$686,388	$—	$39,998	$2,182,523

Robert A. McCabe, Jr.	2017	$862,000	$—	$1,467,270	$—	$904,982	$—	$73,172	$3,307,334
Chairman of	2016	$813,020	$—	$1,018,052	$—	$731,718	$—	$46,106	$2,608,807
the Board	2015	$767,000	$—	$617,771	$—	$651,559	$—	$42,571	$2,078,901

Hugh M. Queener	2017	$450,000	$—	$432,736	$—	$354,377	$—	$51,902	$1,289,015
Chief Admin.	2016	$411,280	$—	$288,517	$—	$276,614	$—	$39,697	$1,016,109
Officer	2015	$388,000	$—	$157,861	$—	$252,049	$—	$37,314	$835,224

Harold R. Carpenter	2017	$450,000	$—	$438,945	$—	$354,377	$—	$20,705	$1,264,027
Chief Financial	2016	$411,280	$—	$288,517	$—	$277,614	$—	$21,399	$998,811
Officer	2015	$388,000	$—	$157,861	$—	$252,049	$—	$19,173	$817,083

J. Harvey White	2017	$329,000	$—	$247,270	$—	$207,283	$—	$16,986	$800,538
Chief Credit Officer	2016	$309,520	$—	$206,083	$—	$167,141	$—	$18,650	$701,395
	2015	$292,000	$—	$157,861	$—	$175,095	$—	$18,129	$643,085

(1)
Stock Awards - Amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards in 2017, 2016, and 2015.  All awards of restricted stock units in each of 2017, 2016, and 2015 were performance-based.  To calculate the grant date fair value of the performance units, the Company multiplied the discounted closing price of the Company's Common Stock on the date of grant by the number of restricted stock units that were expected to vest based on the probable outcome of the performance results (i.e., target level of performance). The grant date fair value of awards of performance-based restricted stock units granted in 2017, 2016 and 2015, assuming maximum level of performance was $2,420,037, $1,607,379, and $1,134,239, respectively for Mr. Turner; $2,298,390, $1,527,427, and $1,075,849, respectively for Mr. McCabe; $681,046, $432,720, and $276,256, respectively for Mr. Queener; $687,439, $432,720, and $276,256, respectively for Mr. Carpenter; and $385,482, $309,096, and $276,256, respectively for Mr. White. In accordance with the requirements of Accounting Standards Codification Topic 718, a discount for illiquidity was used to estimate the fair value of the units due to the fact that each tranche of the award is subject to a mandatory post-vest holding period that ends on February 28, 2022, February 28, 2021 and February 28, 2020 for the units granted in 2017, 2016 and 2015, respectively. All performance-based restricted stock units granted are subject to forfeiture if the applicable minimum performance threshold is not achieved or if the recipient does not remain employed by the Company for a period of one year following the end of the performance period or if the Bank's NPA ratio at December 31, 2021, 2020 and 2019 for awards granted in 2017, 2016 and 2015, respectively, is not greater than a level established by the Human Resources and Compensation Committee. The reported amounts included in the column above with respect to the performance-based restricted stock units do not necessarily reflect the actual amounts that were paid to or that may be realized by the Named Executive Officer.  For a more complete description of the performance-based restricted stock unit awards granted in 2017, please see EXECUTIVE COMPENSATION-Compensation Discussion and Analysis-2017 Base Salary and Incentive Determination-2017 Long Term Incentive (LTI) Equity Grant.

(2)
Non-Equity Incentive Plan Compensation - Reflects for each of the Named Executive Officers compensation attributable to the Company's 2017 Annual Cash Incentive Plan (the "2017 AIP").  The table below sets forth for each Named Executive Officer the actual and target payouts under the 2017 AIP expressed as a percentage of base salary.  Payout of incentive compensation occurs upon achievement of certain soundness and performance thresholds as determined by the Human Resources and Compensation Committee, with the Human Resources and Compensation Committee having the ability to increase or decrease the amount payable

Pinnacle Financial Partners, Inc.                                    Page 46

by up to 10% of the amount earned based on individual performance. For fiscal 2017, the Human Resources and Compensation Committee exercised its discretion and increased the amount payable to each of the Named Executive Officers by the full 10%.

	Payout awards as a percentage of Base Salary
	Turner	McCabe	Queener	Carpenter	White
2017% Target Payout	100%	100%	75%	75%	60%
2017% Actual Payout	105%	105%	78.75%	78.75%	63%

2016% Target Payout	100%	100%	75%	75%	60%
2016% Actual Payout	90%	90%	67.5%	67.5%	54%

2015% Target Payout	85%	85%	65%	65%	60%
2015% Actual Payout	85%	85%	65%	65%	63%

(3)
Other Compensation - The Company provides the Named Executive Officers with other forms of compensation.  The following is a listing of various types of other compensation that the Company has not used in the past three years, in the case of stock options, or ever otherwise, but may consider in the future to award its executives. We believe that including a listing of forms of compensation that we currently do not use is beneficial to investors as they compare our compensation elements to those of other organizations.

	Turner	McCabe	Queener	Carpenter	White
Stock appreciation rights granted	None	None	None	None	None
Stock options granted	None	None	None	None	None
Supplemental retirement plans	NA	NA	NA	NA	NA
Pension plan	NA	NA	NA	NA	NA
Deferred compensation	NA	NA	NA	NA	NA
Board fees	No	No	NA	NA	NA

Group benefit package - All Company associates, including the Named Executive Officers, participate in the Company's group benefit package which includes customary medical and dental benefits, group life, group disability, healthcare and dependent care reimbursement plans, 401k plan, etc.  The Named Executive Officers receive no incremental employee benefits that are not offered to other Company associates, other than each Named Executive Officer an enhanced long-term disability policy that provides incremental coverage over the group policy maximums.  The following is a summary of the expense the Company incurred during 2017, 2016, and 2015, to provide a 401k plan match to our Named Executive Officers and the cost of the enhanced long-term disability policy and long-term care insurance.

	Turner	McCabe	Queener	Carpenter	White
2017
401k match	$10,800	$10,800	$10,800	$10,800	$10,800
Long-term disability policy	12,794	11,672	12,679	9,230	6,186
Life insurance	3,563	6,858	3,563	2,322	6,858

2016
401k match	$10,600	$10,600	$10,600	$10,600	$10,600
Long-term disability policy	13,578	12,456	12,053	8,710	5,806
Long-term care insurance	1,583	1,951	2,178	1,413	2,245
Life insurance	3,740	5,310	1,067	—	—

2015
401k match	$10,600	$10,600	$10,600	$10,600	$10,600
Long-term disability policy	13,034	14,712	11,174	10,600	5,285
Long-term care insurance	1,264	1,559	1,740	1,129	2,245

Paid time off - Each Named Executive Officer receives an allotment of 30 days for paid time off each year (excluding holidays).  The Company does not provide sick leave for any associate, including the Named Executive Officers. Additionally, associates, including the Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.

Pinnacle Financial Partners, Inc.                                    Page 47

Other Executive perquisites - The Company provided the following perquisites to the Named Executive Officers in 2017:

	Turner	McCabe	Queener	Carpenter	White
Company provided vehicles	No	No	No	No	No
Automobile allowance	$13,200 / year	$13,200 / year	$13,200 /year	No	No
Parking allowances	No	No	No	No	No
Personal tax return fees	$1,900	$2,500	$600	$675	No
Health club membership	No	No	No	No	No
Country club membership	No	No	No	No	No
Corporate aircraft (a)	$30,950	$35,000	$14,622	$—	No

(a)
In 2017, the Company (through a wholly owned subsidiary) acquired an aircraft to be used primarily for corporate purposes. The board of directors also authorized personal use of the aircraft by Messrs. Turner, McCabe, Queener and Carpenter. In 2017, each of these executives was permitted to use the corporate aircraft for personal travel in amounts not to exceed $35,000 for Messrs. Turner and McCabe, $15,000 for Mr. Queener and $7,500 for Mr. Carpenter. The Company’s policy is that when considering the amount of executive compensation awarded for personal aircraft use the Company will include the average hourly costs of fuel, warranty programs, repairs and maintenance, landing and parking fees, crew expenses, and supplies. Fixed costs that would be incurred in any event to operate the aircraft, such as aircraft purchase costs, aircraft management fees, flight crew salaries and training, and aircraft insurance are not included in the incremental cost. Nor were costs for repositioning the aircraft in 2017, however the Company will assess repositioning costs to the executives in 2018. For executive compensation purposes, for 2017, Mr. Turner’s calculated charges for personal usage were $11,420, Mr. McCabe’s charges were $14,933, Mr. Queener’s charges were $10,022 and Mr. Carpenter’s charges were $0. Any unused charges for personal usage are forfeited by the executive. For tax purposes, income for personal use is imputed based on a multiple of the Standard Industry Fare Level rates. Messrs. Turner, McCabe, Queener and Carpenter are each responsible for any taxes in connection with his personal use of the corporate aircraft and are not reimbursed for these taxes.

Grants of Plan-Based Awards in 2017

The following table provides information about plan-based awards granted to the Named Executive Officers during 2017.

GRANTS OF PLAN-BASED AWARDS IN 2017

		Estimated Possible Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards (1)			Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name and Principal Position	Grant date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (3)
M. Terry Turner
President and Chief	1/25/2017	—	—	—	—	27,134	40,882	—	—	—	$1,545,592
Executive Officer	NA	—	$908,000	$1,135,000	—	—	—	—	—	—	—

Robert A. McCabe, Jr.
Chairman of the	1/25/2017	—	—	—	—	25,759	38,827	—	—	—	$1,467,270
Board	NA	—	$862,000	$1,077,500	—	—	—	—	—	—	—

Hugh M. Queener
Chief Administrative	1/21/2016	—	—	—	—	7,597	11,505	—	—	—	$432,736
Officer	NA	—	$337,500	$421,875	—	—	—	—	—	—	—

Harold R. Carpenter
Chief Financial	1/25/2017	—	—	—	—	7,706	11,613	—	—	—	$438,945
Officer	NA	—	$337,500	$421,875	—	—	—	—	—	—	—

J. Harvey White
Chief Credit Officer	1/25/2017	—	—	—	—	4,341	6,512	—	—	—	$247,270
	NA	—	$197,400	$246,750	—	—	—	—	—	—	—

Pinnacle Financial Partners, Inc.                                    Page 48

(1)
This column shows separately the possible payouts to the Named Executive Officers under the 2017 AIP assuming target and maximum levels of performance.  Actual amounts paid in January 2018 to the Named Executive Officers under the 2017 AIP are reflected in the Summary Compensation Table above under the column "Non-Equity Incentive Plan Compensation." Pursuant to the terms of the 2017 AIP, the Human Resources and Compensation Committee has the authority to increase or decrease the amount paid to the Named Executive Officer under the plan by up to 10%. The amounts paid to the Named Executive Officers under the 2017 AIP as disclosed in the 2017 Summary Compensation Table above included the full amount of this discretionary upward adjustment.

(2)
Reflects performance-based restricted stock units. The number of these performance units that could be earned is determined based on the Company's Return on Average Tangible Assets in 2017, 2018, and 2019 (exclusive of certain charges such as gains or losses on sales of investment securities, merger related expenses, FHLB debt extinguishment expense, expenses associated with changes in law or GAAP or other unusual items), with 33% of the total award earned per year based on the Company's performance so long as the recipient remains employed by the Company for a one-year period following the end of each applicable annual performance period. For each tranche, shares of Common Stock are not expected to be issued in settlement of the units until February 28, 2022 and then only if the Named Executive Officer is employed by the Company on that date (unless the Named Executive Officer's failure to be employed as of the date is the result of death, retirement or disability in which case the forfeiture restrictions will lapse upon the employee's termination resulting therefrom or in the case of retirement the original settlement date) and the Company’s NPA ratio  as of December 31, 2021 is less than a predetermined NPA ratio established by the Human Resources and Compensation Committee at the time of grant.

(3)
Amounts in this column reflect the aggregate grant date fair value of the performance-based restricted stock unit awards granted in 2017 to the Named Executive Officers. To calculate the grant date fair value of the performance-based restricted stock unit awards, the Company multiplied the discounted closing price of the Company's Common Stock on the date of grant by the number of the performance-based restricted stock units that could be earned at target level performance. The grant date fair value of the performance-based restricted stock units was calculated based on the probable outcome of the performance result (i.e., target level of performance) for each of the performance periods excluding the effect estimated for forfeitures. In accordance with the requirements of Accounting Standards Codification Topic 718, a discount for illiquidity was used to estimate the fair value of the units due to the fact that each tranche of the award is subject to a mandatory post-vest holding period that ends on February 28, 2022.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table summarizes information with respect to equity award holdings by the Named Executive Officers as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

M. Terry Turner	31,171	—	—	$21.51	1/19/2018	511	$33,879	197,207	$13,074,824

Robert A. McCabe, Jr.	—	—	—	—	—	—	—	177,115	$11,742,725

Hugh M. Queener	—	—	—	—	—	349	$23,139	55,395	$3,672,689

Harold R. Carpenter	—	—	—	—	—	291	$19,293	56,305	$3,733,022

J. Harvey White	—	—	—	—	—	—	—	40,970	$2,716,311

(1)
All option awards vested in 20% increments annually during the first five years of the 10-year option term.  The Company has not issued stock options to an executive officer or any other associate since 2008.

(2)
As of December 31, 2017, unvested time-based restricted stock awards totaled 511 shares from Mr. Turner, 349 shares for Mr. Queener and 291 shares for Mr. Carpenter. These shares were granted in January of 2008 and vested on January 18, 2018. The Human Resources and Compensation Committee ceased using time-based restricted stock awards for executive compensation purposes after the January 2008 award, and subsequent awards (with the exception of salary stock units) have been 100% performance-based.

Pinnacle Financial Partners, Inc.                                    Page 49

(3)
Market value is determined by multiplying the closing market price of the Company's common stock ($66.30) on December 31, 2017 by the number of shares.  With respect to unvested performance-based equity awards, represents the market value as of December 31, 2017 of the number of shares issuable upon achievement of the maximum performance goal.

(4)
The following information details the vesting status of the unvested performance-based vesting restricted stock and unvested performance-based vesting restricted stock unit awards as of December 31, 2017 for the Named Executive Officers:

Grant Date and Unvested Awards	Vesting criteria
1/20/09 Award
The remaining unvested shares vest 50% per year so long as the Company was profitable for the fiscal year ending immediately preceding the vesting date.  Of the remaining unvested shares, the restrictions on one half of these shares lapsed on January 20, 2018, given fiscal year 2017 was profitable and met the vesting criteria. The restrictions on the remaining 50% of the unvested shares are scheduled to lapse on January 20, 2019, provided fiscal year 2018 is profitable.

Turner 3,618
McCabe -
Queener 1,929
Carpenter 1,581
White -

8/16/11 Award
The restrictions on the remaining unvested shares are scheduled to lapse in 25% increments beginning on August 16, 2018 and each year thereafter for the next four years, so long as the Company is profitable for the fiscal year ending immediately preceding the vesting date. For 25% of the remaining unvested shares, the restrictions on these shares will lapse on August 16, 2018, given fiscal year 2017 was profitable and met the vesting criteria.

Turner 6,878
McCabe -
Queener 4,171
Carpenter 5,008
White -

1/19/12 and 6/21/12 Awards
The restrictions associated with these shares began lapsing on February 28, 2014 and continued to lapse on a pro rata basis for the next four years thereafter as Pinnacle Bank achieved certain soundness thresholds as of the end of the fiscal year ending immediately prior to the annual vesting date. Pinnacle Bank achieved the applicable soundness threshold of a classified asset ratio of less than 35% as of December 31, 2017. As a result, all restrictions on the unvested shares as of December 31, 2017 will lapse concurrently with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Turner 8,997
McCabe 8,482
Queener 2,739
Carpenter 3,052
White 2,569

1/11/13 Award
The restrictions associated with these shares lapsed beginning on February 28, 2015 and on a pro rata basis for the following four years provided Pinnacle Bank achieved certain soundness thresholds as of the end of the fiscal year ending immediately prior to the annual vesting date. Of the remaining unvested shares, the restrictions on one half of these shares will lapse concurrently with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as Pinnacle Bank achieved the applicable soundness threshold of a classified asset ratio of less than 35% as of December 31, 2017. The restrictions on the remaining shares are scheduled to lapse on or about February 28, 2019 provided Pinnacle Bank achieves the required soundness threshold as of December 31, 2018.

Turner 19,299
McCabe 18,246
Queener 5,594
Carpenter 5,594
White 5,594

1/22/14 Award
The restrictions on these shares will lapse after the date the Company files its Annual Report on Form 10-K for the fiscal years ending December 31, 2017 and 2018 in 50% increments based on Pinnacle Bank's attainment of certain soundness targets as of December 31, 2017 and December 31, 2018, respectively. The soundness target as of December 31, 2017 was an NPA ratio of not more than 1.50%, which was achieved, thus restrictions on 50% of the unvested shares will lapse concurrently with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The restrictions on the remaining shares are scheduled to lapse on or about February 28, 2019 provided Pinnacle Bank achieves the required soundness threshold as of December 31, 2018.

Turner 38,405
McCabe 36,434
Queener 9,130
Carpenter 9,130
White 9,130

1/23/15 Award
The restrictions on these restricted shares will lapse as soon as practicable after filing of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2019 upon Pinnacle Bank's attainment of a previously approved soundness target tied to Pinnacle Bank’s NPA ratio as of December 31, 2019 (and, in the case of one-third of the shares, assuming the executive remains employed by the Company until December 31, 2018).

Turner 38,015
McCabe 36,058
Queener 9,259
Carpenter 9,259
White 9,259

1/21/16 Award
Similar to the 2015 awards, represents performance-based restricted stock units granted on January 21, 2016 that may be earned at maximum level of performance.  In order for the performance units to be earned, the Company is required to achieve certain ROATA thresholds in each year of the three year period ended December 31, 2018 (each year a performance period, thus 33% per year) and the NEO must remain an employee for one year after the achievement of the ROATA threshold (each year a service period). Moreover, before the units may be settled in shares of Common Stock, the Company must achieve a previously approved soundness target tied to Pinnacle Bank’s NPA ratio as of December 31, 2020. If this soundness ratio is achieved, the shares issued in settlement of the units would be issued following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Turner 41,113
McCabe 39,068
Queener 11,068
Carpenter 11,068
White 7,906

Pinnacle Financial Partners, Inc.                                    Page 50

Grant Date and Unvested Awards	Vesting criteria
1/25/17 Award
Similar to the 2016 and 2015 awards, represents performance-based restricted stock units granted on January 25, 2017 that may be earned at maximum level of performance.  In order for the performance units to be earned, the Company is required to achieve certain ROATA thresholds in each year of the three year period ended December 31, 2019 (each year a performance period, thus 33% per year) and the NEO must remain an employee for one year after the achievement of the ROATA threshold (each year a service period). Moreover, before the units may be settled in shares of Common Stock, the Company must achieve a previously approved soundness target tied to Pinnacle Bank’s NPA ratio as of December 31, 2021. If this soundness ratio is achieved, the shares issued in settlement of the units would be issued following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Turner 40,882
McCabe 38,827
Queener 11,505
Carpenter 11,613
White 6,512

The following table summarizes information for the Named Executive Officers concerning exercise of stock options and vesting of restricted stock units and performance-based vesting restricted stock units during the fiscal year ended December 31, 2017, including (i) the number of shares of stock underlying options exercised in fiscal 2017; (ii) the aggregate dollar value realized upon such exercises of stock options; (iii) the number of shares of stock received from the vesting of restricted stock units during fiscal 2017 and performance-based restricted stock units earned based on fiscal 2017 performance; and (iv) the aggregate dollar value realized upon the vesting of such restricted stock units and performance-based restricted stock units. For additional information see EXECUTIVE COMPENSATION-Compensation Discussion and Analysis-2017 Performance Plan Goals and Results-Long Term Incentive (LTI) Awards.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired On Vesting (#)(2)	Value Realized on Vesting ($)(1)
M. Terry Turner	23,412	796,008	14,477	991,418
Robert A. McCabe, Jr.	—	—	10,220	721,021
Hugh M. Queener	21,253	969,987	5,914	401,894
Harold R. Carpenter	17,711	813,578	5,884	401,809
J. Harvey White	—	—	3,894	274,722

(1)
"Value Realized on Exercise" represents the difference between the closing sales price of the Company's common stock at exercise and the exercise or base price of the options. "Value Realized on Vesting" is determined by multiplying the number of shares of stock or units by the closing sales price of the Company's common stock on the vesting date.

(2)
Includes restricted share awards (including restricted shares that were issued in settlement of performance-based vesting restricted share units) issued prior to 2017 but which vested during 2017.  Excludes performance-based restricted share units issued in 2013-2015 which were settled in restricted shares in 2014-2016 that continue to be subject to forfeiture based on Pinnacle Bank attaining certain soundness thresholds at the end of future fiscal years and performance-based restricted share units issued in 2015-2017 for which the one-year service period and/or the soundness threshold related to such award has not yet been achieved or measured.

Employment and Change of Control Agreements

The employment agreements that the Company has entered into with each of Messrs. Turner, McCabe, Queener and Carpenter are described in more detail below.  These agreements automatically renew each year on January 1 unless the Human Resources and Compensation Committee or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.

The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on March 1, 2000; Robert A. McCabe, Jr., Chairman of the Board on August 1, 2000; Hugh M. Queener, Chief Administrative Officer, on August 1, 2000; and  Harold R. Carpenter, Chief Financial Officer, on March 14, 2006.  Each of these employment agreements was amended on January 1, 2008 to eliminate the automatic three year renewable clause in the agreement as well as incorporate the impact of IRS Code Section 409A into the agreement and were further amended in 2014 to provide each Named Executive Officer with six weeks of paid vacation and to make certain other immaterial changes. There were no other significant changes to the terms and conditions of the original agreement as a result of these amendments.  The amended agreement automatically renews annually on January 1, unless any of the parties to the agreement gives notice of intent not to renew the agreement prior to November 30 of the preceding year in which case the agreement terminates thirty days later.

Pinnacle Financial Partners, Inc.                                    Page 51

The employment agreements described above for Messrs. Turner, McCabe, Queener and Carpenter require the Company to make certain severance payments to the executives in the event that the Company terminates the employment of the executive without "cause" or the executive terminates his employment for "cause".  The employment agreements also require the Company to make certain payments to the executives in the event that the executive becomes disabled.  Under the terms of the employment agreements, if the Company terminates the executive without cause, it must pay the executive severance equal to three year's base salary.  If the executive terminates his employment with the Company for cause, the Company must pay the executive a maximum of up to twelve months of base salary.

The employment agreements also contain provisions that if the Company terminates the executive without "cause" or the executive terminates his employment with the Company for "cause" within a year following a "change of control", the executive shall be entitled to a lump sum severance payment equal to three times the executive's then current base salary and target bonus, plus certain retirement benefits plus tax payments. Also in the event of a change of control, the executive will receive three years of Company-provided health plan benefits subsequent to his voluntary termination for “cause” or involuntary termination by the Company without “cause,” each as defined in the employment agreements.

Generally, this "change of control" provision is typically referred to as a "double trigger" because (a) a change of control has to occur and (b) the executive has to terminate his employment for "cause" or be terminated by the Company without “cause.” As defined in the employment agreements, a "change of control" generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve-month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company's shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

For purposes of Messrs. Turner's, McCabe's, Queener's and Carpenter's employment agreements, the term "cause" for purposes of determining whether the Company or Pinnacle Bank has terminated the individual in a manner that does not require payment of the change of control or severance benefits  means a material breach by the individual of his employment agreement that remains uncured after the expiration of thirty (30) days following delivery of written notice to the individual by the Company or Pinnacle Bank; the individual's arrest for, charge in relation to (by criminal information, indictment or otherwise), or conviction of a crime involving breach of trust or moral turpitude; conduct by the individual that amounts to gross and willful insubordination or inattention to his duties and responsibilities under the employment agreement; or conduct by the individual that results in removal as an officer or executive of the Company or Pinnacle Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Company or Pinnacle Bank.

For purposes of Messrs. Turner's, McCabe's, Queener's and Carpenter's employment agreements, the term "cause" for purposes of determining whether the individual has the ability to voluntarily terminate his employment and receive payment of the change of control or severance benefits means a material modification to the individual's job title(s) or position(s) of responsibility or the scope of his authority or responsibilities under the employment agreement without his written consent; an adverse change in supervision, including a requirement that the individual report to a person or entity different than the person or entity to whom he reported previously, which change in supervision is effected without the individual's written consent; an adverse change in overall supervisory authority which change in supervisory authority is effected without the individual's written consent; any change in the individual's office location such that the individual is required to report regularly to a location that is beyond a 25-mile radius from his office location at the time the employment agreement was entered into, which change in office location is effected without the individual's written consent; any material reduction in salary, bonus opportunity or other benefits provided for in the employment agreement from the level in effect immediately prior to such reduction; and any giving of notice of non-renewal of the employment agreement by the Human Resources Committee of the Board of Directors of the Company.

In September 2012, the Company entered into a change of control agreement with Mr. White providing Mr. White with certain benefits in the event that his employment is terminated within twelve months following a change of control (as defined in the agreement).  This agreement automatically renews each year on January 1 unless the Committee or Mr. White gives the other notice of intent to terminate the agreement prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.  Notwithstanding the foregoing, the change of control agreement may be terminated earlier in the event that prior to the earlier of a change of control or the Company entering into an agreement providing for a change of control, Mr. White shall cease to serve as the Chief Credit Officer/Chairman Knoxville, or the Human Resources and Compensation Committee or the Company's Chief Executive Officer shall determine, in their sole discretion, that it is no longer appropriate to provide Mr. White with post-change of control benefits. This agreement was amended on November 20, 2012 to provide that the Company, or any successor to the Company upon a change of control, shall continue to make available to Mr. White following a change of control a life insurance benefit equal to two times his annual base salary not to exceed $500,000 at Mr. White's sole cost and expense for three years following the change of control; provided, that, if the Company's group life policy in effect as of the date of the amendment has then expired or terminated, the Company's, and any successor's, obligation to make the benefit available shall be only an obligation to use commercially reasonable efforts to make the benefit available.

Pinnacle Financial Partners, Inc.                                    Page 52

Pursuant to the terms of the Mr. White's change of control agreement, as amended, if, within twelve (12) months following a "change of control" (as defined below), the Company or the Bank terminates Mr. White's employment without "cause" (as defined below) or Mr. White terminates his employment for "cause" (as defined below), the Company will be obligated to pay Mr. White a payment equal to two (2) times his then current base salary and target bonus amount on the last day of the month following the date of his termination. Furthermore, Mr. White and his immediate family will be entitled to continue to receive the health insurance plan benefits then in effect for employees of the Company and/or the Bank for a period of three years, including the Company-funded portion of the plan. In addition, Mr. White will also receive tax assistance, advice and filing preparation services from a qualified accounting firm of his choice for a period of three years at a cost to the Company and/or the Bank not to exceed $2,500.

For purposes of Mr. White's change of control agreement a "change of control" has the same definition as that term is defined in the employment agreements for Messrs. Turner, McCabe, Queener and Carpenter.  For purposes of Mr. White's change of control agreement , "cause" for purposes of determining whether Mr. White has the ability to voluntarily terminate his employment and receive payment of the change of control benefits under the agreement, generally means that immediately following the change of control, a material modification in Mr. White's job title or scope of responsibility has occurred without his consent; Mr. White, without his consent, no longer reports directly to the individual serving as the chief executive officer of the publicly-held parent company of Pinnacle Bank; an adverse change in Mr. White's overall supervisory authority occurs without his consent; a change in Mr. White's office location of more than 25 miles from his office location immediately following the change of control is effected without his consent; a material change in Mr. White's salary, bonus opportunity or other benefits has occurred; or the change of control is not renewed prior to the expiration of the then current term.

For purposes of Mr. White's change of control agreement, "cause", for purposes of determining whether the Company or Pinnacle Bank has terminated Mr. White's employment in a manner that does not require the payment to Mr. White of the change of control benefits under the agreement means a material breach by Mr. White of the terms of the agreement that remains uncured after the expiration of thirty (30) days following delivery of written notice to Mr. White by the Company or Pinnacle Bank; conduct by Mr. White that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities; failure by Mr. White to perform his duties and responsibilities as an employee which remains uncured after the expiration of thirty (30) days following delivery of written notice to Mr. White by the Company or Pinnacle Bank; Mr. White's arrest for, his charge in relation to or conviction of a crime involving breach of trust or moral turpitude; conduct by Mr. White that amounts to gross and willful insubordination or inattention to his duties and responsibilities as an employee of the Company or the Bank; or conduct by Mr. White that results in his removal as an officer or executive of the Company or Pinnacle Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Company or Pinnacle Bank.

Equity Awards

Furthermore, in the event of a change of control, any unvested restricted share awards (including restricted shares issued in settlement of performance-based vesting restricted share units), pursuant to the restricted share agreements with the executives noted above, would immediately vest.  For the performance-based vesting restricted share units issued in 2017. 2016 and 2015, the amount that would vest upon a change in control would be determined by the Human Resources and Compensation Committee and would equal the greater of the target level payout and the amount that would have been expected to vest based on the Company's performance through the date the Human Resources and Compensation Committee makes is determination.  For the performance-based vesting restricted share units issued prior to 2015, upon occurrence of a change in control as of December 31, 2017, all of the restrictions applicable to the restricted shares issued in settlement of these performance units would vest.

Pinnacle Financial Partners, Inc.                                    Page 53

Amounts Payable to Named Executive Officers Following Certain Termination Scenarios

The following is a tabular presentation of the amounts that would be owed the Named Executive Officers assuming the event occurred on December 31, 2017.

	Employee disability (1)	Employee death(1)	Pinnacle terminates employment without cause	Employee terminates employment for cause	Pinnacle terminates employee for cause or Employee terminates employment without cause (2)	Employee retires(3)	Pinnacle terminates Employee without cause or Employee terminates for cause within twelve months of a change of control(4)

M. Terry Turner
Base Salary	$908,000	$—	$908,000	$908,000	$—	$—	$908,000
Cash incentive payment	—	—	—	—	—	—	952,263
Total	$908,000	$—	$908,000	$908,000	$—	$—	$1,860,263
Multiplier (in terms of years)	x .5	x -	x 3	x 1	x -	—	x 3
Aggregate cash payment	$454,000	$—	$2,274,000	$908,000	$—	$—	$5,580,788

Health insurance	—	—	9,600	2,400	—	—	28,800
Tax assistance	—	—	—	—	—	—	7,500
Value of unvested or unearned restricted shares and performance units that immediately vest	13,108,703	13,108,703	—	—	2,588,882	—	13,108,703
Payment for excise tax and gross up (5)	—	—	—	—	—	—	8,043,379
	$13,562,703	$13,108,703	$2,733,600	$910,400	$2,588,882	$—	$26,769,171

Robert A. McCabe, Jr.
Base Salary	$862,000	$—	$862,000	$862,000	$—	$—	$862,000
Cash incentive payment	—	—	—	—	—	—	904,892
Total	$862,000	$—	$862,000	$862,000	$—	$—	$1,766,892
Multiplier (in terms of years)	x .5	x -	x 3	x 1	x -	—	x 3
Aggregate cash payment	$431,000	$—	$2,586,000	862,00	$—	$—	$5,300,676

Health insurance	—	—	9,600	2,400	—	—	28,800
Tax assistance	—	—	—	—	—	—	7,500
Value of unvested or unearned restricted shares and performance units that immediately vest	11,742,725	11,742,725	—	—	2,457,144	4,975,550	11,742,725
Payment for excise tax and gross up (5)	—	—	—	—	—	—	6,010,128
	$12,173,725	$11,742,725	$2,595,600	$864,400	$2,457,144	$4,975,550	$23,089,828

Hugh M. Queener
Base Salary	$450,000	$—	$450,000	$450,000	$—	$—	$450,000
Cash incentive payment	—	—	—	—	—	—	354,377
Total	$450,000	$—	$450,000	$450,000	$—	$—	$804,377
Multiplier (in terms of years)	x .5	x -	x 3	x 1	x -	—	x 3
Aggregate cash payment	$225,000	$—	$1,350,000	$450,000	$—	$—	$2,413,131

Health insurance	—	—	9,600	2,400	—	—	28,800
Tax assistance	—	—	—	—	—	—	7,500
Value of unvested or unearned restricted shares and performance units that immediately vest	3,695,827	3,695,827	—	—	653,784	—	3,695,827
Payment for excise tax and gross up (5)	—	—	—	—	—	—	2,249,573
	$3,920,827	$3,695,827	$1,359,600	$452,400	$653,784	$—	$8,394,831

Pinnacle Financial Partners, Inc.                                    Page 54

	Employee disability (1)	Employee death(1)	Pinnacle terminates employment without cause	Employee terminates employment for cause	Pinnacle terminates employee for cause or Employee terminates employment without cause (2)	Employee retires(3)	Pinnacle terminates Employee without cause or Employee terminates for cause within twelve months of a change of control(4)

Harold R. Carpenter
Base Salary	$450,000	$—	$450,000	$450,000	$—	$—	$450,000
Cash incentive payment	—	—	—	—	—	—	354,377
Total	$450,000	$—	$450,000	$450,000	$—	$—	$804,377
Multiplier (in terms of years)	x .5	x -	x 3	x 1	x -	—	x 3
Aggregate cash payment	$225,000	$—	$1,350,000	$450,000	$—	$—	$2,413,131

Health insurance	—	—	9,600	2,400	—	—	28,800
Tax assistance	—	—	—	—	—	—	7,500
Value of unvested or unearned restricted shares and performance units that immediately vest	3,752,315	3,752,315	—	—	653,784	—	3,752,315
Payment for excise tax and gross up (5)	—	—	—	—	—	—	2,309,880
	$3,977,315	$3,752,315	$1,359,600	$452,400	$653,784	$—	$8,511,625

Joseph Harvey White
Base Salary	$—	$—	$—	$—	$—	$—	$329,000
Cash incentive payment	—	—	—	—	—	—	207,283
Total	$—	$—	$—	$—	$—	$—	$536,283
Multiplier (in terms of years)	x .5	x -	x 3	x 1	x -	—	x 2
Aggregate cash payment	$—	$—	$—	$—	$—	$—	$1,072,566

Health insurance - $800 per month	—	—	—	—	—	—	28,800
Tax assistance	—	—	—	—	—	—	2,500
Value of unvested or unearned restricted shares and performance units that immediately vest	—	2,716,311	—	—	583,904	1,107,276	2,716,311
Payment for excise tax and gross up (5)	—	—	—	—	—	—	—
	$—	$2,716,311	$—	$—	$583,904	$1,107,276	$3,820,177

(1)
The above amounts do not include benefits owed the Named Executive Officers or their estates pursuant to the Company's broad based group disability insurance policies or group life insurance policy.  These benefits would be paid pursuant to these group polices which are provided to all employees of the Company.  Additionally, and also not included in the above amounts, the Named Executive Officers and certain other Leadership Team members also participate in a supplemental group disability policy which provides incremental coverage (i.e., "gap coverage") for these individuals over the broad-based group disability coverage maximums. For each of the Named Executive Officers, with respect to unvested, time-based restricted share awards reflected in the amounts noted above, the total includes the value of all of such unvested awards. For each of the Named Executive Officers, with respect to unvested, performance-based restricted shares issued in settlement of previously earned performance-based vesting restricted stock units but for which the applicable soundness threshold measurement date has not yet occurred, includes the value of all of such shares.  For each of the Named Executive Officers, with respect to performance-based vesting restricted stock units for which the performance period has been completed, but for which the related service period, if applicable, or soundness threshold measurement date has not occurred, includes the value of the performance-based vesting restricted share units earned for the completed performance period.  For each of the Named Executive Officers, with respect to the performance-based vesting restricted stock units for which the performance period has not been completed, includes the value of such units that may be earned.  In respect of those awards of performance-based vesting restricted stock units for which the performance period has not been completed, the amount of such units that shall vest upon the Named Executive Officer's death or disability would be determined by the Human Resources and Compensation Committee and would equal the greater of the target level payout and the amount that would have been expected to be earned based on the Company's performance through the date of the Named Executive Officer's death or disability.

(2)
For each of the Named Executive Officers, includes the value of performance-based vesting restricted share units at December 31, 2017 for awards granted in 2015, 2016 and 2017 at actual levels of payout for which the performance period and one-year service period has been completed. Upon termination in the applicable scenario, the associate is entitled to receive the number of units that they have earned for the performance periods that have been completed and for which the required service period has been satisfied. These units will be settled in shares of the Company's common stock only if the Company achieves the NPA ratio applicable to such awards at December 31, 2018 and 2019 in the case of the 2015 awards, at December 31, 2020 in the case of the 2016 awards and at December 31, 2021 in the case of the 2017 awards. For Messrs. McCabe and White, in the event that either of them terminates their

Pinnacle Financial Partners, Inc.                                    Page 55

employment without cause, they would instead receive the amount set forth in the retirement column as such termination would be treated as a retirement since they are each retirement age eligible.

(3)
For each of the Named Executive Officers, includes the value of performance-based vesting restricted share units at December 31, 2017 for awards granted in 2015, 2016 and 2017 at actual levels of payout for which the performance period has been completed.  Upon retirement from the Company after reaching age 65, eligible associates are entitled to receive the number of units that they would have earned but for the fact that they had not yet completed any required service period or that they would have earned for the performance period during which they retired based on the Company's performance for that period against the performance criteria established at grant date prorated for the number of days they were employed during the performance period. These units that are earned will be settled in shares of the Company's common stock only if the Company achieves the NPA ratio applicable to such awards at December 31, 2018 and 2019 in the case of the 2015 awards, at December 31, 2020 in the case of the 2016 awards and at December 31, 2021 in the case of the 2017 awards.

(4)
For the performance-based vesting restricted share units issued in 2015, 2016 and 2017, the amount that would vest upon a change in control would be determined by the Human Resources and Compensation Committee and would equal the greater of the target level payout and the amount that would have been expected to be earned based on the Company's performance through the date the Human Resources and Compensation Committee makes is determination. The amounts presented in the table reflect the maximum level payout.

(5)
In determining the anticipated payment due the executive for excise tax and gross up pursuant to a termination by the Company of the employee without cause or a termination by the employee for cause in each case, within twelve months following a change of control, the Company has included in the calculation the anticipated value of the immediate vesting of previously unvested restricted share awards and restricted stock unit awards (including performance-based vesting restricted stock unit awards) in addition to the cash payments and healthcare benefits noted above.  As a result, the Company has computed the 20% excise tax obligation owed by Messrs. Turner, McCabe, Queener, and Carpenter in the event of a change of control to be approximately $2,014,000, $1,889,000, $870,000, and $844,000, respectively.  As a result, the Company has assumed a combined personal income tax rate of 55% for each executive and has included the additional gross up amount which includes the anticipated excise tax obligation in the table above.  The Company has not anticipated such excise tax or gross up payments for other terminating events as payments for such matters are generally not subject to Section 280G of the Code.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information for the year ended December 31, 2017:

•
The median of the annual total compensation of all employees of our company (other than our CEO), was $64,943; and the annual total compensation of Mr. Turner, our President and Chief Executive Officer was $3,475,498.

•	Based on this information, for 2017, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all employees is 54 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•
As of December 31 2017, our employee population consisted of approximately 2,216 employees, including any full-time, part-time, temporary, or seasonal employees employed on that date. This total includes approximately 864 employees who joined our firm in June 2017 as a result of the BNC acquisition. For these employees we used the sum of the employee's W-2 compensation from BNC prior to the merger and the employee's W-2 compensation from Pinnacle Bank following the merger.

•
To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2017, but did not work for us the entire year, including the BNC employees. No full-time equivalent adjustments were made for part-time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $65,943. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table appearing on page 46 of this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x).

Pinnacle Financial Partners, Inc.                                    Page 56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 20, 2018, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons and the percentages are calculated based on shares outstanding as of February 20, 2018.

	Number of Shares Beneficially Owned
Name	Common Shares Beneficially Owned	Aggregate Stock Option Grants Exercisable within 60 days of February 20, 2018	Total	Percent of All Shares Owned
Board of Directors (1):
Abney S. Boxley, III (3)	57,017	—	57,017	[ ● ]
Charles E. Brock (4)	45,046	12,333	57,379	[ ● ]
Renda J. Burkhart	4,726	—	4,726	[ ● ]
Gregory L. Burns	33,098	—	33,098	[ ● ]
Richard D. Callicutt, II (5)	171,405	—	171,405	[ ● ]
Marty G. Dickens	20,062	—	20,062	[ ● ]
Thomas C. Farnsworth, III	19,623	—	19,623	[ ● ]
Joseph C. Galante	18,511	—	18,511	[ ● ]
Glenda Baskin Glover	5,804	—	5,804	[ ● ]
David B. Ingram (6)	177,198	—	177,198	[ ● ]
Ed C. Loughry, Jr.	136,916	—	136,916	[ ● ]
Robert A. McCabe, Jr. (2)	597,654	—	597,654	[ ● ]
Ronald L. Samuels	46,794	—	46,794	[ ● ]
Gary L. Scott	53,000	—	53,000	[ ● ]
Thomas R. Sloan (7)	156,260	—	156,260	[ ● ]
Reese L. Smith, III	63,023	—	63,023	[ ● ]
G. Kennedy Thompson (8)	662	—	662	[ ● ]
M. Terry Turner (2)	507,942	—	507,942	[ ● ]

Named Executive Officers (1):
Hugh M. Queener (2)	318,651	—	318,651	[ ● ]
Harold R. Carpenter (2)	145,695	—	145,695	[ ● ]
J. Harvey White	572,080	—	572,080	[ ● ]

All Directors and executive officers as a Group (21 persons)	3,151,167	12,333	3,163,500	[ ● ]

Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:
BlackRock, Inc. (9)
55 East 52nd Street
New York, NY 10055	6,050,010	—	6,050,010	[ ● ]

The Vanguard Group, Inc. (10)
100 Vanguard Blvd.
Malvern, PA 19355	6,072,771	—	6,072,771	[ ● ]
All Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:	12,122,781	—	12,122,781	[ ● ]

(1)
Except as otherwise indicated below, each person is the record owner of and has sole voting and investment power with respect to his or her shares.  Additionally, the address for each person listed is 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201.

(2)
As of February 15, 2018, the following individuals have pledged the following amounts of their Common Stock beneficially owned to secure lines of credit or other indebtedness: Mr. Turner - 144,647 shares; Mr. Queener - 47,500 shares; and Mr. Carpenter - 11,208 shares.

(3)	Includes 13,087 shares owned by Boxley Family LLC, of which Mr. Boxley is a member and 5,521 shares owned by Mr. Boxley's children.

(4)	Includes 8,910 shares owned by TNUTMA, of which Mr. Brock's wife is the custodian.

(5)	Includes 1,749 shares owned by Mr. Callicutt's wife.

(6)
Mr. Ingram disclaims beneficial ownership of 143,099 shares of Common Stock held in trusts for the benefit of his children for which trusts Mr. Ingram's spouse is the trustee and 2,000 shares owned by Mr. Ingram's wife.

(7)	Includes 44,862 shares owned by Sloan Capital Company, LLC of which Mr. Sloan is a member and 3,141 shares owned by Mr. Sloan's wife.

Pinnacle Financial Partners, Inc.                                    Page 57

(8)	Mr. Thompson is a Principal of Aquiline Capital Partners, LLC. Aquiline Capital Partners, LLC beneficially owned 2,555,594 shares as of February 20, 2018.

(9)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on January 29, 2018.

(10)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 9, 2018.

Stock Ownership Guidelines

All of the Company's directors are encouraged to maintain a meaningful personal ownership of Common Stock in excess of minimum guidelines established by the Company's Corporate Governance Guidelines.  Generally, the guidelines require that directors own shares with a value of approximately 300% of the average annual compensation paid to a Board member by the Company, provided that until such level is reached, the minimum level may be satisfied by the retention of ownership of all restricted shares granted that have vested, if any.  For purposes of these beneficial ownership requirements, the average closing price for the last 15 day trading days of the preceding calendar year are used to determine market value.  As of December 31, 2017 such market value per share was $66.79.  The minimum guidelines must be satisfied exclusive of shares pledged or held in margin accounts with outstanding margin debt.  All of the Company's directors are in compliance with the minimum ownership guidelines (including compliance exclusive of shares pledged).

The Board of Directors also expects the Chief Executive Officer and all other Named Executive Officers to maintain a meaningful personal ownership in the Company in the form of Common Stock.  The minimum Common Stock beneficial ownership levels for the Chief Executive Officer and the Chairman of the Board are a minimum of 400% of their annual cash salary in Company Common Stock.  For purposes of this measurement, the average closing price of the Company's Common Stock for the last 15 trading days of the previous calendar year is used to determine the market value of each executive's holdings.  Additionally, the Executive Committee established stock beneficial ownership levels of 300% of the annual cash salary for the Chief Administrative Officer; 200% of the annual cash salary for the Chief Financial Officer; and 150% of the annual cash salary for the Chief Credit Officer.  All Named Executive Officers currently exceed the applicable minimum level of beneficial ownership (including compliance exclusive of shares pledged).  Should an executive officer's ownership fall below the minimum beneficial ownership levels noted above, in order to transact an open market sale of their Company Common Stock, the officer would be required to seek the prior approval of the Board. All of the Company's executive officers are in compliance with the minimum ownership guidelines (including compliance exclusive of shares pledged).

Anti-Hedging Policy and Pledges of Shares of Common Stock

The Company has an anti-hedging policy that prohibits directors, officers or employees from engaging in short sales or hedging including purchases or sales of puts or calls, collars or other hedging on the Company's Common Stock, and such transactions violate its Insider Trading Policy and Code of Conduct. Directors and executive officers must certify compliance with the Insider Trading Policy and Code of Conduct annually.

The Company's Corporate Governance Guidelines also state that pledging of shares of Company Common Stock was disfavored and executive officers should seek to minimize the amount of stock pledged over time. As noted above, shares of Common Stock pledged are not counted toward compliance with stock ownership guidelines by our Named Executive Officers and directors.  The Nominating and Corporate Governance Committee takes into account compliance with the ownership guidelines in considering whether to re-nominate a director.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file.  To our knowledge, based solely on a review of the copies of these reports furnished to the Company during the year ended December 31, 2017, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of the persons who were directors or executive officers of the Company during 2017, complied with all applicable Section 16(a) filing requirements during 2017.

Pinnacle Financial Partners, Inc.                                    Page 58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has loan and deposit transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, and corporations, partnerships or other organizations in which the directors and officers have a controlling interest. All these transactions were entered into on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features to the Company or the Bank. None of such loans were disclosed as nonaccrual, past due, restructured or potential problems in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

At the time of the Company’s acquisition of BNC, BNC had a long-standing relationship with a professional recruiting firm that provided it with professional level searches. The Company continued the relationship following its acquisition of BNC. The owner of this recruiting firm is married to Richard D. Callicutt II, a director of the Company and the Company’s and the Banks’ Chairman of the Carolinas and Virginia. Since the completion of the BNC merger, the Company has paid $135,600 in fees to the recruiting firm. The Company’s Audit Committee has reviewed the historical compensation paid to this firm by the Company following consummation of the BNC merger and has engaged in discussions with management regarding the candidates presented by this firm and hired by Pinnacle Bank and the fees paid to this firm in relation to fees paid to other similar search firms with whom the Company has worked. The Audit Committee has approved the continuation of the Company’s relationship with the recruiting service.

Pinnacle Financial Partners, Inc.                                    Page 59

Pursuant to the Audit Committee Charter, the Audit Committee of the Board is responsible for reviewing and approving any transaction required to be described in this proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined under the Nasdaq Listing Rules and the rules and regulations of the Securities and Exchange Commission, including Rule 10A-3 promulgated under the Exchange Act. The Audit Committee's responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed the audited financial statements for fiscal year 2017 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements, the clarity of disclosures in the financial statements, the analysis of financial condition and results of operations, and the effectiveness of internal controls over financial reporting.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has reviewed with Crowe Horwath LLP, the Company’s current independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the Crowe Horwath LLP's communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath LLP their independence in relation to the Company The Audit Committee also considered whether Crowe Horwath LLP’s provision of non-audit services to the Company is compatible with Crowe Horwath LLP’s independence, and has concluded that such provision of services is compatible with Crowe Horwath LLP’s independence.

The Audit Committee discussed with the Company’s internal auditors and Crowe Horwath LLP the overall scope and plans for their respective audits. The Committee met with the internal auditors and Crowe Horwath LLP, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and Crowe Horwath LLP the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and Crowe Horwath LLP have unrestricted access to the Audit Committee. The Audit Committee held eight meetings during fiscal year 2017.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Gregory L. Burns, Chairman
Joseph Galante, Member
Glenda Baskin Glover, Member
David Ingram, Member
Thomas R. Sloan, Member
G. Kennedy Thompson, Member

Pinnacle Financial Partners, Inc.                                    Page 60

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of the Company engaged Crowe Horwath LLP ("Crowe") to serve as the Company's independent registered public accounting firm for the Company for the year ended December 31, 2017 and 2016.

Audit Fees.  During the years ended December 31, 2017 and 2016, the Company incurred the following fees for services performed by the independent registered public accounting firm:

	2017	2016
Audit Fees (1)	$1,845,000	$860,000
Audit-Related Fees (2)	99,917	23,883
Tax Fees	315,815	288,775
All Other Fees	—	—
Total Fees	$2,260,732	$1,172,658

(1)
Includes fees related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, report on internal control over financial reporting, and required statutory filings. These fees also include fees for services in conjunction with our acquisitions and in connection with our public offering of common stock completed in January 2017.

(2)	Represents out-of-pocket fees reimbursed to Crowe.

The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services performed by the Company's independent registered public accounting firm for the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Crowe during fiscal years 2017 and 2016, respectively, prior to performing such services.

The Audit Committee completed a review of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. As a result of this review, on February 29, 2016, the Audit Committee notified KPMG of its decision to dismiss KPMG as the Company's independent registered public accounting firm, effective as of February 29, 2016. On February 29, 2016, based upon the recommendation and approval of the Audit Committee, the Company retained Crowe Horwath LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016.

Neither of KPMG's audit reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 contained an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles. Neither of KPMG's audit reports on the effectiveness of internal control over financial reporting as of December 31, 2015 and 2014 contained an adverse opinion or disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 2015 and 2014, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter in connection with its reports on the Company's consolidated financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company's fiscal years ended December 31, 2015 and 2014, neither the Company, nor any party on behalf of the Company, consulted with Crowe with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company and none was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, respectively.

OTHER MATTERS

The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

Pinnacle Financial Partners, Inc.                                    Page 61

If you cannot be present in person, you are requested to vote and submit your proxy promptly. You may vote by toll-free telephone, by the Internet or, if you requested printed materials, by completing, dating, signing and returning the accompanying proxy card promptly in the envelope provided. No postage is required if mailed in the United States.

GENERAL INFORMATION

Annual Report.  The Company's 2017 Annual Report being made available to shareholders with this proxy statement.  The Annual Report is not a part of the proxy solicitation materials.

Additional Information.  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn:  Chief Financial Officer, 150 Third Avenue South, Suite 900, Nashville, Tennessee  37201.  Also, the Company's Annual Report on Form 10-K and all quarterly reports on Form 10-Q for the year ended December 31, 2017 can also be accessed via the "Investor Relations" section of the Company's website located at www.pnfp.com.

By Order of the Board of Directors,

Hugh M. Queener
Corporate Secretary
March [ ● ], 2018

Pinnacle Financial Partners, Inc.                                    Page 62

Appendix A

ARTICLES OF AMENDMENT TO
THE AMENDED AND RESTATED CHARTER OF
PINNACLE FINANCIAL PARTNERS, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Charter (the “Charter”):

1.    The name of the corporation is Pinnacle Financial Partners, Inc. (the “Corporation”).

2.    Paragraph (a) of “Article 2. Capital Stock” of the Charter is hereby deleted in its entirety and replaced with the following:

“Article 2. Capital Stock

(a)     The total number of shares of capital stock which the Corporation is authorized to issue is one hundred ninety million (190,000,000) shares, divided into one hundred eighty million (180,000,000) shares of common stock, $1.00 par value (the “Common Stock”), and ten million (10,000,000) shares of preferred stock no par value (the “Preferred Stock”).”

3.    These Articles of Amendment to the Charter were duly adopted by the Board of Directors of the Corporation on January 16, 2018 and by the requisite vote of the shareholders of the Corporation on April 17, 2018.

4.    These Articles of Amendment shall be effective when filed with the Tennessee Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this ____ day of April, 2018.

PINNACLE FINANCIAL PARTNERS, INC.

By:__________________________________
Name: Harold R. Carpenter
Title: Executive Vice President and Chief Financial Officer

Pinnacle Financial Partners, Inc.                                    A - 1

Appendix B

PINNACLE FINANCIAL PARTNERS, INC.

2018 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

This plan shall be known as the "Pinnacle Financial Partners, Inc. 2018 Omnibus Equity Incentive Plan" (the "Plan"). The purpose of the Plan is to promote the interests of Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), and its shareholders by (i) attracting and retaining Associates and Directors of the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company or its Subsidiaries own at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) "ASSOCIATE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(c) "AWARD" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Unit Award, Performance Share Award, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(d) "BANK" shall mean Pinnacle Bank.

(e) "AWARD AGREEMENT" shall mean any agreement, contract or other instrument or document evidencing any Award, which may be in writing or via an electronic mail or web-based transmission or portal, and which may, but need not, be executed or acknowledged by the applicable Participant.

(f) "BOARD" shall mean the board of directors of the Company.

(g) "CAUSE" shall have the same meaning as provided in any employment agreement between the Participant and the Company or any Affiliate on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" shall mean conduct amounting to (1) fraud or dishonesty against the Company or any Affiliate; (2) the Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board or knowing violation of law in the course of performance of the duties of Participant's service with the Company or any Affiliate; (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company's or any Affiliate's premises during regular business hours; (5) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or any Affiliate are party.

(h) "CHANGE IN CONTROL" shall mean any one of the following events which may occur after the date the Award is granted:

(1) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds

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with power to vote forty percent (40%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

(2) within any twelve-month period the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(3) a reorganization, merger or consolidation, with respect to which persons who were the shareholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

(4) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, solely for purposes of determining the timing of any payment pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(i) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j) "COMMITTEE" shall mean a committee of the Board composed solely of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder.

(k) "DIRECTOR" shall mean a member of the Board.

(l) "DISABILITY" shall the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or any Affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

(m) “EFFECTIVE DATE” shall have the meaning given thereto in Section 16.1 of this Plan.

(n)                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market's National Market System, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(p) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

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(q) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(r) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an Associate of the Company or any Subsidiary or Affiliate.

(s) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(u) "OTHER STOCK-BASED AWARD" shall mean any Award granted under Sections 9 or 10 of the Plan.

(v) "OUTSIDE DIRECTOR" means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(w) "PARTICIPANT" shall mean any Associate, Director or other person who receives an Award under the Plan.

(x) "PERFORMANCE AWARD" shall mean any Award granted under Section 8 of the Plan.

(y) "PERFORMANCE SHARE" shall mean any Share granted under Section 8 of the Plan.

(z) "PERFORMANCE UNIT" shall mean a right to receive a designated dollar value or number of shares which is contingent on the achievement of certain performance goals during a specified performance period each as set forth in an Award Agreement.

(aa) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb) "RESTRICTED SHARE" shall mean any Share granted under Sections 7 or 10 of the Plan.

(cc) "RESTRICTED SHARE UNIT" shall mean any unit granted under Sections 7 or 10 of the Plan.

(dd) "RETIREMENT" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

(ee) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

(ff) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(gg) "SHARES" shall mean shares of the common stock, $0.01 par value, of the Company.

(hh) "STOCK APPRECIATION RIGHT” or “SAR" shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount, in cash or Shares (or a combination thereof), determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant.

(ii) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(jj) "SUBSTITUTE AWARDS" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired (directly or indirectly) by the Company or with which the Company combines or any Subsidiary of such Person.

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(kk) "TANDEM SAR" shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(ll) "TERMINATION OF SERVICE" shall mean the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and any Subsidiary or Affiliate of the Company, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause. Unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a “Termination of Service” shall have occurred only if the event constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the U.S. Treasury Regulations.

SECTION 3. ADMINISTRATION

3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. Notwithstanding the provisions of Section 6.2 hereof and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price or Grant Price, as applicable, of such Options or SARs, or (ii) cancel such Options or SARs in exchange for cash, other Awards, Options or SARs with a lower Option Price or Grant Price, as applicable, than the cancelled Options or SARs.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such section.

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3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS

4.1 Shares Available.

(a)Subject to the remaining provisions of this Section 4.1 and the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be 1,669,883 (of which, not more than 1,250,000 Shares shall be eligible to be subject to Incentive Stock Options), which includes 1,200,000 newly authorized shares and 469,883 shares which were authorized to be issued under the Pinnacle Financial Partners, Inc. 2014 Amended and Restated Equity Incentive Plan (the "2014 Plan") but were not issued under the 2014 Plan as of February 19, 2018. After the Effective Date set forth in Section 16.1, no new awards will be made under the 2014 Plan.

(b)Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the Share Reserve shall be (i) decreased by the number of Shares issued under the 2014 Plan between February 19, 2018 and the Effective Date (as set forth in Section 16.1) and (ii) increased by the number of Shares with respect to which Options or other Awards were granted under the 2014 Plan but which, after February 19, 2018, terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 2014 Plan (including in connection with the payout of any withholding taxes associated with the vesting or settlement of awards granted under the 2014 Plan).

(c)If, after the Effective Date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d)Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Associates or Directors prior to such acquisition or combination.

4.2 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares then the Committee shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 409A and 422 of the Code and the regulations thereunder)): (i) adjust (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) provide

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for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5. ELIGIBILITY

Any Associate or Director shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares, if any, subject to each Award, the Option Price of an Option or the price at which an SAR shall be granted (the "Grant Price") and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Associate during any calendar year (under all plans of the Company described in subsection (d) of Section 422 of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted, which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option.

The Committee in its sole discretion shall establish the Grant Price at the time each SAR is granted, which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards, the Grant Price of an SAR may not be less than 100% of the Fair Market Value of the Shares with respect to which the SAR is granted on the date of grant of such SAR.

6.3 Term. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Subject to the following sentence, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted. An Award Agreement may provide, or be amended to provide, that the period of time over which an Option or SAR, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Option or SAR may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or

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advisable. The exercise of any Option granted hereunder shall be effective only at such time as the purchase of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option, or SAR exercisable for Shares, may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price, in the case of an Option, for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

(d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares.

Subject to applicable securities laws and at the sole discretion of the Company (which may be granted or retracted at any time), an Option may also be exercised (i) by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (ii) by the Company withholding from the Participant sufficient Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of such underlying Award and any applicable withholding taxes. Until the Participant has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

(e) A SAR may be exercised in whole or in part at any time after such SAR has become exercisable in accordance with the terms of the applicable Award Agreement; provided, however, that no partial exercise of a SAR exercisable for cash shall result in the cash payment to the Participant of less than $250. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 6.4(c) or 6.4(f) hereof, as the case may be.

(f) The exercise of a SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount determined by the Committee and as set forth in an Award Agreement. Unless otherwise determined by the Committee and set forth in an Award Agreement, the exercise of a SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount equal to the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the Grant Price of the SAR as reflected in the applicable Award Agreement. All payments under this Section 6.4(f) shall be made as soon as practicable, but in no event later than ten (10) business days, after the effective date of the exercise of the SAR.

(g) Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price (or Grant Price, if applicable) per Share, the Participant has not exercised the Award and the Award has not expired, the Award shall be deemed to have been exercised by the Participant on such day with any Option payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or SAR was deemed exercised, less the number of Shares required to be withheld for the payment of the total Option Price and required withholding taxes.

(h) A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or any Subsidiary or Affiliate (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such Participant pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the

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Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company or a Subsidiary or Affiliate in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions, including any of those identified in Section 11, that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards

7.2 Delivery of Shares and Transfer Restrictions. A Restricted Share Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Shares. The grantee shall have such rights with respect to the Restricted Shares as the Committee may determine in its discretion, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) the Committee shall determine whether and under what conditions during the restricted period the grantee shall have the right to vote such shares or to receive dividends, or whether such dividends on Restricted Shares shall be held in escrow; and (iv) except as determined by the Committee at or after grant, all of the Shares (and any escrowed dividends) shall be forfeited and all rights of the grantee to such shares (and any escrowed dividends) shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share award are met. Any share, any other securities of the Company and any other property (except for cash dividends, which shall be subject to such restrictions as the Committee may determine in its discretion) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. Notwithstanding the foregoing, upon a Termination of Service the Company will recoup, recapture, recover or set off (out of amounts otherwise payable or paid to a grantee) or otherwise require the repayment of the amount of all dividends previously paid to such grantee on Restricted Shares forfeited upon such Termination of Service.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be, or the appropriate book-entry registration shall be made. Except as otherwise determined by the Committee at or after grant, (i) Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of and (ii) all Restricted Shares and all rights of the grantee to such Restricted Shares shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Award are met.

Pinnacle Financial Partners, Inc.                                    B - 8

7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. In addition to the provisions of Section 15.2, the Committee may determine in its discretion that a Participant shall be credited with dividend equivalents on any Restricted Share Units issued to a Participant at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents, if any, shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Share Units then issued to the Participant for which the Committee has determined the Participant should receive such dividend equivalents. Any such dividend equivalents, if any, shall be credited to the Participant’s account as of the date on which such dividend would have been payable and may, in the Committee’s discretion, be converted into additional Restricted Share Units based upon the Fair Market Value of a Share on the date of such crediting. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both as determined by the Committee. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Accordingly, prior to the distribution thereof, any dividend equivalents not yet paid to a Participant shall be subject to the same conditions and restrictions as the Restricted Share Units on which the dividend equivalents have been credited and in the event that dividend equivalents are credited on Restricted Share Units that a Participant subsequently forfeits, the dividend equivalents on such Restricted Share Units shall also be forfeited. Except as otherwise determined by the Committee at or after grant, (i) Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of and (ii) all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8. PERFORMANCE AWARDS

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance Awards shall include, but are not limited to, Performance Shares and Performance Units.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

8.4 Performance Shares.

(a) Associates and Directors shall be eligible to receive Performance Share Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Share Awards shall be granted, the number of Performance Shares to be granted to each Participant, the performance targets and goals to be satisfied, the duration of the period during which, and the conditions under which, the Performance Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Performance Share Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Performance Share Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Performance Share Award.

8.5 Performance Units. Associates and Directors shall be eligible to receive Performance Unit Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom

Pinnacle Financial Partners, Inc.                                    B - 9

Performance Units shall be granted. Performance Units shall consist of a right that is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Unit Award. The Performance Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan. The applicable Award Agreement shall set forth (i) the dollar value of Performance Units granted to the Participant; (ii) the performance period and performance goals with respect to each such Award; and (iii) any other terms and conditions as the Committee determines in its sole and absolute discretion.

SECTION 9. OTHER STOCK-BASED AWARDS

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 or 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

10.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7, 8 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3 Notwithstanding anything in this Plan to the contrary, the maximum number of Shares subject to Awards granted during a calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during such calendar year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with Section 15.2 on certain Awards).

SECTION 11. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

11.1 The Committee may grant Performance Awards to Participants based upon the attainment of performance targets related to one or more performance goals selected by the Committee including from among the goals specified below:

(a) earnings or book value per Share;

(b) net income;

(c) return on equity, assets, capital, capital employed or investment, including after excluding the effects of intangible assets;

(d) earnings before interest, taxes, depreciation and/or amortization;

(e) operating income or profit;

Pinnacle Financial Partners, Inc.                                    B - 10

(f) operating efficiencies;

(g) asset quality ratios such as the ratio of criticized/classified assets to capital, the ratio of classified assets to capital and the allowance for loan losses, the ratio of nonperforming loans and/or past due loans greater than 90 days and non-accrual loans to total loans, the ratio of non-accrual loans to total loans, the ratio of net charge-offs to average loans, the ratio of non-performing assets to total loans plus other real estate owned or the ratio of nonperforming assets and potential problem loans to Tier 1 risk-based capital plus the allowance for loan losses, or other similar asset quality measures;

(h) allowance for loan losses;

(i) net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends;

(j) cash flow(s);

(k) total revenues or revenues per employee or per share of capital stock;

(l) stock price or total shareholder return;

(m) growth in deposits;

(n) dividends; or

(o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Affiliates operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may provide for the exclusion of charges or revenue related to events or occurrences which the Committee determines should appropriately be excluded, including (a) restructurings, mergers and acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (d) such other similar matters as may be determined by the Committee. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Performance Awards, including Performance Share Awards and Performance Unit Awards.

SECTION 12. TERMINATION OF EMPLOYMENT

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13. CHANGE IN CONTROL

Upon a Change in Control (but only if and to the extent so determined by the Committee at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination)), all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

SECTION 14. AMENDMENT AND TERMINATION; RECOUPMENT

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore

Pinnacle Financial Partners, Inc.                                    B - 11

granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.4 Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory recoupment by the Participant to the Company (i) to the extent set forth in any Award Agreement or (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

SECTION 15. GENERAL PROVISIONS

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, "Permitted Transferee" means the Participant's Immediate Family, a Permitted Trust or a partnership (or other entity) of which the Participant's Immediate Family constitute substantially all of the partners or members, other than charitable and other organizations described in Section 501(c)(3) of the Code. For purposes of this Plan, "Immediate Family" means the Participant's children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law.

For purposes of this Plan, a "Permitted Trust" means a trust solely for the benefit of the Participant, the Participant's Immediate Family or one or more charitable or other organizations described in Section 501(c)(3) of the Code.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, be placed into escrow, with or without interest, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award; provided, that no dividends or dividend equivalents shall be paid with respect to Options or SARs except in connection with an adjustment pursuant to Section 4.2 hereof. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other

Pinnacle Financial Partners, Inc.                                    B - 12

securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Taxes, if withheld, will be withheld at no more than the maximum statutory rate or such other rate as would be required to avoid adverse accounting treatment to the Company. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.9 Compliance with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s Termination of Service. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

Pinnacle Financial Partners, Inc.                                    B - 13

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16. TERM OF THE PLAN

16.1 Effective Date. The Plan shall be effective as of April 17, 2018 provided it has been approved by the Board and by the Company's shareholders.

16.2 Expiration Date. No new Awards shall be granted under the Plan after April 17, 2028. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after April 17, 2028.

PINNACLE FINANCIAL PARTNERS, INC.

By:
Name: M. Terry Turner
Title: President and Chief Executive Officer

Pinnacle Financial Partners, Inc.                                    B - 14

PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 2018

The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Pinnacle Financial Partners, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the  2018 Annual Meeting of Shareholders to be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee  37201 and at any adjournments of the annual meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the 2018 Annual Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT
THE SHAREHOLDERS VOTE “FOR” PROPOSALS 1 THROUGH 5.

PROPOSAL #1: To elect seventeen persons to serve as directors, for a term of one year and until the due election and qualification of their successors:

Abney S. Boxley, III	Charles E. Brock	Renda J. Burkhart
Gregory L. Burns	Richard D. Callicutt, II	Marty G. Dickens
Thomas C. Farnsworth, III	Joseph C. Galante	Glenda Baskin Glover
David B. Ingram	Robert A. McCabe, Jr.	Ronald L. Samuels
Gary L. Scott	Reese L. Smith, III	Thomas R. Sloan
G. Kennedy Thompson	M. Terry Turner

[ ] FOR all	[ ] AGAINST all	[ ] FOR ALL EXCEPT

INSTRUCTION:  To vote "Against" any individual nominee, mark "For All Except" above, and write the names of the nominees for which you do NOT wish to vote FOR in the space below.

PROPOSAL #2:  To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL #3:   To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the annual meeting of shareholders:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL #4:   To approve an amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of the Company’s capital stock from 100,000,000 to 190,000,000, 180,000,000 of which shall be common stock and 10,000,000 shall be preferred stock:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL #5:   To approve the Company’s 2018 Omnibus Equity Incentive Plan:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
* * * * * * * *
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR PROPOSALS #1, #2, #3, #4 AND #5

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

_____________________________	_____________________________	Date: ______________, 2018
Signature of Shareholder(s)	Signature of Shareholder(s)
_____________________________	_____________________________
Please print name of Shareholder(s)	Please print name of Shareholder(s)